Exhibit 10.1

Execution Copy

PURCHASE AND SALE AGREEMENT
between
SP6 SAN JOSE HOTEL OWNER, LLC,
and
SP6 SAN JOSE HOTEL LESSEE, LLC,
collectively,
Seller,
and
CWI 2 SAN JOSE HOTEL, LP,
Purchaser

Dated as of: May 13, 2016

Property:
San Jose Marriott
301 South Market Street
San Jose, California 95113

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Execution Copy

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SCHEDULES:
SCHEDULE A	Description of the Land
SCHEDULE B	Contracts
SCHEDULE C	Permitted Exceptions
SCHEDULE D	Collective Bargaining Agreements
SCHEDULE E	Exceptions to Seller’s Warranties (Liens, Pending Litigation, Governmental Violations, Delinquent Taxes, Special Assessments, Tax Abatement Proceedings).
SCHEDULE F	Space Leases
SCHEDULE G	NOI Review Materials
SCHEDULE H	Audit Checklist
SCHEDULE I	Audit Representation Letter
SCHEDULE J˙	List of Property Projects/Capital Commitments
SCHEDULE K	List of Vouchers
SCHEDULE L	Account Balances (April 30, 2016)

EXHIBITS:
EXHIBIT A	Escrow Provisions
EXHIBIT B	Grant Deed (Form)
EXHIBIT C	Bill of Sale (Form)
EXHIBIT D	Assignment and Assumption of Assumed Contracts (Form)
EXHIBIT E	Assignment and Assumption of Hotel Management Agreement (Form)
EXHIBIT F	General Assignment and Assumption (Form)
EXHIBIT G	FIRPTA Affidavit (Form)
EXHIBIT H	Tenant Notice Letter (Form)
EXHIBIT I-1	Form of Marriott Estoppel
EXHIBIT I-2	Form of City Estoppel
EXHIBIT I-3	Form of Successor Redevelopment Agency Estoppel
EXHIBIT I-4	Form of Mina Group Estoppel
EXHIBIT J	Amendment to Hotel Management Agreement (Form)

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Execution Copy

INDEX OF DEFINITIONS
Defined Term

Account Funds	1.01(i)
Accrued Vacation Pay	4.05(a)
Act	2.04
Additional Deposit	5.01(d)
Adjustment Time	6.01
Affiliate	1.01(c)
Agreement	Exhibit E, Preamble
Allocation	1.02(b)
AS IS	3.04(b)
Asbestos	3.04(d)
Assignable Management Agreement	Exhibit I-1
Assignee	Exhibit F, Exhibit E, Exhibit D
Assignment	Exhibit F, Exhibit D
Assignment and Assumption of Assumed Contracts	5.04(c)
Assignment and Assumption of Hotel Management Agreement	5.04(d)
Assignor	Exhibit F, Exhibit E, Exhibit D
Assumed Contracts and Bookings	Exhibit D
Audit Representation Letter	2.05
Bill of Sale	Exhibit C, 5.04(b)
Bookings	1.01(h)
Broker	8.01(a)
Business Day	11.21
California Plant Closing Law	4.05(c)(i)
Cash on Hand	1.01(i)
CBA	Schedule D
Certificate	Exhibit I-3, Exhibit I-2
City	Exhibit I-3, Exhibit I-2
City Estoppel	5.03(e)
Closing	5.01(a)
Closing Date	5.01(a)
Closing Documents	5.05
Closing Statement	5.04(l)
Code	1.02(b)
Collective Bargaining Agreement	3.01(i)

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Commitment	2.02(a)
Compensation	4.05(a)
Consulting Agreement	Exhibit I-4
Contracts	1.01(f)
Control	1.01(c)
Declaration	Exhibit I-3
Deductible	3.03(b)
Deposit	1.02(a)
Developer	Exhibit I-3, Exhibit I-2
Disclosure Statement	2.04
Dissolution Legislation	Exhibit I-3
Effective Date	Exhibit E, Preamble
Employee Benefit Plan	4.05(a)
Environmental Laws	3.04(d)
ERISA	4.05(a)
Escrow Agent	1.02(a)
Escrow Deposits	Exhibit A
Escrow Provisions	1.02(a)
Exceptions	2.02(b)
Excluded Claims	1.01(e)
Executive Order	3.01(g)
FAS	1.01(c)
Fee Owner	Exhibit F, Exhibit E, Exhibit D
Fee Premises	Exhibit I-2
Fee Seller	Preamble
First Deposit	1.02(a)
GAAP	2.05
General Assignment and Assumption	5.04(e)
General Property	Exhibit F
Government List	3.01(g)
Grant Deed	Exhibit I-3, 5.04(a)
Grantee	Exhibit B
Grantor	Exhibit B
Hazardous Materials	3.04(d)
Hotel	Exhibit I-1, Recitals
Hotel Management Agreement	Schedule B
Hotel Manager	Schedule B
Hotel Room Revenues	6.02(b)
Improvements	1.01(b)
Inspection Period	2.03(a)

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Inspection Termination Notice	2.03(e)
Intangibles	1.01(e)
Inventory	1.01(d)
Land	Recitals
Leased Premises	Exhibit I-2
Liabilities	4.05(c)(i)
Management Agreement	Exhibit E
Manager	Exhibit I-1, Exhibit E
Manager Agreement	Exhibit I-1
Marriott Easement	Exhibit I-3, Exhibit I-2
Marriott Estoppel	5.03(e)
Master Lease	Recitals
Mina Estoppel	5.03(e)
Mina Group	Exhibit I-4
Natural Hazard Area	2.04
New Owner	Exhibit H
NOI Review Materials	1.01(i)(i)
Operating Facility	6.02(a)
Original Owner	Schedule B
Owner Agreement	Recitals
PCBs	3.04(d)
Permits	1.01(e)
Permitted Assignee	11.01
Permitted Exceptions	2.01
Person	1.01(c)
Personal Property	1.01(c)
PPA	Exhibit I-2
Preliminary Closing Statement	6.01
Premises	Exhibit I-3, Exhibit I-2
Present Standards	4.01(a)
Proceedings	11.11
Project Documents	Exhibit I-3
Property	Exhibit H, Exhibit B, 1.01
Protected Information	1.01(i)(i)
Purchase and Sale Agreement	Exhibit F, Exhibit D
Purchase Price	1.02(a)
Purchased Voucher	6.02(b)
Purchaser	Exhibit I-3, Exhibit I-2, Exhibit C, Preamble
Purchaser Closing Documents	5.05
Purchaser’s Representatives	2.03(a)

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Purchaser’s Update Certificate	5.05(d)
RDA Estoppel	5.03(e)
REA	Exhibit I-3, Exhibit I-2
Real Property	Exhibit C, 1.01(b)
Redevelopment Agency	Exhibit I-3, Exhibit I-2
Rents	6.02(k)
Report	2.04
Reporting Requirements	Exhibit A
Restaurant Manager	5.03(e)
Retained Liabilities	1.01(i)(iii)
Sale Agreement	Exhibit C
Second Deposit	1.02(a)
Seller	Exhibit I-3, Exhibit I-2, Exhibit G, Exhibit C, Preamble
Seller Closing Documents	5.04
Seller Encumbrances	2.02(b)
Seller Misrepresentation	3.03(b)
Seller Related Parties	2.03(d)
Seller’s Update Certificate	5.04(f)
Space Lease	Schedule B
Space Leases	Schedule B
Successor Agency	Exhibit I-3
Successor Owner	Schedule B
Survey	2.02(a)
Title Insurer	2.02(a)
Title Notice	2.02(a)
Title Policy	6.06
trade payables	6.03
TRS Seller	Preamble
Uniform System of Accounts	1.01(c)
Union	Schedule D
Unpaid Voucher	6.02(b)
Update	2.02(a)
Vouchers	1.01(h)
Walton	Exhibit I-3, Exhibit I-2
WARN Act	4.05(c)(i)
WHERE IS	3.04(b)
WITH ALL FAULTS	3.04(b)

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Execution Copy

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), made as of May 13, 2016 (the “Effective Date”), by and among SP6 SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company, having an address at 515 S. Flower Street, Suite 3100, Los Angeles, California 90071 (“Fee Seller”), and SP6 SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company, having an address at 515 S. Flower Street, Suite 3100, Los Angeles, California 90071 (“TRS Seller”; TRS Seller and Fee Seller, each, a “Seller” and, collectively, “Seller”), and CWI 2 SAN JOSE HOTEL, LP, a Delaware limited partnership, having an address at 272 East Deerpath Road, Suite 320, Lake Forest, Illinois 60045 (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Fee Seller is the owner of the fee estate in and to the parcel of land more particularly described in Schedule A annexed hereto (together with the items listed in Section 1.01(a)(ii) below, the “Land”);
WHEREAS, the Land is improved with a hotel currently commonly known as the San Jose Marriott (collectively, the “Hotel”);
WHEREAS, Fee Seller, as landlord, leases the Land and Hotel to TRS Seller, as tenant, pursuant to a Lease dated as of May 9, 2013 (the “Master Lease”);
WHEREAS, TRS Seller is the owner of certain personal property and other rights and interests related to the Hotel and is a party to the Hotel Management Agreement (as defined below) with Hotel Manager (as defined below);
WHEREAS, Fee Seller, TRS Seller and Hotel Manager entered into an Owner Agreement dated as of May 9, 2013 (the “Owner Agreement”) in connection with Fee Seller’s acquisition of the Land and Hotel and TRS Seller’s acquisition of certain personal property and other rights and interests related to the Hotel;
WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, Seller’s interest in the Land, the Hotel, and the personal property and other rights and interests related thereto that, together, comprise the Property, on and subject to the terms and conditions hereinafter set forth;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter, intending to be legally bound, and subject to the terms and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:

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ARTICLE I

PROPERTY DESCRIPTION; PURCHASE PRICE.
SECTION 1.01    Property Description. Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, for the consideration specified herein and on and subject to the terms and conditions hereof, all of Seller’s right, title and interest in and to the following assets (the following assets, collectively, the “Property”):
(a)    (i) the fee estate in and to the Land and (ii) all and singular the benefits, easements, rights of way, privileges, servitudes, tenements, hereditaments, appurtenances and other rights of Seller pertaining to the Land, including, without limitation, any right, title and interest of Seller in and to any land lying in the bed of any street, road or avenue, open or proposed, public or private, in front of or adjoining the Land, to the center line thereof;
(b)    the Hotel and all other buildings, structures, fixtures, walls, fences, landscaping and other improvements situated on or affixed or appurtenant to the Land (including, without limitation, all access ways, kitchen and support systems and facilities, laundry systems and facilities, meeting and conference rooms, recreational amenities, office facilities, drainage systems and facilities, air ventilation and filtering systems and facilities, utility systems and facilities and connections for sanitary sewer, water, electricity, telephone, and cable television, natural gas and other utilities) (collectively, the “Improvements” ; the Land and the Improvements hereinafter collectively referred to as the “Real Property”));
(c)    all tangible personal property upon the Land or within the Improvements or used in connection therewith, including specifically, without limitation, all items included within the definition of “Furnishings and Equipment” under the Uniform System of Accounts (as defined below), appliances, furniture, furnishings, equipment and machines (including, without limitation, kitchen, food and beverage service, cleaning service, laundry, office, telephone, telex and other telecommunication, cable and satellite television and computer equipment and machines), vehicles, devices, tools, carpeting, draperies, curtains and other floor, window and wall coverings, lighting fixtures, decorations, artwork, FAS, signs and signage and other items of personal property used in connection with the ownership, possession, occupancy, use or operation of the Land and Improvements, together with any additions thereto prior to the Closing and subject to depletion, resupply, substitution, replacement and disposition in the ordinary course of business, but specifically excluding (A) any and all property of tenants under Space Leases (as defined below), concessionaires and Hotel guests, (B) any and all property of parties providing services or equipment under the Contracts, (C) any and all cash and/or deposit accounts (which are expressly addressed in Section 1.01(i) to the extent intended to be included in the Property), (D) any and all property of Hotel Manager and its Affiliates and (E) any and all property constituting Inventory (which is expressly addressed in Section 1.01(d) to the extent intended to be included in the Property) (the items of personal property described in this Section 1.01(c), excluding the items set forth in clauses (A) though (E), are herein referred to, collectively, as the “Personal Property”); as used herein, (i) the term “FAS” means all items

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included within the definition of “Operating Equipment” under the Uniform System of Accounts, including, without limitation, china, glassware, blankets, linens, tableware and utensils, uniforms and similar items, whether used in connection with public space or guest rooms or any other areas within the Hotel or on the Land, (ii) the term “Uniform System of Accounts” means, at any time, the most recent edition of the Uniform System of Accounts for the Lodging Industry, as adopted by the American Hotel and Motel Association, (iii) the term “Affiliate” means, with respect to any Person, any Person Controlling, Controlled by, or under common Control with such Person, (iv) the term “Control” (and any form thereof, such as “Controlled” or “Controlling”) means with respect to any Person the possession directly or indirectly, through one or more intermediaries, of the power to (x) to vote more than fifty percent (50%) of the voting stock of such Person or (y) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, membership interests, partnership interests, by contract or otherwise, and (v) the term “Person” means any individual, firm, corporation, general or limited partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, trust, governmental agency or instrumentality, or other entity of any kind, or any combination of the foregoing;
(d)    all the stock in trade of the Hotel owned by Seller, including both operating inventories and consumable inventories, including, without limitation, all (i) inventory held for sale to Hotel guests and others in the ordinary course of business, (ii) maintenance and housekeeping supplies, including soap and cleaning materials, (iii) fuel and materials, stationery and printing items and supplies, (iv) provisions in store rooms, refrigerators, pantries, and kitchens and beverages in wine cellars and bars, (v) other consumable supplies of all kinds and (vi) any other item included within the meaning of “Inventory” under the Uniform System of Accounts, whether opened, unopened, used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Land, the Improvements or the Personal Property, together with any additions thereto prior to Closing and subject to depletion, resupply, substitution, replacement and disposition in the ordinary course of business (collectively, the “Inventory”);
(e)    to the extent assignable or transferable, (i) all existing warranties and guaranties issued or assigned to Seller in connection with the Improvements, the Personal Property or the Inventory, if any, (ii) all intellectual property (including, without limitation, names, marks, copyrights, logos, designs, domain names, websites, know-how, computer software, operating systems and databases (including disks and other storage medium with respect thereto) and related rights and documentation) of Seller used in the operation or ownership of the Land, the Improvements, the Personal Property or the Inventory or any part thereof, if any, (iii) all Permits, licenses, franchises and any other approvals and authorizations granted by any public body (or by any private party pursuant to a recorded instrument), and all applications therefor, used in or relating to the ownership, possession, occupancy, use or operation of the Land, the Improvements, the Personal Property or the Inventory or any part thereof, (iv) all architectural, engineering or other plans (including, without limitation, “as-built” plans), drawings and specifications, operating and maintenance manuals and records, ledgers, budgets and other accounting and business records and books, correspondence, hotel guest and mailing lists, guest histories and other marketing records and information, reservation lists and

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other records and documents (in each case, whether stored in paper form, on computer hard drive or disk, CD Rom, DVD or other storage medium) used in or relating to the ownership, possession, occupancy, use or operation of the Land, the Improvements, the Personal Property or the Inventory or any part thereof, (v) all telephone, telex and other telecommunication numbers and post office boxes, if any, used in or relating to the ownership, possession, occupancy, use or operation of the Land, the Improvements, the Personal Property or the Inventory or any part thereof, (vi) all security and other deposits relating to the ownership, possession, occupancy, use or operation of the Land, the Improvements, the Personal Property or the Inventory or any part thereof, and (vii) all other items of intangible personal property, if any, used in or relating to the ownership, possession, occupancy, use or operation of the Land, the Improvements, the Personal Property or the Inventory or any part thereof, but specifically excluding (A) any and all property of tenants under Space Leases, concessionaires and Hotel guests, (B) any and all property of parties providing services or equipment under the Contracts, (C) any and all property of Hotel Manager and its Affiliates, (D) any and all cash and/or deposit accounts (which are expressly addressed in Section 1.01(i) to the extent intended to be included in the Property), (E) books or records of Seller that Seller is not required to deliver to Purchaser as set forth in the last paragraph of this Section 1.01, (F) any insurance policies relating to the Property in Seller’s name (which insurance policies will not be assigned to Purchaser) and prepaid insurance premiums, (G) Excluded Claims and (H) any and all items included within the definitions of Contracts and Bookings (the items set forth in this Section 1.01(e), excluding the items set forth in clauses (A) though (H), are herein referred to, collectively, as the “Intangibles”); as used herein, (x) the term “Permits” means governmental permits, including licenses and authorizations and other entitlements, required for the construction, ownership, use, possession, maintenance and operation of the Land, the Improvements, the Personal Property and the Inventory, including, without limitation, certificates of occupancy, elevator certificates, building permits, signage permits, health and safety certificates, and any and all necessary approvals from state or local authorities, and (y) the term “Excluded Claims” means any claims now or hereafter filed by Seller for refund or rebate with respect to the ownership, use or operation of the Property for periods prior to the Closing Date (including claims for the refund or rebate of real property taxes and assessments for periods prior to the Closing Date), and choses in action, claims and rights that Seller may have with respect to the period prior to the Closing Date for matters such as monetary claims or claims for indemnification, defense or reimbursement against the parties to the Contracts, claims under any insurance policy maintained with respect to the Property and claims against former tenants or former occupants of space in the Hotel for unpaid rent or other charges with respect to the period prior to the Closing Date, it being acknowledged and agreed that the Excluded Claims are being retained by Seller;
(f)    the contracts made by or on behalf of Seller relating to the Property identified on Schedule B annexed hereto (collectively, “Contracts”), to the extent such contracts are in force and effect on the Closing Date in accordance with the terms of this Agreement;
(g)    the Space Leases, to the extent the same are in force and effect on the Closing Date in accordance with the terms of this Agreement;

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(h)    all bookings, contracts or other reservations (including, without limitation, any booking for which a written proposal has been made by or on behalf of Seller (including, by Hotel Manager on behalf of Seller) and accepted by the recipient thereof or for which a written proposal has been received and accepted by or on behalf of Seller, regardless of whether any deposit or other amount has been received with respect thereto, or not) for, and all Vouchers with respect to, the future use of guest rooms, recreational facilities (whether located on or within or outside of the Land and Improvements), banquet facilities or meeting rooms or other facilities and services of the Hotel or located within the Improvements, with respect to any period from and after the Closing Date, together with any rents and/or other considerations owed by Hotel guests, tenants, licensee or concessionaires with respect thereto (collectively, “Bookings”), and all cash or cash-equivalent deposits for Bookings (other than any such deposits which have been irrevocably forfeited by the depositing party as of the Adjustment Time (as defined below) and with respect to which Seller is no longer obligated to provide any goods or services); as used herein, the term “Vouchers” means any issued and outstanding certificate, coupon, comp card, promotional allowance, voucher or other writing that entitles the holder or bearer thereof to a credit (whether in a specified dollar amount or for a specified item (e.g., a meal or room night)) to be applied against the usual charge for rooms, meals and/or such other goods or services; and
(i)    subject to the provisions of Section 6.08, (i) all of Seller’s cash on hand at the Hotel (including, without limitation, all of Seller’s interest in till money and house banks, all checks, travelers’ checks and bank drafts paid by guests of the Hotel and located at the Hotel and all other cash in the registration, retail, restaurant and other areas of the Hotel, in each case, only to the extent owned by Seller) as of the Adjustment Time (collectively, “Cash on Hand”; all amounts on deposit with a financial institution in Seller’s name or in Hotel Manager’s name for the account of Seller shall not be considered Cash on Hand), and (ii) all funds constituting Working Capital (as such term is defined and used in the Hotel Management Agreement) as of the Adjustment Time, all funds on deposit in the FF&E Reserve (as such term is defined and used in the Hotel Management Agreement) as of the Adjustment Time and all funds on deposit in the Operating Accounts (as such term is defined and used in the Hotel Management Agreement) maintained by Hotel Manager pursuant to the Hotel Management Agreement as of the Adjustment Time (all funds identified in this clause (ii), collectively, the “Account Funds”). The balances on deposit of the FF&E Reserve, the Operating Account and cash on hand at the Hotel, as of April 30, 2016, are set forth on Schedule L attached hereto.
Notwithstanding any of the foregoing to the contrary, the term “Property” shall not include:
(i)    any property owned by Hotel Manager including, without limitation, any trademarks, service marks, logos, slogans, trade dress, trade designs, corporate names, business names, fictitious or assumed names owned by Hotel Manager. Further, Seller has advised Purchaser and Purchaser hereby agrees, that, subject to Section 2.05, Seller is not delivering (and shall have no obligation to deliver) to Purchaser (1) certain records which relate to internal matters of Seller (such as income tax returns, financial statements (other than the financial statements for the Hotel), loan documents which shall not affect the Property after Closing, litigation papers (other than publicly available documents), corporate and partnership governance, investment advisory services and other professional relationships), (2) the work

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papers, memoranda, analysis, correspondence and similar materials prepared by or for Seller in connection with the negotiation and documentation of the transactions contemplated hereby, (3) any records kept or prepared by Hotel Manager that Seller is not entitled to receive pursuant to the terms of the Hotel Management Agreement (however, Seller shall use reasonable efforts to provide (or use reasonable efforts to cause Hotel Manager to provide) copies of those certain records set forth on Schedule G (“NOI Review Materials”) promptly upon written request by Purchaser), (4) originals of all bills, invoices and receipts relating to the period prior to Closing (however, Purchaser shall have the right to inspect and retain copies of the same), (5) originals of all checks issued by or on behalf of Seller in payment of such pre-Closing bills and invoices (however, Purchaser shall have the right to inspect and retain copies of the same), (6) Seller’s organizational documents or files or records related thereto; (7) internal appraisals, budgets, strategic plans for the Property, (8) information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller, attorney and accountant work product, internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller or any of their respective affiliates and correspondence between or among such parties, or other information in the possession or control of Seller, Hotel Manager or any direct or indirect owner of any beneficial interest in Seller which such party reasonably deems confidential, proprietary or privileged (collectively, the “Protected Information”);
(ii)    any real property tax rebates, reimbursements or overpayments and any appeal rights related thereto in connection with any real property tax or assessment amounts paid or payable in connection with the Property relating to any period prior to the Closing Date; provided, however, that Seller shall not enter into any agreements with the applicable real property taxing authority which would negatively affect any real property tax payments payable in connection with the Property relating to any period on or after the Adjustment Time. Notwithstanding the foregoing, Purchaser shall have the sole right to conduct and control appeals for the 2016-2017 tax year and thereafter;
(iii)    any Liability (as defined below) relating to or arising out of the operation of the Hotel that accrued and/or arising solely from events which occurred prior to the Closing (except as otherwise expressly set forth herein), including, but not limited to (subject to the foregoing limitations): (a) any Seller Encumbrance (as defined below); (b) any and all accounts payable or other trade payables which accrue prior to the Adjustment Time unless Purchaser receives a credit therefor at Closing; (c) to the extent accrued prior to the Adjustment Time unless Purchaser receives a credit therefor at Closing and for which Purchaser is not responsible for pursuant to the express terms of this Agreement, tax obligations, including without limitation, all federal, state, local or special purpose district tax and withholding liabilities and obligations of Seller or any of its respective Affiliates with respect to periods prior to the Closing, and any interest, fines or penalties thereon or with respect to returns filed or required to be filed in connection therewith (including, without limitation, any recapture and including any amounts due or which may come due and owing under applicable legal requirements); (d) Liabilities arising from any claims by third parties for personal injury or property damage arising out of events occurring prior to the Closing caused by any violation of applicable Environmental Laws that were in effect and valid at the time in question; (e)

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Liabilities or obligations of Seller or its Affiliates for brokerage or other commissions relating to the transactions contemplated herein subject to the terms of Article 8 and Purchaser’s obligations thereunder; (f) Liabilities relating to or arising from any contracts between Seller and any of its Affiliates; (g) any security and other deposits, advance or prepaid rents, and key money (including any interest thereon) not prorated pursuant to this Agreement unless Purchaser receives a credit therefor at Closing and held by Seller from tenants of the Hotel with Space Leases in effect as of the Closing; (h) any Liability or obligation for advance Bookings if any deposits related thereto that were actually received by Seller are not prorated pursuant to this Agreement or set forth in the Preliminary Closing Statement (as defined below) unless Purchaser receives a credit therefor at Closing; (i) any liability arising from the termination, discharge, layoff or other separation from employment of Hotel Manager’s or Seller’s employees prior to the Closing, except as otherwise expressly set forth in this Agreement; (j) to the extent not accrued after the Adjustment Time or otherwise prorated pursuant to this Agreement or for which Purchaser received a credit at Closing, any Liability with respect to goods and services or the purchase of goods and services to the extent such goods were delivered at the Hotel or the services were rendered prior o or at the Closing and were ordered at the request of Seller or Hotel Manager; and (k) notwithstanding any statement to the contrary in either the Assignment and Assumption of Hotel Management Agreement (defined below) or the Assignment and Assumption of Assumed Contracts (defined below), any Liability under the Contracts (including, without limitation, the Hotel Management Agreement) or Space Leases to the extent arising, accruing or relating to the period prior to Closing unless Purchaser receives a credit therefor at Closing, except, in all cases, to the extent (1) such Liabilities are attributable to, arise out of or relate to the structural or physical condition of the Property (exclusive of any third party claims against Seller referred to in this subparagraph (iii) arising during Seller’s ownership of the Property), or (2) such Liabilities arise or accrue as a result of the actions or negligent failure to act of Purchaser or any of its Affiliates (collectively, the “Retained Liabilities”);
and Seller shall retain all of its right, title and interest in and to the same.
SECTION 1.02    Purchase Price.
(a)    Subject to adjustment as hereinafter provided, the purchase price for the Property is One Hundred Fifty-Four Million and 00/100 Dollars ($154,000,000.00) legal currency of the United States of America (the “Purchase Price”), payable as follows, time being of the essence: (i) Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) legal currency of the United States of America (the “First Deposit”), within two (2) Business Days after the Effective Date, payable by wire transfer of immediately available federal funds to First American Title Insurance Company (Los Angeles office), in its capacity as escrow agent (“Escrow Agent”), to be held by Escrow Agent pursuant to and in accordance with the escrow provisions attached hereto as Exhibit A (the “Escrow Provisions”), (ii) unless this Agreement is terminated in accordance with its terms, Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) legal currency of the United States of America (the “Second Deposit”, and together with the First Deposit, as and when the same are deposited with Escrow Agent, the “Deposit”), within two (2) Business Days after the expiration of the Inspection Period, payable by wire transfer of immediately available federal funds to Escrow Agent, to be held by Escrow

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Agent pursuant to and in accordance with the Escrow Provisions, and (iii) the balance of the Purchase Price (subject to adjustments provided herein), on the Closing Date, payable by wire transfer of immediately available federal funds to Escrow Agent. Upon Closing, (x) the Deposit (together with any interest earned thereon) shall be paid by Escrow Agent to, or as directed by, Seller, and (y) Purchaser shall receive a credit against the Purchase Price in the amount of the Deposit. Seller shall be responsible for all income taxes on any interest earned on the Deposit to the extent such interest is received by Seller, and Purchaser shall be responsible for all income taxes on any interest earned on the Deposit to the extent such interest is received by Purchaser.
(b)    Seller and Purchaser agree that the Purchase Price shall be allocated among the various components of Property, including, without limitation, Land, Improvements, Personal Property, Inventory and Intangibles, if any (the “Allocation”). No later than five (5) days prior to the expiration of the Inspection Period, Purchaser shall deliver to Seller a proposed Allocation, and thereafter Seller and Purchaser shall work in good faith to mutually agree to the Allocation no later than the expiration of the Inspection Period. Purchaser and Seller shall (i) cooperate in the filing of any forms (including Form 8594 under Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the treasury regulations promulgated thereunder) with respect to the Allocation, including any amendments to such forms required pursuant to this Agreement with respect to any adjustment to the Purchase Price, (ii) shall file all federal, state and local tax returns and related tax documents consistent with the Allocation, as the same may be adjusted pursuant to any provisions of this Agreement, and (iii) act in accordance with such Allocation, as the same may be adjusted pursuant to any provisions of this Agreement, in the course of any tax audit, tax review or tax litigation relating thereto. If Seller and Purchaser cannot agree upon the Allocation, each party shall file federal, state and local income tax returns based on each party's own determination of the Allocation, each bearing its own consequences of any discrepancies.
(c)    Contemporaneously with the execution and delivery of this Agreement, Purchaser shall pay to Seller as further consideration for this Agreement, the amount of One Hundred Dollars ($100.00) and independent of any other consideration provided for hereunder, which independent consideration is fully earned by Seller and is not refundable under any circumstances. Seller and Purchaser stipulate that such independent consideration is sufficient consideration to support this Agreement.
(d)    The terms of this Section 1.02 shall survive the Closing.
ARTICLE 2

TITLE TO THE PROPERTY; TITLE INSURANCE; INSPECTION PERIOD
SECTION 2.01    Title to the Property. The Property shall be sold, and title thereto conveyed, free and clear of all liens, claims, interest and other encumbrances, except for only the exceptions to title set forth on Schedule C annexed hereto (collectively, “Permitted Exceptions”), and Purchaser shall accept title to the Property subject to all Permitted Exceptions.

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SECTION 2.02    Title Insurance.
(a)    Purchaser hereby acknowledges that it has received from First American Title Insurance Company (through Jennifer Panciera) of First American Title Insurance Company) (the “Title Insurer”) a title insurance report and/or commitment for a title insurance policy with respect to the interests in the Real Property to be conveyed by Seller to Purchaser hereunder (such report and/or commitment and any updates thereto issued by the Title Insurer in connection with this Agreement being referred to herein as the “Commitment”), and together with copies of all Exceptions (as defined below) listed thereon. Purchaser acknowledges that Title Insurer shall provide (or Purchaser shall cause Title Insurer to provide) to Purchaser’s attorneys a copy of any update to the Commitment issued by the Title Insurer on or prior to the Closing Date (an “Update”), together with copies of all Exceptions listed thereon that Purchaser has not previously received. Purchaser further hereby acknowledges that it has elected to obtain an as-built survey of the Real Property (a “Survey”) from a land surveyor licensed to do business in the State of California, and that Purchaser shall be responsible for obtaining the same. Except as expressly provided in this Agreement, Seller shall have no obligation to remove any Exception. If the Commitment, any Update or the Survey discloses any Exception that is not a Permitted Exception and to which Purchaser objects, then Purchaser shall give a written notice (a “Title Notice”) to Seller on or prior to the fifth (5th) day after the date upon which Purchaser receives the Commitment, the Update or the Survey first containing such Exception (but in any event not later than the Closing), as applicable, time being of the essence, which notice shall identify any such Exception; provided, however, that as to the Commitment or any Survey or Update obtained prior to the expiration of the Inspection Period, Purchaser’s Title Notice may be given on or prior to the seventh (7th) Business Day prior to the expiration of the Inspection Period. Any Exceptions (not already a Permitted Exception) contained in the Commitment, any Update or the Survey not included in a Title Notice timely given in accordance with the preceding sentence shall be deemed Permitted Exceptions. If Seller elects not to eliminate any Exception set forth in a Title Notice that is not a Permitted Exception and that Seller is not otherwise obligated to remove pursuant to this Section 2.02, then Seller shall so notify Purchaser within five (5) Business Days after Seller’s receipt of such Title Notice (but in any event not later than the Closing); provided, however, if Seller fails to so notify Purchaser within such period, Seller shall be deemed to have elected not to eliminate such Exception. Purchaser, within two (2) Business Days after Seller’s giving of such notice or failure to give such notice (but in any event not later than the Closing), time being of the essence, shall either (i) elect to terminate this Agreement by notice given to Seller, in which event Escrow Agent shall immediately return the Deposit to Purchaser, or (ii) elect to accept title to the Property subject to such Exception, without any abatement of the Purchase Price (it being understood that if Purchaser elects, or is deemed to have elected, to proceed under this clause (ii), then such Exception shall constitute a Permitted Exception for purposes hereof). If Purchaser fails to make such election to terminate this Agreement within such two (2) Business Day period, then Purchaser shall be deemed to have elected clause (ii) above with the same force and effect as if Purchaser had elected clause (ii) within such two (2) Business Day period.
(b)    Notwithstanding anything to the contrary contained in Section 2.02(a) hereof, if the Commitment discloses judgments, bankruptcies or other returns against other

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persons or entities having names the same as or similar to that of Seller, then Seller, on request and to the extent applicable, shall deliver to Purchaser or the Title Insurer affidavits to the effect that such judgments, bankruptcies or other returns are not against Seller. Notwithstanding anything to the contrary herein, Seller shall remove at Closing (i) any mortgage, deed of trust or similar voluntary monetary lien affecting the Property and (ii) taxes which constitute Title Exceptions which would be delinquent if unpaid at Closing (individually and collectively, the “Seller Encumbrances”). Seller shall be permitted to use the proceeds from the sale to effect the removal of the Seller Encumbrances at Closing so long as the same does not prevent or delay the Title Insurer from issuing the Title Policy as required under Section 5.03. In addition, if the Commitment, any Update or the Survey discloses any exception, claim, charge, reservation, lease, tenancy, occupancy, easement, right of way, encroachment, restrictive covenant, condition, limitation or other encumbrance affecting the Property (collectively, “Exceptions”), other than the Permitted Exceptions or Seller Encumbrances, which in each case (a) may be eliminated solely by delivery of an affidavit reasonably requested by the Title Insurer that can be delivered by Seller or by reference to the title policy insuring Seller’s interest in the Property, (b) Seller willfully (or consented to be) placed of record, or (c) with respect only to any judgment liens or any mechanic’s or similar liens for work performed at the Property and not caused by any acts or omissions of Purchaser or any Purchaser Party, may be satisfied by the payment of a liquidated sum of money not in excess of Five Hundred Thousand Dollars ($500,000), in the aggregate, then, in any such case, Seller shall take such action as is required on the part of Seller to have such Exception removed by the Title Insurer.
(c)    Notwithstanding anything herein to the contrary, the procurement by Seller of a commitment by the Title Insurer for the issuance of a title policy or endorsement thereto omitting any Exception or affirmatively insuring over (with Purchaser’s approval) any Exception shall be deemed a removal of such Exception by Seller. If Seller is unable to remove, or cause the removal of, any Exception that Seller is required or has expressly elected to remove pursuant to this Section 2.02, then Seller shall be in default under this Agreement and Purchaser shall have all of its rights and remedies in Section 9.01(b).
(d)    At Closing, the Title Insurer shall issue ALTA owner’s title insurance policy in an amount equal to the Purchase Price, insuring that title to the Real Property is vested in Purchaser, subject only to the Permitted Exceptions. Purchaser may request that the Title Insurer provide endorsements to the owner’s title insurance policy, provided that (a) such endorsements shall be at no cost to, and shall impose no additional liability on, Seller (unless the same relate to Seller’s cure of Exceptions that Seller is required or has expressly elected to cure), (b) Purchaser’s obligations under this Agreement shall not be conditioned upon Purchaser’s ability to obtain such endorsements (unless the same relate to Seller’s cure of Exceptions that Seller is required or has expressly elected to cure), and (c) the Closing shall not be delayed as a result of Purchaser’s request.
SECTION 2.03    Inspection Period.
(a)    During the period (the “Inspection Period”) commencing on May 12, 2016, and continuing until 5:00 p.m. Pacific Time, on June 13, 2016, time being of the essence,

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Purchaser shall complete its review, due diligence and physical inspection of the Property, in accordance with this Section 2.03. Subject to the provisions of Section 2.03(b) below, Purchaser and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively, “Purchaser’s Representatives”) shall have the right, through the end of the Inspection Period (and, provided that this Agreement shall not terminate in accordance with this Section 2.03, through the Closing Date), from time to time, upon the advance notice required pursuant to Section 2.03(b) below, to enter upon and pass through the Property during normal business hours, subject to the rights of Hotel guests and tenants under the Space Leases, to examine and inspect the same.
(b)    In conducting its inspection of the Property and its due diligence review, Purchaser shall at all times comply with all laws, rules and regulations of all applicable governmental authorities, and neither Purchaser nor any of Purchaser’s Representatives shall (i) contact or have any discussions with Hotel Manager, its agents or representatives concerning the Hotel, with any Hotel employees or with any tenants or Hotel guests at, or contractors providing services to, the Property, unless in each case Purchaser obtains the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed), provided that Seller acknowledges and agrees that it has granted Purchaser the right to contact or have discussions with Dan Kelleher, Area Vice President of Marriott International, Inc., concerning the Hotel during the Inspection Period, (ii) unreasonably interfere with the business of Seller (or any of its tenants) conducted at the Property, including, without limitation, the operation of the Hotel by Hotel Manager, or unreasonably disturb the use or occupancy of any guest or occupant of the Property or (iii) damage the Property, or any part thereof. In conducting the foregoing inspection, Purchaser and Purchaser’s Representatives shall at all times comply with, and shall be subject to, the rights of Hotel Manager under the Hotel Management Agreement, the rights of all Hotel guests and the rights of any tenants of the Property (and any persons claiming under or through such tenants). Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser’s Representatives in furtherance of the foregoing. Purchaser shall schedule and coordinate all inspections, including, without limitation, any environmental tests, with Seller, and shall give Seller at least two (2) Business Days’ prior notice thereof. Seller shall be entitled to have a representative present at all times during each such inspection, including, without limitation, when (and if) Purchaser is meeting with tenants of the Property, Hotel guests or any Hotel employee. Purchaser shall not report the results of any tests or inspections (including, without limitation, any environmental tests) to any governmental authority, unless and to the extent such reporting is required by applicable law, in which event Purchaser shall deliver to Seller a copy of such results and any notice or report given to any governmental authority. Purchaser agrees to pay to Seller on demand the reasonable cost of repairing and restoring any damage or disturbance that Purchaser or Purchaser’s Representatives cause to the Property, or at Seller’s option, Purchaser shall repair and restore such damage or disturbance itself to Seller’s reasonable satisfaction. Seller shall provide prompt written notice of any such required repair or restoration after Seller is made aware of the same. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser’s Representatives relating to such inspection and its other due diligence shall be at the sole expense of Purchaser. In the event that the Closing hereunder shall not occur, Purchaser shall, upon written request from Seller, promptly return to Seller copies of all due diligence

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materials delivered by Seller to Purchaser or Purchaser’s Representatives and shall destroy all copies and abstracts thereof except to the extent Purchaser is required to retain such copies and abstracts pursuant to applicable law or its internal retention policies. Purchaser and Purchaser’s Representatives shall not be permitted to conduct test borings of the Property or drilling in or on the Property in connection with the preparation of an environmental audit or in connection with any other inspection of the Property without the prior written consent of Seller (and, if such consent is given, Purchaser shall be obligated to pay to Seller on demand the reasonable cost of repairing and restoring any damage as aforesaid, and in the event Purchaser shall become entitled under any other provision of this Agreement to a return of the Deposit and Seller has previously provided Purchaser with written notice of required repairs or restoration, any such repair or restoration cost remaining unpaid shall be withheld from the Deposit in escrow and shall be paid to Seller once Purchaser has confirmed that the cost is reasonable as provided above, with the remaining balance of the Deposit being returned to Purchaser promptly after termination of the Agreement (regardless of the timing of the resolution of the retained funds)); provided, however, Purchaser shall have the right to conduct a non-intrusive Phase I environmental assessment without obtaining Seller’s prior consent, provided that such Phase I environmental assessment shall not include any sampling, boring, drilling or other physically intrusive testing into the structures or ground constituting any portion of the Property. Any liens against the Property, or any portion thereof, arising from the performance of services by third-party contractors in connection with Purchaser’s due diligence activities shall be removed by Purchaser as promptly as practicable and in any event not later than ten (10) Business Days after Purchaser shall have been notified of the filing of such liens. The provisions of this Section 2.03(b) shall survive the Closing or earlier termination of this Agreement.
(c)    Prior to entering the Property for any purpose, Purchaser shall obtain, and during the period of any inspection or testing, shall maintain, at its expense, commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Seller and Hotel Manager as additional insureds, from an insurer reasonably acceptable to Seller, which insurance policies must have combined single limits of not less than $5,000,000 for bodily injury or death, and with limits of not less than $3,000,000 for property damage liability for any one occurrence. Without limiting any other conditions to inspections contained in this Section 2.03(c), prior to making any entry upon the Property, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages, in form and substance reasonably acceptable to Seller, and until Purchaser furnishes Seller such a certificate of insurance neither Purchaser nor any Purchaser’s Representative shall have any right hereunder to enter upon the Property.
(d)    Purchaser agrees to indemnify, defend and hold Seller and its Affiliates and each of their respective direct and indirect shareholders, officers, directors, partners, principals, members, employees, agents and contractors, and any successors or assigns of the foregoing (collectively with Seller, “Seller Related Parties”) harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by any Seller Related Party arising from or by reason of Purchaser’s and/or Purchaser’s Representatives’ access to, or inspection of, the Property, or any tests, inspections or other due diligence conducted by or on

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behalf of Purchaser or Purchaser’s Representatives (whether or not the same shall occur during the Inspection Period), except to the extent resulting from (i) the gross negligence or willful misconduct of any Seller Related Parties or Hotel Manager or (ii) the mere discovery by Purchaser and/or Purchaser’s Representatives of conditions at the Property which give rise to any of the aforementioned losses, costs, damages, liens, claims, liabilities or expenses. The provisions of this Section 2.03(d) shall survive the Closing or earlier termination of this Agreement.
(e)    In the event that Purchaser decides, in its sole and absolute discretion, for any reason or no reason, not to proceed with the transaction contemplated by this Agreement prior to the expiration of the Inspection Period, Purchaser may elect to terminate this Agreement by delivering a written notice thereof (the “Inspection Termination Notice”) to Seller, which Inspection Termination Notice must be received by Seller no later than 5:00 p.m. Pacific Time on the last day of the Inspection Period, time being of the essence, in order to be effective. If Purchaser fails to deliver to Seller an Inspection Termination Notice prior to the expiration of the Inspection Period, then Purchaser shall be deemed to have waived its right to terminate this Agreement in accordance with this Section 2.03(e), in which case the Deposit shall be non-refundable to Purchaser except as provided in this Agreement. In the event of the termination of this Agreement by Purchaser pursuant to this Section 2.03(e), after any repair or restoration costs owed by Purchaser and remaining unpaid are withheld from the Deposit in escrow, Purchaser shall be entitled to a prompt return of the remaining balance of the Deposit (to the extent the Deposit was previously delivered by Purchaser to Escrow Agent), if any, together with all interest accrued thereon, if any, and neither Seller nor Purchaser shall have any further rights or obligations hereunder, except for such rights or obligations which are expressly stated herein to survive the termination of this Agreement.
SECTION 2.04    Natural Hazard Disclosures. As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (the “Act”). Purchaser hereby acknowledges that, prior to the Effective Date, Seller has provided Purchaser with a Natural Hazard Disclosure Statement (the “Disclosure Statement”) in a form required by the Act. Purchaser acknowledges that Seller retained the services of First American Natural Hazard Disclosures, to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare the written report of the result of its examination (the “Report”). Purchaser acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act and under California Civil Code Sections 1102 through 1102.17. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement releases Purchaser from its obligation to fully investigate and satisfy itself with the condition of the Property during the Inspection Period, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Disclosure Statement or Report. Seller shall not be responsible for

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preparing and delivering any Disclosure Statement to subsequent prospective purchasers of the Property.
SECTION 2.05    3-05 Audit. At Purchaser’s request (and without any obligation of Seller to incur any out of pocket expenses), Seller agrees to promptly deliver to RSM US LLP all documents and financial information, including Protected Information, that RSM US LLP reasonably requires to complete the audit of the financial statements of Seller in accordance with generally accepted accounting principles of the United States of America (“GAAP”). Seller acknowledges and agrees to use its reasonable efforts to also provide such additional information which is deemed relevant and reasonably necessary (as determined by RSM US LLP) to enable Purchaser and its accountants to prepare and audit financial statements of Seller in compliance with (a) Rule 3-05 of Regulation S-X of the Securities and Exchange Commission which audit may commence at any time after the Closing (provided that Seller shall upon request by Purchaser during the two (2) week period prior to Closing compile audit documents such that the audit may commence promptly upon Closing); (b) any other rule issued by the Securities and Exchange Commission and applicable to Purchaser; and (c) any registration statement, report or disclosure statement filed with the Securities and Exchange Commission by, or on behalf of, Purchaser. Schedule H attached hereto is a representative list of documents and financial information that may be required by RSM US LLP to complete such audits; provided, however, that (1) Seller has reviewed the list of documents and financial information set forth on Schedule H and acknowledges and agrees that it shall provide, or cause Hotel Manager to provide, such documents and financial information, provided that Seller shall have no obligation to prepare any documentation that is not in its possession or control unless the cost thereof is paid by Purchaser; and (2) Seller acknowledges and agrees that the foregoing is a representative description of the information and documentation that Purchaser and its accountants may require in order to comply with (a), (b) and (c) above. Seller shall engage (at Purchaser’s sole cost and expense) RSM US LLP to commence any and all such required audits. In connection with the foregoing audit(s), and in furtherance of Seller’s obligations to reasonably assist Purchaser pursuant to this Section 2.05, Seller covenants and agrees to execute and deliver to RSM US LLP certain audit representation letters, the form of which are attached hereto as Schedule I (each, an “Audit Representation Letter”), provided that the form of such Audit Representation Letters may be modified (as reasonably approved by Seller) as required to account for any issues identified during the audit. Seller’s obligations under this Section 2.05 shall survive the Closing for a period of twelve (12) months.

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ARTICLE 3

 REPRESENTATIONS AND WARRANTIES
SECTION 3.01    Seller’s Representations and Warranties. Subject to Sections 3.03 and 3.05 hereof, after making due inquiry of Manager, Seller hereby represents and warrants to Purchaser that, as of the Effective Date:
(e)    Existence. Each Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.
(f)    Power and Authority. Each Seller has the limited liability company power and authority to own its right, title and interest in the Property and to execute and deliver, and perform its obligations under, this Agreement and any documents to be executed in connection therewith.
(g)    Execution and Delivery. Each Seller’s execution and delivery of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary limited liability company action on the part of each Seller.
(h)    No Violation of Laws. The execution and delivery of this Agreement and the closing documents to be executed in connection herewith by Seller and the consummation of the transactions contemplated hereby and thereby by Seller, except as otherwise provided herein, do not require the consent or approval of any governmental authority or to Seller’s actual knowledge, any third party, nor shall such execution and delivery result in the violation of any municipal, county, state or federal statutes, codes, ordinances, laws or regulations, or any provisions of the organizational documents of each Seller, or conflict with, any order or decree of any court or governmental instrumentality of any nature by which each Seller is bound.
(i)    Enforceability. This Agreement constitutes, and all other documents required by this Agreement to be executed by any Seller shall constitute when so executed, the valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally.
(j)    Insolvency. Neither Seller has filed any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of Seller or for the appointment of a receiver or trustee for all or any substantial part of Seller’s property, nor has either Seller made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement with creditors or filed a petition for an arrangement with creditors or otherwise admitted in writing its inability to pay its debts as they become due or been named in an involuntary bankruptcy proceeding and to Seller’s actual knowledge, no such actions are contemplated or have been threatened.

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(k)    OFAC. Neither Seller is acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 (the “Executive Order”) as a person who commits, threatens to commit, or supports terrorism; neither Seller is engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time; neither Seller, nor any person controlling or controlled by either Seller, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC §1956(c)(7)) (for purposes of this Agreement, the term “Government List” means of any of (x) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (y) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons) and (z) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties)).
(l)    Employment Matters. Seller does not employ any persons at the Property and, to Seller’s actual knowledge, Hotel Manager (or one of its Affiliates) is the employer of all Hotel employees. Except as set forth in Schedule E, Seller has not received written notice of any actual or alleged violations of any applicable labor and employment laws with respect to the Hotel, including any applicable laws respecting labor relations, employment discrimination, disability rights or benefits, occupational health and safety, worker’s compensation, affirmative action, unemployment compensation, leaves of absence, plant closures, mass layoffs, immigration and wages and hours.
(m)    Collective Bargaining and Labor Relations. To Seller’s actual knowledge, except for the agreement(s) identified on Schedule D annexed hereto (each, a “Collective Bargaining Agreement”), there are no existing collective bargaining agreements or other labor union contracts or agreements currently in effect with any union covering any Hotel employees and Seller is not a party to the Collective Bargaining Agreement and has never been a party to any collective bargaining agreement covering individuals employed at the Hotel.
(n)    Tenants of the Property. The only tenants of the Property are the tenants in Schedule F attached hereto.
(o)    Personal Property, Inventory and Intangibles. Seller will, at Closing, have good and marketable title to all of the Personal Property, Inventory and Intangibles to be transferred to Purchaser, and except as set forth in Schedule E attached hereto, all such property

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is free and clear of liens, security interests and other encumbrances, arising by, through or under Seller, except as a result of instruments securing a loan that shall be paid in full by Seller at or prior to Closing. To Seller’s actual knowledge, there has not been any sale (as referenced in Regulation 1595 of the California Board of Equalization) of any Personal Property within the twelve (12) month period prior to the Effective Date. The Personal Property constitutes all of the tangible personal property necessary to operate the Hotel as it is currently being operated.
(p)    Third-Party Rights. Except as provided in the Hotel Management Agreement, Seller has not entered into any agreements currently in effect pursuant to which Seller has granted any rights of first refusal or rights of first offer to purchase all or any part of the Property, options to purchase all or any part of the Property or other rights whereby any individual or entity has the right to purchase all or any part of the Property which have not been waived as of the date hereof. Other than tenants under the Space Leases and guests in occupancy, no parties other than Seller are in possession of the Property.
(q)    Seller’s Additional Representations.
(i)    Litigation. Except as listed in Schedule E attached hereto, Seller has not received any written notice of any current or pending litigation against or relating to Seller or the Property.
(ii)    Condemnation. Seller has not received written notice from any governmental authority of any pending condemnation proceeding or other proceeding in eminent domain. To Seller’s actual knowledge, there are no pending, or threatened in writing, condemnation proceedings or condemnation actions against the Property.
(iii)    Contracts. Seller has not entered into or assumed or is otherwise bound by (x) any material contracts, equipment leases or other agreements, or (y) to Seller’s actual knowledge, any non-material contracts, equipment leases or other agreements, in either case, affecting the Property and which will be binding upon Purchaser after the Closing, other than (1) the Contracts listed in Schedule B attached hereto, (2) the Space Leases, and (3) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record. For purposes of this Section 3.01(m)(iii), “material” contracts, equipment leases or other agreements shall mean any such documents that involve expenditures that are reasonably expected to exceed $50,000 (as adjusted by the GDP Deflator (as defined in, and in accordance with, the Hotel Management Agreement)) in any Fiscal Year (as defined in the Hotel Management Agreement), or are for a term longer than 12 months. The aggregate expenditures in any Fiscal Year under all non-material contracts, equipment leases or other agreements referred to above that are not set forth in clauses (1), (2) or (3) above (or otherwise obtained by Purchaser prior to the expiration of the Inspection Period) do not exceed $250,000. Seller has delivered to Purchaser true, correct and complete copies of each Contract described on Schedule B (including all amendments, supplements and modifications thereto), and Seller has not given or received any written notice alleging or asserting a default under any Contract that remains uncured and, to Seller’s actual knowledge, no such default exists.

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(iv)    Space Leases. (1) There are no Space Leases that will affect the Property following the Closing Date, except as set forth on Schedule F attached hereto; (2) Seller has delivered to Purchaser true, correct and complete copies of each Space Lease described on Schedule F (including all amendments, supplements and modifications thereto). Seller has not given or received any written notice alleging or asserting a default under any Space Lease that remains uncured and, to Seller’s actual knowledge, no such default exists.
(v)    Violations. Except for violations cured or remedied on or before the Effective Date and except as listed in Schedule E attached hereto, Seller has not received any written notice from any governmental authority of any violation of any law applicable to the Property.
(vi)    Ongoing Funding Commitments. Except as set forth on Schedule J attached hereto, there are no other projects approved by Seller that have ongoing funding commitments which exceed Twenty-Five Thousand Dollars ($25,000), other than routine repairs and maintenance.
(vii)    Hotel Management Agreement. The Hotel Management Agreement is in full force and effect. Seller has delivered to Purchaser a true, correct and complete copy of the Hotel Management Agreement (including all amendments, supplements and modifications thereto). Seller has not received any written notice of default from Hotel Manager under the Hotel Management Agreement that remains uncured, Seller has not sent any written notice of default to Hotel Manager under the Hotel Management Agreement that remains uncured and there are no material defaults thereunder by Seller or, to Seller’s actual knowledge, by the Hotel Manager thereunder.
(viii)    Taxes. Except as disclosed in the Title Commitment and except as listed in Schedule E attached hereto, Seller has paid all taxes, including penalties and interest, that are due on or have accrued through the Effective Date, and all required reports and returns relating thereto have been, or will be, timely filed, subject to any extension rights. To Seller’s actual knowledge, all sales and use taxes required to be paid or collected by Seller or Hotel Manager in the ownership and operation of the Property have been or will be collected and paid, in the ordinary course of business, to the appropriate governmental authority through the Effective Date and, to the extent that Closing occurs, through Closing.
(ix)    Special Assessments. To Seller’s actual knowledge, except as listed in Schedule E attached hereto, or as set forth in the Commitment or the Hotel tax bills provided to Purchaser, Seller has not received written notice of any special tax assessment relating to the Hotel or any portion thereof.
(x)    Tax Abatement Proceedings. To Seller’s actual knowledge, except as set forth on Schedule E, there is no currently pending appeal or abatement proceeding with respect to the real estate taxes assessed on the Real Property.
(xi)    Financial Statements. The financial and operating statements of the Hotel provided by Seller to Purchaser for fiscal years 2013, 2014 and 2015 and for the first

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three months of fiscal year 2016 are true and correct copies of the documents used in connection with the reporting by Seller to its clients and investors. To Seller’s actual knowledge, all such financial and operating statements so provided have been prepared in accordance with the Uniform System of Accounts and fairly represent the financial condition of Seller and the Hotel as of the dates stated therein.
(xii)    Off-Site Facilities. To Seller’s actual knowledge, except for use of the San Jose Convention Center parking garages and meeting and conference space within the San Jose Convention Center, all Hotel operations are conducted on or at the Property, and the Hotel does not rely on the use of off-site facilities for any of its operations or to comply with any Laws.
(xiii)    Vouchers. Except as set forth on Schedule K attached hereto, Seller has not issued, and to Seller’s actual knowledge, Hotel Manager has not issued any Vouchers.
SECTION 3.02    Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Seller that, as of the Effective Date:
(f)    Existence. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware;
(g)    Power and Authority. Purchaser has the limited partnership power and authority to execute and deliver, and perform Purchaser’s obligations under, this Agreement;
(h)    Execution and Delivery. Purchaser’s execution and delivery of this Agreement, and the performance of Purchaser’s obligations hereunder, have been authorized by all necessary limited partnership action on the part of Purchaser;
(i)    No Violation of Laws. The execution, delivery and performance of this Agreement and the closing documents to be executed in connection herewith by Purchaser and the consummation of the transactions contemplated hereby and thereby by Purchaser, except as otherwise provided herein, do not require the consent or approval of any governmental authority or to Purchaser’s actual knowledge, any third party, nor shall such execution, delivery and performance result in the violation of any municipal, county, state or federal statutes, codes, ordinances, laws or regulations, or any provisions of the organizational documents of Purchaser, or conflict with any order or decree of any court or governmental instrumentality of any nature by which Purchaser is bound;
(j)    Enforceability. This Agreement constitutes, and all other documents required by this Agreement to be executed by Purchaser shall constitute when so executed, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the rights of contracting parties generally;

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(k)    Insolvency. Purchaser has not filed any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of Purchaser or for the appointment of a receiver or trustee for all or any substantial part of Purchaser’s property, nor has Purchaser made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement with creditors or filed a petition for an arrangement with creditors or otherwise admitted in writing its inability to pay its debts as they become due or been named in an involuntary bankruptcy proceeding and to Purchaser’s actual knowledge, no such actions are contemplated or have been threatened.
(l)    Criminal Activity. Neither Purchaser nor any of its Affiliates have been convicted of a felony in any state or federal court; and
(m)    OFAC. Purchaser is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked person, or for or on behalf of any person, group, entity or nation designated in the Executive Order as a person who commits, threatens to commit, or supports terrorism; Purchaser is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time; and neither Purchaser, nor any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC §1956(c)(7));
(n)    No Plan Assets. Purchaser is not (and, throughout the period transactions are occurring pursuant to this Agreement, will not be) and is not acting on behalf of (and, throughout the period transactions are occurring pursuant to this Agreement, will not be acting on behalf of) an Employee Benefit Plan (as defined below), that is subject to Title I of ERISA (as defined below), a “plan” as defined in and subject to Section 4975 of the Code, or an entity deemed to hold the plan assets of any of the foregoing pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. None of the transactions contemplated by this Agreement are in violation of any statutes applicable to Purchaser that regulate investments of, and fiduciary obligations with respect to, governmental plans and that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code; and
(o)    Purchaser has not made an assignment for the benefit of creditors and is not the subject of any voluntary or involuntary bankruptcy or similar insolvency proceeding.

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SECTION 3.03    Survival of Representations and Warranties; Updates to Seller Representations and Warranties; Seller’s Indemnity.
(a)    The representations and warranties of Seller set forth in Section 3.01 shall survive the Closing until the date that is two hundred seventy (270) days after the Closing Date; provided that the representations and warranties of Seller set forth in Section 3.01(a) through (g) shall survive the Closing indefinitely, and the representations and warranties of Purchaser set forth in Section 3.02 hereof shall survive the Closing indefinitely. Any claim by Seller or Purchaser with respect to any misrepresentation hereunder shall be effective and valid only if made in writing against the other party on or prior to the end of the applicable survival period set forth in this Section 3.03.
(b)    Notwithstanding anything herein to the contrary, but without limiting and subject to the terms of Section 3.05 and Section 5.06 hereof, (i) within ten (10) days after Purchaser’s discovery of any misrepresentation of Seller made under Section 3.01 hereof (a “Seller Misrepresentation”), but in no event later than the end of the applicable survival period, Purchaser shall give Seller written notice identifying such Seller Misrepresentation, (ii) Seller’s liability for Seller Misrepresentations shall not exceed Three Million Dollars ($3,000,000) in the aggregate, and (iii) Purchaser shall not make any claim and is not entitled to any damages or remedies against Seller with respect to any Seller Misrepresentations, unless and until Purchaser’s actual damages (but not compensatory, consequential or punitive damages) resulting from all such claims exceed an amount equal to Seventy Five Thousand Dollars ($75,000.00) in the aggregate (the “Deductible”); provided, however, in the event such claims do exceed the Deductible, such indemnity shall be for the aggregate losses incurred measured by the first-dollar of losses.
(c)    From and after the Closing, Seller hereby agrees to save, protect, defend, indemnify and hold harmless Purchaser and Purchaser’s Affiliates from and against any and all Liabilities incurred by Purchaser or its Affiliates by reason of (i) any material breach of any of the representations and warranties made by Seller in this Agreement or Seller’s covenants in Article 4, subject in each instance, to the terms of this Agreement, including, but not limited to, the provisions of Section 3.03(b), (ii) any and all Retained Liabilities, and (iii) damage to property or injury to or death of any person or any claims for any debt or obligations occurring on, or in connection with, the Property or any portion thereof at any time or times prior to Closing, but specifically excluding, in each instance of clauses (i) through (iv), (A) any Liabilities for which Purchaser is indemnifying Seller for under Section 4.05(d), (B) any Liabilities consisting of liabilities or obligations for which Purchaser received a credit at Closing (but only to the extent of such credit theretofore received by Purchaser), (C) any Liabilities consisting of contractual liabilities or obligations which Purchaser expressly assumed at Closing, and (D) except to the extent the same arises as a result of a breach of Seller’s representations and warranties set forth in Section 3.01, any Liabilities incurred in relation to the physical condition of the Property (including without limitation, the environmental condition of the Real Property) other than Liabilities resulting from injury to or death of any person prior to Closing resulting from the physical condition (but not environmental condition) of the Property. For avoidance of doubt, in the event that the Closing does not occur, Purchaser’s remedies shall be expressly

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limited to the terms and conditions of Section 9.01. Seller’s obligations set forth in this Section 3.03(c) shall survive the Closing for the applicable periods described in Section 3.03 (and any claim by Purchaser under this Section 3.03(c) shall be effective and valid after such period (until finally resolved) only if made in writing against Seller on or prior to the expiration of the applicable survival period).
(d)    In the event that Seller’s Update Certificate identifies any representation or warranty which is not, or no longer is, true and correct, in no event shall Seller be deemed to be in default hereunder by reason of any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if material, constitute the non-fulfillment of the condition set forth in Section 5.03.  For the avoidance of doubt, if the foregoing requirements of subsections (i) and (ii) are not met, then any modification to a representation or warranty in any material respect shall constitute a breach of this Agreement by Seller.
SECTION 3.04    No Other Representations or Warranties; “AS-IS” Transaction.
(a)    Purchaser acknowledges and agrees that (i) Seller has granted Purchaser the opportunity to examine the Property to become familiar with the physical condition thereof, Purchaser has had or will have the opportunity to conduct such investigation of the condition and affairs of the Property as Purchaser considers appropriate, and Purchaser acknowledges that the Purchase Price has been negotiated based on Purchaser’s express agreement that there would be no contingencies to Closing other than the conditions set forth in Article 6 hereof, (ii) except as expressly contained in this Agreement (including, without limitation, Section 3.01 hereof) or in any of the Closing Documents, neither any Seller nor any Affiliate of either Seller nor any of their respective agents, employees, representatives, accountants, attorneys, consultants or managers have made any verbal or written representations, warranties, promises or guaranties whatsoever to Purchaser, whether express or implied, (iii) no representations, warranties, promises or guaranties have been made with respect to the physical condition (including, without limitation the environmental condition) or operation of the Property, the actual or projected revenue and expenses of the Property, the zoning and other laws, regulations and rules applicable to the Property or the compliance of the Property therewith (including, without limitation, compliance with any applicable environmental or hazardous wastes law), the quantity, quality or condition of the articles of Personal Property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof or any other matter or thing affecting or related to the Property or the transactions contemplated hereby, except as expressly contained in this Agreement or in any of the Closing Documents, and (iv) except for the express representations, warranties and covenants of Seller set forth in this Agreement or in any of the Closing Documents, Purchaser has not relied on any statements, representations, warranties, promises or guaranties or upon any statements made in any informational brochure with respect to the Property.

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(b)    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, PURCHASER IS BUYING THE PROPERTY WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER, BY ANY SELLER, THEIR RESPECTIVE AGENTS, BROKERS, ADVISORS, CONSULTANTS, COUNSEL, REPRESENTATIVES, EMPLOYEES, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PRINCIPALS OR AFFILIATES. SUBJECT TO THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER CONTAINED HEREIN (AND SUBJECT TO SECTION 3.05 HEREOF), PURCHASER AGREES TO ACCEPT THE PROPERTY “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” IN ITS PRESENT CONDITION (INCLUDING ANY LATENT OR PATENT DEFECTS), SUBJECT TO ORDINARY USE, WEAR, TEAR AND NATURAL DETERIORATION OF THE PROPERTY BETWEEN THE EFFECTIVE DATE AND THE CLOSING DATE. WITHOUT LIMITING THE FOREGOING, (i) PURCHASER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL IMPLIED WARRANTIES, AND (ii) PURCHASER ACKNOWLEDGES THAT EACH SELLER EXPRESSLY DISCLAIMS AND NEGATES, AS TO THE REAL PROPERTY, PERSONAL PROPERTY, FIXTURES, AND ALL OF THE OTHER PROPERTY: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS; AND (D) ANY IMPLIED OR EXPRESS WARRANTY WITH RESPECT TO THE CONDITION OF THE PROPERTY, ITS COMPLIANCE WITH ANY LEGAL REQUIREMENTS, THE PAST OR PROJECTED FINANCIAL CONDITION, PERFORMANCE, AND OPERATING RESULTS OF THE HOTEL (INCLUDING INCOME OR EXPENSES THEREOF OR OCCUPANCY RATES THEREFOR) OR THE USES PERMITTED ON, THE DEVELOPMENT RIGHTS OR REQUIREMENTS FOR, OR ANY OTHER MATTER OR THING WHATSOEVER RELATING TO THE PROPERTY OR ANY PORTION THEREOF.
(c)    Purchaser shall rely solely upon Purchaser’s own knowledge of the Property and its own inspection of the Property in determining the physical condition of the Property. Without limiting Seller’s obligations in this Agreement, Purchaser waives any right it may have to recover from any Seller or any Seller’s agents, brokers, advisors, consultants, counsel, representatives, employees, officers, mangers, directors, shareholders, members, partners, principals and Affiliates, any and all damages, losses, liabilities, costs or expenses whatsoever, and claims therefor, whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to (i) the physical condition of the Property and/or (ii) the compliance or lack of compliance of the Property with any federal, state or local laws or regulations applicable thereto, and all regulations, rulings and orders promulgated or adopted pursuant thereto. Subject to Purchaser’s rights under Section 2.03 hereof, Purchaser acknowledges that it has waived and hereby waives, as a condition to Closing, any due diligence reviews, inspections or examinations with respect to the Property, including with respect to engineering, environmental, survey, financial, operational, regulatory and legal compliance matters.

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(d)    Without limiting the generality of the foregoing terms of this Section 3.04, no Seller makes any warranty (without limiting Seller’s express representations and warranties in this Agreement) with respect to the presence of Hazardous Materials on, above or beneath the Property (or any parcel in proximity thereto) or in any water on or under the Property. Without limiting Seller’s obligations in this Agreement, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges each Seller, and all Seller Related Parties from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under any Environmental Law. In addition, Purchaser’s consummation of the transactions contemplated hereunder shall be deemed to constitute an express waiver of Purchaser’s right to cause any Seller to be joined in any action brought under any Environmental Laws, and Purchaser agrees that should any cleanup, remediation or removal of Hazardous Materials or other environmental conditions on the Property be required after the Closing, such cleanup, removal or remediation shall be the sole responsibility of, and shall be performed at the sole cost and expense of, Purchaser. As used herein, the term “Hazardous Materials” means (i) those substances included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and “toxic pollutants,” as such terms are defined under the Environmental Laws, or any of them, (ii) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable (collectively, “Asbestos”), (v) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids, (vi) radon, (vii) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (viii) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation. As used herein, the term “Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. §§ 6901 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. §§ 2601 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. §§ 300f et seq.), Environmental Protection Agency regulations pertaining to Asbestos (including, without limitation, 40 C.F.R. Part 61, Subpart M, the United States Environmental Protection Agency Guidelines on Mold Remediation in Schools

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and Commercial Buildings, the United States Occupational Safety and Health Administration regulations pertaining to Asbestos including, without limitation, 29 C.F.R. Sections 1910.1001 and 1926.58), applicable State of California and City of San Jose statutes and the rules and regulations promulgated pursuant thereto regulating the storage, use and disposal of Hazardous Materials, and any state or local counterpart or equivalent of any of the foregoing, and any related federal, state or local transfer of ownership notification or approval statutes.
WITH RESPECT TO THE RELEASES AND WAIVERS SET FORTH IN THIS Section 3.04(d), PURCHASER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
PURCHASER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN OR UNSUSPECTED CLAIMS. BY ITS INITIALS BELOW, PURCHASER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS Section 3.04(d).
/s/ MM
Purchaser’s Initials
(e)    Purchaser acknowledges and agrees that: (a) it has received or, to the extent it has not received by the expiration of the Inspection Period, has waived, all disclosures and other documentation or information for the Property required under Section 25402.10 of the California Public Resources Code and its implementing regulations, (b) it consents to such disclosure information being for the current occupancy and use of the Property, (c) the energy profile of the Property will vary depending on future occupancy/use of the Property, (d) the Seller makes no claims, representations or warranties regarding the future Energy Star profile of the Property, and (e) the Seller has not made and will not make any representations or warranties regarding such disclosures or documentation.
(f)    Purchaser acknowledges that, to the extent required to be operative, the disclaimers of warranties contained in this Section 3.04 are “conspicuous” disclaimers for purposes of any applicable law.
(g)    The terms of this Section 3.04 shall survive the Closing or earlier termination of this Agreement.

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SECTION 3.05    Knowledge of Seller and Purchaser.
(a)    As used in this Agreement, the term “Seller’s actual knowledge” (and word of similar import) means the current and actual knowledge of Ming Lee, Diann Hsueh and Semi Salmi only. Notwithstanding anything to the contrary in this Agreement, information possessed by or known to any person or entity other than such listed individuals (including the Hotel Manager or either Seller’s consultants, attorneys, agents and advisors or their respective employees or representatives) shall not be imputed or attributed to either Seller. None of the individuals listed herein shall have any personal liability under this Agreement.
(b)    Notwithstanding anything to the contrary contained herein, if any of Seller’s representations and warranties set forth in this Agreement (including, without limitation, Section 3.01 hereof) or in any of the Closing Documents shall be untrue or misleading and the same were actually known to Purchaser on or prior to the expiration of the Inspection Period and Purchaser does not terminate this Agreement prior to the expiration of the Inspection Period, then Seller shall not have made, nor be deemed to have made, any misrepresentation hereunder or thereunder or otherwise be nor be deemed to be, in default hereunder or thereunder by reason thereof, nor shall the accuracy and correctness of such representations or warranties be a closing condition hereunder. As used herein, the term “actually known to Purchaser” (and words of similar import) means the current and actual knowledge of Gil Murillo, Adam Hickman, Michael Medzigian and Rick Moceri. Notwithstanding anything to the contrary in this Agreement, information possessed by or known to any person or entity other than such listed individuals (including the Hotel Manager or Purchaser’s consultants, attorneys, agents and advisors or their respective employees or representatives) shall not be imputed or attributed to Purchaser. None of the individuals listed herein shall have any personal liability under this Agreement.
(c)    If, prior to Closing, Purchaser shall obtain knowledge that any of the representations or warranties of Seller contained in this Agreement (including, without limitation, Section 3.01 hereof) or in any of the Closing Documents are false or inaccurate in any respect, or that Seller is in breach or default of any of its obligations hereunder and purchases the Property, then Seller shall not have any liability or obligation to Purchaser in respect of such false or inaccurate representation or warranty or breach or default.
(d)    The terms of this Section 3.05 shall survive the Closing.
ARTICLE 4

ADDITIONAL COVENANTS
SECTION 4.01    Conduct of Hotel Business Prior to Closing. In addition to any other covenants of Seller contained herein, from and after the Effective Date until the Closing Date or the earlier termination of this Agreement:
(p)    Seller shall operate and shall use commercially reasonable efforts to cause Hotel Manager to operate the Property in the ordinary course of business, substantially consistent with the past and current practice of Seller and Hotel Manager, but, in any event, subject to the

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terms of the Hotel Management Agreement (the “Present Standards”), including, without limitation (i) maintaining Inventory and FAS at the Property at levels substantially consistent with Present Standards, (ii) maintaining all fixtures and Personal Property in the same condition as it existed as of the Effective Date (reasonable wear, tear and loss excepted) and not trading, substituting or removing any Personal Property from the Hotel, except Inventory substantially consistent with Present Standards, (iii) performing routine maintenance and repairs for the Property substantially consistent with Present Standards, (iv) renewing all material licenses and Permits prior to their expiration consistent with Present Standards, (v) not making any material alterations or improvements at the Property, or demolishing any of the Property subject to Section 7.02, (vi) not selling, transferring or otherwise disposing of any of the Property, other than substantially consistent with Present Standards and (vii) not removing any Property from the Hotel, other than consistent with Present Standards. Prior to the expiration of the Inspection Period, Seller may, upon prior written notice to Purchaser (provided that such notice shall in no event be delivered to Purchaser later than the date that is five (5) Business Days prior to the expiration of the Inspection Period) change, amend, modify, extend, renew or terminate any existing Contract or other agreements affecting the Property or enter into any new lease, contract or other agreement that will be binding on Purchaser or the Property. Notwithstanding the foregoing, following the expiration of the Inspection Period, Seller shall not, without the prior written consent of Purchaser (which Purchaser may grant or withhold in its sole and absolute discretion), (i) except as required by the terms thereof or hereof or the terms of the Hotel Management Agreement, change, amend, modify, extend, renew or terminate (unless pursuant to the terms thereof after a breach of any other party thereto) any existing Contract or other agreements affecting the Property, or (ii) enter into any new lease, contract or other agreement that will be binding on Purchaser or the Property, survive the Closing and not be terminable on thirty (30) days’ notice without penalty or premium; provided, however, that (w) any action taken by Hotel Manager that does not require the approval of Seller pursuant to the terms of the Hotel Management Agreement or with respect to which Seller is obligated to give its approval pursuant to the terms thereof, shall be deemed consented to by Purchaser, (x) any action by Seller or Hotel Manager relating to an imminent risk of harm to an individual or to the Hotel shall be deemed consented to by Purchaser, provided that Seller or Hotel Manager, as appropriate, provide prompt written notice to Purchaser of same, and (y) Seller may continue to cause Hotel Manager to continue to take all Bookings for periods subsequent to the Closing Date in accordance with Hotel Manager’s customary practice during the last twelve (12) months prior to the Effective Date, and issue Vouchers for periods after the Closing in the ordinary course of business, and, after the Closing, Purchaser shall honor all such Bookings and Vouchers. Purchaser acknowledges that the Hotel is managed and operated by Hotel Manager pursuant to the Hotel Management Agreement and that Seller shall be deemed to have discharged, and not be in default of, its obligations under this Section 4.01(a) as long as Seller does not expressly approve any action of Hotel Manager or give instructions or directions to Hotel Manager which are, in either case, inconsistent with the terms of this Section 4.01(a).
(q)    Seller shall not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned during the Inspection Period), make any modifications or alterations to the Real Property, other than modifications or alterations (i) in the ordinary course of business of the Hotel as described in Section 4.01(a)

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above, (ii) that Hotel Manager is permitted to make at its own discretion without Seller’s approval under the terms of the Hotel Management Agreement, (iii) that are the subject of any Contract in effect with any third party as of the date of this Agreement, and (iv) that are listed in Schedule J attached hereto which are the only projects approved by Seller that have ongoing funding commitments.
(r)    Seller will maintain (or cause Hotel Manager to maintain) in effect all policies of casualty and liability insurance or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Hotel (provided that such limits of coverage shall in no event be less than the minimum limits set forth in the Hotel Management Agreement).
(s)    Seller shall not hire or employ any employees at the Property with respect to which Purchaser could have any responsibility or liability; it being understood and agreed that (i) all of the employees at the Property are employed by Hotel Manager or its Affiliates, not Seller, and (ii) Seller shall not be in breach of this covenant as a result of the employment by Hotel Manager or any or its Affiliates of any employee at the Property.
(t)    Between the Effective Date and the Closing Date or earlier termination of this Agreement, neither Seller nor any of its Affiliates nor any of their respective members, partners, or agents (including, without limitation, Broker and SCS Advisors, Inc. or their respective Affiliates) shall directly or indirectly offer, solicit or negotiate the possible direct or indirect acquisition of the Property (or any other form of transaction having a similar effect) or make any information about the Property available (for purpose of sale or refinance) to any Person other than Purchaser, its Affiliates and their respective designees, agents and/or authorized third parties. Seller agrees to direct Broker to immediately cease the marketing of the Property. Such restrictions shall be in effect until the earlier of (i) the Closing Date, (ii) the termination of this Agreement by either party pursuant to the terms and conditions hereof, or (iii) an unresolved dispute or impasse between Seller and Purchaser which results in a failure of the Closing to occur by at least sixty (60) days after the then-scheduled Closing Date (after taking into account any applicable extensions thereof, if any); and thereafter shall be null and void and of no further force or effect.
SECTION 4.02    Delivery of Estoppels. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser, at least three (3) Business Days prior to the Closing, those certain estoppel certificates as more particularly described in Section 5.03(f) herein.
SECTION 4.03    Assignment and Assumption of Hotel Management Agreement; Amendment to Hotel Management Agreement. Purchaser and Seller each acknowledge that, at Closing, pursuant to Section 10.02 of the Hotel Management Agreement, Purchaser shall be required to enter into an agreement with Hotel Manager, in form and substance reasonably acceptable to Hotel Manager, pursuant to which Purchaser agrees that the Hotel Management Agreement continues in full force and effect after the Closing and Purchaser assumes all of the contractual obligations of TRS Seller contained in the Hotel Management Agreement from and after the Closing (it is intended by the parties hereto that the Assignment and Assumption of Hotel Management Agreement, in the form annexed hereto as Exhibit E,

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constitutes such agreement required pursuant to Section 10.02 of the Hotel Management Agreement provided, however, that, to the extent Hotel Manager requests reasonable modifications to the form or substance of the Assignment and Assumption of Hotel Management Agreement, Seller and Purchaser shall modify the form of Assignment and Assumption of Hotel Management Agreement to conform therewith). Purchaser shall use commercially reasonable efforts to obtain Hotel Manager’s written consent to the assignment to, and assumption by, Purchaser of the Hotel Management Agreement prior to Closing, and Seller shall reasonably co-operate with Purchaser in such efforts. Seller shall provide Hotel Manager with written notice of its proposed sale of the Hotel to Purchaser in accordance with Section 10.02 of the Hotel Management Agreement. Purchaser and Seller each further acknowledge that, at Closing, Purchaser may be required by Hotel Manager to enter into an Amendment to Hotel Management Agreement, in form and substance acceptable to Hotel Manager, pursuant to which Purchaser agrees to certain amendments to the Hotel Management Agreement relating to the change of the ownership of the Hotel from Seller to Purchaser (it is intended by the parties hereto that the Amendment to Hotel Management Agreement, in the form annexed hereto as Exhibit J, constitutes such agreement that may be required by Hotel Manager), provided, however, that, to the extent Hotel Manager requests reasonable modifications to the form or substance of the Amendment to Hotel Management Agreement, Purchaser shall modify the form of Amendment to Hotel Management Agreement to conform therewith).
SECTION 4.04    Permits. Purchaser acknowledges that Seller will not transfer to Purchaser any licenses and permits required by any applicable governmental authorities for the sale and consumption of alcoholic beverages at the Hotel, it being understood and agreed that such licenses and permits are held by Hotel Manager or an Affiliate of Hotel Manager. Purchaser shall pay any fees, costs and expenses that may be payable (including, without limitation, to governmental authorities) prior to, on or after the Closing in order to transfer the assignable and transferrable Permits into Purchaser’s name in connection with Purchaser’s acquisition of the Property and in order for Purchaser to obtain any new or substitute Permits (in no event shall Seller be responsible for any such fees, costs or expenses payable in order to transfer any Permits into Purchaser’s name or for Purchaser to obtain new or substitute Permits, or for the fees, costs or expenses of any consultants or advisors engaged by Purchaser in connection therewith).
SECTION 4.05    Employee Matters.
(a)    Employees. The parties agree and acknowledge that all Employees are employed by Hotel Manager and that Hotel Manager maintains control over the hiring, firing and day-to-day control of such Employees pursuant to the Hotel Management Agreement. As between Seller and Purchaser, (x) except to the extent that Purchaser has received a credit to the Purchase Price pursuant to Section 6.02 (and then, only to the extent of such credit), Seller or Hotel Manager shall be responsible for payment of all Compensation and other benefits (including, without limitation, payroll taxes, Accrued Vacation Pay, severance compensation, and any other compensation payable under any applicable statute, contract or Employee Benefit Plan) payable to, earned and accrued in respect of, all Employees allocable to the period ending at the Adjustment Time, and (y) Purchaser shall be responsible for payment of all Compensation

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and other benefits (including, without limitation, payroll taxes, Accrued Vacation Pay, severance compensation, and any other compensation payable under any applicable statute, contract or Employee Benefit Plan) for the period commencing at the Adjustment Time, and for any such Compensation, Accrued Vacation Pay and any other benefits accruing prior to the Adjustment Time if and only to the extent that Purchaser receives a credit therefor at the Closing pursuant to Section 6.02. Purchaser shall be responsible for the payment of all Compensation and for providing benefits, whether due under the CBA or accruing under Purchaser’s employment compensation and benefit programs, with respect to all Employees commencing at the Adjustment Time. For purposes of this Agreement, “Compensation” means all salaries and wages which the Employees are entitled to receive at the time in question, together with all employment taxes with respect thereto, including, without limitation, any withholding or employer contributions under the Federal Insurance Contribution Act and Federal Unemployment Taxes Act, and all other compensation accrued and payable to the Employees, including, without limitation, any (i) bonus or incentive compensation, and (ii) any health, welfare and other benefits provided to the Employees under the Employee Benefit Plans, and employer contributions to, and amounts paid or accrued under, the Employee Benefit Plans for the benefit of the Employees; “Accrued Vacation Pay” means the monetary value of any vacation days, sick-leave or other paid time-off earned and accrued (and vested) by the Employees as of the time in question under and in accordance with Hotel Manager’s employment policies (including all employment taxes with respect thereto); “Employee Benefit Plan” means all Employee Benefit Plans, as that term is defined in Section 3(3) of ERISA and all other written severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, welfare, profit sharing or deferred compensation plans, or other employee benefit policies, programs, agreements or arrangements of any kind maintained by or contributed to by Seller or Hotel Manager on behalf of any of the Employees; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(b)    CBA. Purchaser agrees and acknowledges that Hotel Manager (and its Affiliates), as the employer of the Employees and the operator of the Hotel, is subject to and bound by the CBA and Purchaser shall cause any successor employer of the Employees to assume all obligations under the CBA (as the same may be amended). Purchaser shall cause Hotel Manager (and its Affiliates) to retain all existing bargaining unit team members pursuant to the CBA and substantially all other Employees as of the Adjustment Time. Purchaser shall cause Hotel Manager (and its Affiliates) to credit each Employee’s original date of hire, except to the extent such credit would result in a duplication of benefits for the same period of service. If required by the Union in connection with the sale and purchase of the Hotel, the Purchaser shall execute and deliver such written acknowledgements as may be reasonably requested by the Union to evidence Purchaser’s obligations hereunder with respect to the Hotel Manager (and its Affiliates) and any successor manager in connection with the CBA and the Employees. No later than thirty (30) days prior to the Closing Date, Seller shall deliver evidence to Purchaser that it has notified the Union of the contemplated sale of the Hotel to Purchaser in accordance with the CBA.

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(c)    WARN Act.
(i)    Purchaser agrees that Purchaser shall be solely liable and responsible for any and all Liabilities which may be claimed or be payable by reason of, or arising out of, or resulting from the application of the WARN Act (29 U.S.C. §§2101-2109) (the “WARN Act” ) or Assembly Bill 2957, as codified in California Labor Code Section 1400 et seq.) (the “California Plant Closing Law”) in connection with the termination of any Employees after the Closing, and Purchaser shall take all necessary actions to comply with Purchaser’s obligations under the same. Purchaser agrees to indemnify, defend and hold Seller and its Affiliates harmless from and against any and all Liabilities which any of them may sustain by reason of, or arising out of, or resulting from any violation or alleged violation of the WARN Act or California Plant Closing Law in connection with the consummation of the transactions contemplated hereby or the acts or omissions of Purchaser, its Affiliates, Hotel Manager or any successor manager of the Hotel or their respective representatives on the Closing Date or any time thereafter. For purposes of this Agreement, “Liabilities” means, collectively, any and all liabilities, demands, liens, interest, claims, actions or causes of action, assessments, losses, fines, penalties, costs (including, without limitation, response and/or remedial costs), damages and expenses including, without limitation, those asserted by any Federal, state or local governmental or quasi-governmental agency or any third party, and any and all reasonable attorneys’, consultants’ and expert witness fees and expenses except for the Retained Liabilities.
(ii)    Seller agrees that Seller shall be solely liable and responsible for any and all Liabilities which may be claimed or be payable by reason of, or arising out of, or resulting from the application of the WARN Act or the California Plant Closing Law in connection with the termination of any Employees prior to the Closing, and Seller shall take all necessary actions to comply with Seller’s obligations under the same. Seller agrees to indemnify, defend and hold Purchaser and its Affiliates harmless from and against any and all Liabilities which any of them may sustain by reason of, or arising out of, or resulting from any violation or alleged violation of the WARN Act or California Plant Closing Law caused by the acts or omissions of Seller, its Affiliates, Hotel Manager or their respective representatives prior to the Closing.
(d)    Indemnification and Assumption Obligations.
(i)    Purchaser agrees to indemnify, defend and hold Seller and its Affiliates harmless from and against any and all Liabilities which any of them may sustain by reason of, or arising out of, or resulting from the actions of Purchaser, Hotel Manager or any successor manager of the Hotel with respect to the Employees or Purchaser’s or Hotel Manager’s or any successor manager’s failure to discharge any of the obligations and liabilities of Purchaser with respect to the Employees or the Employee Benefit Plans maintained by Purchaser or Hotel Manager or any successor manager, in each case, first arising or accruing from and after the Closing, except to the extent such Liabilities arise from the gross negligence or willful misconduct of Seller or its Affiliates. Without limiting the foregoing, Purchaser further agrees to assume the Hotel Management Agreement at Closing and to indemnify, defend and hold Seller and its Affiliates harmless from and against any and all Liabilities which any of them may

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sustain by reason of, or arising out of, or resulting from (1) Purchaser’s failure to comply with or to assume the Hotel Management Agreement and/or comply with the CBA (or any agreement or obligation relating thereto) at or after the Closing (including, without limitation, any Liabilities resulting from Purchaser’s failure to pay any wages, benefits or other compensation required under the Hotel Management Agreement or the CBA as a result of Purchaser’s failure to fully assume such Hotel Management Agreement at the Closing), (2) Purchaser’s failure to comply with its obligations under any Employee Benefit Plans (or under the Hotel Management Agreement as it relates to the Property owner’s obligations with respect to the Employee Benefit Plans), (3) any obligations or Liabilities occurring or accruing after the Closing under or in respect of the Hotel Management Agreement (solely as it relates to the Employees) and/or the CBA (including, without limitation, any Liability for any breach or default under the Hotel Management Agreement (solely as it relates to the Employees) and/or the CBA, (4) any obligations or Liabilities occurring or accruing from and after the Closing Date as a result of or in connection with Purchaser’s violation or noncompliance with any applicable federal or state employment law, including, without limitation, COBRA, the Health Insurance Portability and Accountability Act of 1996 (HIPAA), ERISA, the Family and Medical Leave Act of 1993 (FMLA), the Fair Labor Standards Act (FLSA), the National Labor Relations Act, as amended, and the Occupational Safety and Health Act (OSHA), and (5) any obligations or Liabilities occurring or accruing from and after the Closing Date in connection with any employment taxes or Accrued Vacation Pay that, pursuant to Section 6.02, have become the obligation of Purchaser to pay, in each of cases (1) through (5) inclusive, to the extent first arising or accruing on or after the Closing, except to the extent that Purchaser receives a credit therefor pursuant to Section 6.02, and in each case except to the extent that such Liabilities arise from the gross negligence or willful misconduct of Seller or its Affiliates.
(ii)    Seller agrees to indemnify, defend and hold Purchaser and its Affiliates harmless from and against any and all Liabilities which any of them may sustain by reason of, or arising out of, or resulting from the actions of Seller or Hotel Manager with respect to the Employees or Seller’s or Hotel Manager’s failure to discharge any of the obligations and liabilities of Seller with respect to the Employees or the Employee Benefit Plans maintained by Hotel Manager, in each case, first arising or accruing prior to the Closing. Without limiting the foregoing, Seller further agrees to indemnify, defend and hold Purchaser and its Affiliates harmless from and against any and all Liabilities which any of them may sustain by reason of, or arising out of, or resulting from (1) Seller’s failure to comply with the CBA or Hotel Management Agreement (or any agreement or obligation relating thereto) prior to the Closing (with respect to matters arising or accruing prior to the Closing) (including, without limitation, any Liabilities resulting from Seller’s or Hotel Manager’s failure to pay any wages, benefits or other compensation required under the Hotel Management Agreement or the CBA), (2) Seller’s failure to comply with its obligations under any Employee Benefit Plans (or under the Hotel Management Agreement as it relates to the Property owner’s obligations with respect to the Employee Benefit Plans) arising prior to the Closing, (3) any obligations or Liabilities occurring or accruing prior to the Closing under or in respect of the Hotel Management Agreement (solely as it relates to the Employees) and/or the CBA (including, without limitation, any Liability for any breach or default under the Hotel Management Agreement (solely as it relates to the Employees) and/or the CBA, (4) any obligations or Liabilities occurring or accruing prior to the

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Closing Date as a result of or in connection with Seller’s violation or noncompliance with any applicable federal or state employment law, including, without limitation, COBRA, the Health Insurance Portability and Accountability Act of 1996 (HIPAA), ERISA, the Family and Medical Leave Act of 1993 (FMLA), the Fair Labor Standards Act (FLSA), the National Labor Relations Act, as amended, and the Occupational Safety and Health Act (OSHA), and (5) any obligations or Liabilities occurring or accruing prior to the Closing Date in connection with any employment taxes, in each of cases (1) through (5) inclusive, to the extent first arising or accruing prior to the Closing.
(e)    Cooperation. Purchaser and Seller agree to cooperate reasonably with each other (and, as applicable, to cause Hotel Manager to cooperate reasonably) to the extent legally permissible in the defense of any claims brought by or on behalf of any Employees or former Employees of Hotel Manager against Seller or Purchaser. Such cooperation shall include but not be limited to, providing: (i) access to and copying of personnel records to the extent legally permissible; and (ii) for the availability of employees for such matters as interviews and depositions. The actual out-of-pocket costs of any such cooperation shall be borne by the party who has the ultimate obligation (or obligation to indemnify) in respect of the underlying Employee or former employee claim.
(f)    The terms of this Section 4.05 shall survive the Closing.
SECTION 4.06    Guest Baggage. All baggage of guests who are still checked-in at the Hotel on the Closing Date, which has been checked with or left in the care of Seller or Hotel Manager shall be inventoried, sealed and tagged jointly by Seller and Purchaser on the Closing Date. Seller hereby agrees to save, protect, defend, indemnify and hold Purchaser and its Affiliates harmless against any Liabilities in connection with such baggage arising out of the acts or omissions of Seller or its Affiliates or Hotel Manager (or any of their employees or agents) to the extent that any such baggage is lost or misplaced by Seller prior to the time Seller and Purchaser conduct such baggage inventory on the Closing Date. Purchaser hereby agrees to save, protect, defend, indemnify and hold Seller and its Affiliates harmless against any Liabilities in connection with such baggage arising out of the acts or omissions of Purchaser or its Affiliates or Hotel Manager (or any of their employees or agents) after the Closing Date. Notwithstanding any of the foregoing to the contrary, to the extent that Hotel Manager is the party responsible, prior to Closing, for holding and otherwise handling the guest baggage, then Hotel Manager shall continue to be the party so responsible for holding and otherwise handling the guest baggage, and Seller and Purchaser shall not have the obligations (or indemnities) set forth in this Section 4.06.
SECTION 4.07    Safe Deposits. Not earlier than three (3) Business Days prior to Closing, Seller shall cause Hotel Manager to notify guests, tenants, or other persons who have safe deposit boxes at the Property, advising them of the sale of the Property to Purchaser, and requesting verification or removal of the contents prior to the Closing Date. Seller may, at its option, require such guests or tenants to execute new safe deposit agreements, in a form reasonably acceptable to Purchaser and identifying Purchaser as the owner of the Property, which shall be effective as of the Adjustment Time. The safe deposit boxes of guests or tenants not

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responding to said notification shall be opened only in the presence of representatives of both Seller and Purchaser. The contents of all boxes opened as aforesaid shall be listed at the time such boxes are opened, each such list shall be signed by or on behalf of Seller and Purchaser, and Purchaser shall not be liable or responsible for any items claimed to have been in said boxes unless such items are included in such list. Seller agrees to indemnify and hold harmless Purchaser from and against any liability or responsibility for any items claimed to have been in said boxes but not included on such list, and Purchaser agrees to indemnify and hold harmless Seller from and against any liability or responsibility for items claimed to have been in said boxes and included on such list. The provisions of this section shall survive the Closing (and not be merged therein). Notwithstanding any of the foregoing to the contrary, to the extent that Hotel Manager is the party responsible, prior to Closing, for handling the safe deposit boxes at the Property, then Hotel Manager shall continue to be the party so responsible for handling the safe deposit boxes, and Seller and Purchaser shall not have the obligations (or indemnities) set forth in this Section 4.07.
SECTION 4.08    Access to Books and Records. Subject to any applicable terms of the Hotel Management Agreement, for three (3) years following the Closing, Purchaser agrees, at Seller’s sole cost, to allow Seller and its representatives to access and review the books and records related to the operations of the Hotel for periods prior to the Closing Date at reasonable times upon reasonable advance notice, and Purchaser shall provide Seller with a reasonable space at the Hotel for up to two Seller representatives to perform such review and audit. The provisions of this section shall survive the Closing (and not be merged therein).
SECTION 4.09    Tax Clearance. Following the expiration of the Inspection Period, Seller shall use commercially reasonable efforts to obtain a “tax clearance” letter from the California State Board of Equalization for Seller. Failure to obtain any tax clearance letter shall not be deemed to be a failure of any condition precedent to Seller’s or Purchaser’s obligations to consummate the sale and purchase of the Property pursuant to this Agreement or a breach by Seller of this Agreement. For purposes of this Agreement, the term “Tax Clearance Letter” shall mean (a) a “tax clearance” letter from the California State Board of Equalization showing that no taxes are delinquent and unpaid for Seller under California Revenue Tax Code Section 6811 through 6815, or (b) a notice of withholding from the California State Board of Equalization setting forth the taxes that are due and payable for Seller under California Revenue Tax Code Section 6811 through 6815. The provisions of this Section 4.09 shall survive Closing until such time as Purchaser receives a Tax Clearance Letter.
ARTICLE 5

CLOSING; CLOSING CONDITIONS AND DELIVERIES
SECTION 5.01    The Closing.
(e)    The parties shall conduct the consummation of the sale and purchase of the Property pursuant to this Agreement (the “Closing”) through an escrow maintained with Escrow Agent so that it will not be necessary for any party to attend the Closing. The day that

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the Closing occurs shall be referred to herein as the “Closing Date”, which shall occur on the date that is thirty (30) days following the expiration of the Inspection Period (or, if not a Business Day, the first Business Day thereafter), except as the same may be extended pursuant to the express terms of this Agreement.
(f)    Provided all conditions precedent to Seller’s obligations hereunder have been satisfied (or otherwise waived as permitted under this Agreement), Seller agrees to convey the Property to Purchaser upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Purchaser’s obligations hereunder have been satisfied (or otherwise waived as permitted under this Agreement), Purchaser agrees to pay the amount specified in Section 1.02(a)(iii) by timely delivering the same to the Escrow Agent on or prior to the Closing Date and unconditionally authorizing and directing the Escrow Agent no later than 1:00 p.m. Pacific Time on the Closing Date to deposit the same in Seller’s designated account.
(g)    The items to be delivered by Seller or Purchaser in accordance with the terms of Section 5.04 or Section 5.05 shall be delivered to Escrow Agent no later than 5:00 p.m. Pacific Time on the last Business Day prior to the Closing Date, except that (i) the items in Section 5.04(k) (keys and certain documents) shall be delivered by Seller at the Property or made available for pick-up from Hotel Manager on the Closing Date, and (ii) the Purchase Price shall be delivered by Purchaser in accordance with the terms of Section 5.01(b).
(h)    Purchaser shall be entitled to one extension of the Closing Date (in no event less than ten (10) days, and in no event to exceed fifteen (15) days in the aggregate) upon (i) delivering to Seller written notice of such extension (including the length of such extension), not later than three (3) days prior to the then existing Closing Date, and (ii) depositing with Escrow Agent an additional One Million and 00/100 Dollars ($1,000,000.00) legal currency of the United States of America (the “Additional Deposit”, concurrently with the delivery of the extension notice set forth in clause (i) above, payable by wire transfer of immediately available federal funds, to be deemed a part of the non-refundable Deposit, and to be held by Escrow Agent pursuant to and in accordance with the Escrow Provisions.
SECTION 5.02    Conditions to Seller’s Obligations. Seller’s obligation to transfer the Property to Purchaser and to otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Seller in writing) of each of the following conditions precedent on and as of the Closing Date:
(h)    all representations and warranties of Purchaser contained in this Agreement, as updated by Purchaser’s Update Certificate, shall have been true in all material respects when made and shall be true in all material respects as of the Closing Date as if such representations and warranties were made on and as of the Closing Date;
(i)    Purchaser’s Update Certificate indicates that all of the representations and warranties set forth in Section 3.02 hereof are true and correct as of the Closing Date, without being modified as of the Closing Date to reflect changed facts or circumstances;

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(j)    Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing;
(k)    Hotel Manager has consented in writing to the assignment to, and assumption by, Purchaser of the Hotel Management Agreement in accordance with the terms of the Hotel Management Agreement;
(l)    Escrow Agent shall have received the Purchaser Closing Documents; and
(m)    Purchaser shall have delivered the balance of the Purchase Price, subject to adjustment as provided in this Agreement, in accordance with the terms of Section 1.02(a)(iii) hereof and paid or delivered all other amounts required to be paid or delivered by Purchaser pursuant to, and in accordance with, the terms hereof.
If any condition precedent set forth in this Section 5.02 is not satisfied as of the Closing Date, Seller, at its sole election, may (a) terminate this Agreement and (i) for any failure of a closing condition that constitutes a default described in Section 9.02(a) shall have the rights and remedies set forth therein, and (ii) for any other failure of any other condition, the Deposit shall be promptly returned to Purchaser, or (b) waive the condition and proceed to Closing.
SECTION 5.03    Conditions to Purchaser’s Obligations. Purchaser’s obligation to pay the Purchase Price, to purchase the Property and otherwise consummate the transaction contemplated hereby shall be subject to the satisfaction (or waiver by Purchaser in writing) of the following conditions precedent on and as of the Closing Date:
(e)    All representations and warranties of Seller contained in this Agreement, as updated by Seller’s Update Certificate, shall have been true in all material respects when made and shall be true in all material respects as of the Closing Date as if such representations and warranties were made on and as of the Closing Date;
(f)    Seller’s Update Certificate indicates that all of the representations and warranties set forth in Section 3.01 hereof are true and correct as of the Closing Date, without being modified as of the Closing Date to reflect changed facts or circumstances;
(g)    Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(h)    Hotel Manager has consented in writing to the assignment to, and assumption by, Purchaser of the Hotel Management Agreement in accordance with the terms of the Hotel Management Agreement;
(i)    To the extent Hotel Manager requires that Purchaser deliver an Amendment to Hotel Management Agreement for Closing, Hotel Manager delivers its executed counterpart of the same to Purchaser or Escrow Agent in time for Closing;

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(j)    Purchaser shall have received fully executed estoppel certificates, dated not more than thirty (30) days prior to Closing, from (1) Hotel Manager, in substantially the same form as Exhibit I-1 annexed hereto, with respect to certain items under the Hotel Management Agreement Exceptions (the “Marriott Estoppel”), (2) the City of San Jose, in substantially the same form as Exhibit I-2 annexed hereto, with respect to certain items relating to those agreements referenced therein (the “City Estoppel”), (3) an estoppel certificate from the Successor Redevelopment Agency of the City of San Jose in substantially the same form as Exhibit I-3 annexed hereto with respect to certain items relating to those agreements referenced therein (the “RDA Estoppel”), and (4) an estoppel certificate from Deep Poach Inc. (D/B/A Mina Group) (“Restaurant Manager”), in substantially the same form as Exhibit I-4 attached hereto (the “Mina Estoppel”), with respect to certain items relating to that certain Consulting and Licensing Agreement referenced therein. In the event Seller cannot for any reason obtain the Marriott Estoppel, the City Estoppel, the RDA Estoppel or the Mina Estoppel, Seller or Purchaser may elect to postpone the Closing Date for a period not to exceed thirty (30) days in order for Seller to attempt to obtain such undelivered estoppel(s). Notwithstanding any provisions in this Agreement to the contrary, if Purchaser fails to object in writing to an estoppel certificate executed by Manager, the City of San Jose, the Successor Redevelopment Agency of the City of San Jose, or the Restaurant Manager, as applicable, within three (3) Business Days after the date a copy of the same has been delivered to any Purchaser, Purchaser shall be deemed to have approved the same;
(k)    Subject only to the payment of all premiums, the Title Insurer shall be irrevocably and unconditionally committed to issue to Purchaser the Title Policy subject only to Permitted Exceptions; and
(l)    Escrow Agent shall have received the Seller Closing Documents.
(m)    Seller shall, at its sole cost and expense, have caused the violation listed on Exhibit E to have been cured and shall have provided Purchaser with evidence of such cure and removal of such violation by the applicable governmental authority.
(n)    As of the Closing Date, Manager shall be permitted to continue the sale and service of alcoholic beverages pursuant to the existing liquor license(s).
If any condition precedent set forth in this Section 5.03 is not satisfied as of the Closing Date, Purchaser, at its sole election, may (a) terminate this Agreement and (i) for any failure of a closing condition that constitutes a default described in Section 9.01(a) shall have the rights and remedies set forth therein, and (ii) for any other failure of any other condition, the Deposit shall be promptly returned to Purchaser, or (b) waive the condition and proceed to Closing.

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SECTION 5.04    Seller Closing Documents. At the Closing, Seller shall deliver, or cause to be delivered, the following documents and other items (the documents and other items described in this Section 5.04 being collectively referred to herein as the “Seller Closing Documents”):
(g)    a grant deed, in the form annexed hereto as Exhibit B and otherwise in recordable form, duly executed and acknowledged by Fee Seller, conveying to Purchaser fee title in and to the Real Property, subject only to Permitted Exceptions (the “Grant Deed”);
(h)    a bill of sale, in the form annexed hereto as Exhibit C, duly executed by Seller, transferring to Purchaser all of Seller’s right, title and interest in and to the Personal Property (including, without limitation, FAS) and Inventory, subject only to Permitted Exceptions (the “Bill of Sale”);
(i)    an assignment and assumption of the Contracts (other than the Hotel Management Agreement) and Bookings, in the form annexed hereto as Exhibit D, duly executed by TRS Seller, transferring to Purchaser all of TRS Seller’s right, title and interest in and to the Contracts (other than the Hotel Management Agreement) and the Bookings (the “Assignment and Assumption of Assumed Contracts”);
(j)    an assignment and assumption of the Hotel Management Agreement, in the form annexed hereto as Exhibit E (as may be modified pursuant to Section 4.03), duly executed by TRS Seller, transferring to Purchaser all of TRS Seller’s right, title and interest in and to the Hotel Management Agreement (the “Assignment and Assumption of Hotel Management Agreement”) (provided, however, to the extent that Purchaser negotiates with Hotel Manager a revised form of Assignment and Assumption of Hotel Management Agreement that is approved in writing by Hotel Manager for the Closing, which revised form in no way increases Seller’s obligations or liabilities thereunder as compared to the form annexed hereto as Exhibit E, then Seller shall instead deliver such revised form of Assignment and Assumption of Hotel Management Agreement pursuant to this Section 5.04(d);
(k)    a general assignment and assumption, in the form annexed hereto as Exhibit G, duly executed by TRS Seller, transferring to Purchaser all of TRS Seller’s right, title and interest in and to (i) the Intangibles, (ii) Cash on Hand and Accounts Funds, subject to Section 6.08, and (iii) all other Property that does not constitute the Real Property, the Personal Property, the Inventory, the Contracts or the Bookings (the “General Assignment and Assumption”);
(l)    a closing certificate from Seller (the “Seller’s Update Certificate”) reaffirming Seller’s representations and warranties set forth in Section 3.01 hereof as of the Closing Date, as updated and revised to reflect facts and circumstances that may have changed since the date of this Agreement;
(m)    an affidavit of Fee Seller (or its applicable affiliate), in the form annexed hereto as Exhibit G, stating that Fee Seller (or it applicable affiliate) is not a “foreign person”

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within the meaning of Section 1445 of the Code, executed by Fee Seller (or its applicable affiliate), and a California Form 593-C, executed by Fee Seller (or its applicable affiliate);
(n)    a single form letter in the form annexed hereto as Exhibit H, duly executed by TRS Seller;
(o)    evidence of termination of the Master Lease and the Owner Agreement effective as of the Closing;
(p)    evidence reasonably acceptable to the Title Insurer and Purchaser that the execution and delivery by Seller of this Agreement and the Seller Closing Documents to be executed and delivered by Seller have been duly authorized by all necessary action of Seller, certified by authorized signatories of Seller as true, correct and complete in all material respects, and other documents as may be reasonably required by the Title Insurer from the Seller to issue the Title Policy, including, without limitation, a title insurance affidavit in customary form and substance reasonably acceptable to Seller and Title Insurer to allow the Title Insurer to delete the standard printed title exceptions and insure over a reasonable “gap” period;
(q)    keys to all locks on the Real Property in Seller’s or Hotel Manager’s possession or control, and original, executed counterparts of the Contracts or, if unavailable, photocopies thereof certified by Seller as true and complete photocopies thereof in all material respects;
(r)    a mutually acceptable form of a joint closing statement, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to this Agreement (the “Closing Statement”), executed by Seller; and
(s)    any other documentation reasonably required to consummate the transactions contemplated by this Agreement.
SECTION 5.05    Purchaser Closing Documents. At the Closing, Purchaser shall deliver the following documents (the documents described in this Section 5.05 being collectively referred to herein as the “Purchaser Closing Documents”; together with the Seller Closing Documents, the “Closing Documents”):
(a)    the Assignment and Assumption of Assumed Contracts, duly executed by Purchaser;
(b)    the Assignment and Assumption of the Hotel Management Agreement, duly executed by Purchaser;
(c)    the General Assignment and Assumption, duly executed by Purchaser;
(d)    to the extent required by Hotel Manager for Closing, an Amendment to Hotel Management Agreement, in the form annexed hereto as Exhibit J (as may be modified pursuant to Section 4.03), duly executed by Purchaser, (the “Amendment to Hotel Management Agreement”) (provided, however, to the extent that Purchaser negotiates with

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Hotel Manager a revised form of Amendment to Hotel Management Agreement that is approved in writing by Hotel Manager for the Closing, which revised form in no way increases Seller’s obligations or liabilities under the Hotel Management Agreement as compared to the form annexed hereto as Exhibit J, then Purchaser shall instead deliver such revised form of Amendment to Hotel Management Agreement pursuant to this Section 5.05(d));
(e)    a closing certificate from Purchaser (the “Purchaser’s Update Certificate”) reaffirming Purchaser’s representations and warranties set forth in Section 3.02 hereof as of the Closing Date, as updated and revised to reflect facts and circumstances that may have changed since the date of this Agreement;
(f)    a preliminary change of ownership form, in the customary form issued by the County of Santa Clara, duly executed by Purchaser;
(g)    evidence reasonably acceptable to Seller that the execution and delivery by Purchaser of this Agreement and the documents set forth herein to be executed and delivered by Purchaser have been duly authorized by all necessary corporate, partnership or limited liability company action of Purchaser, as applicable, certified by Purchaser’s authorized signatories as true, correct and complete in all material respects;
(h)    the Closing Statement, duly executed by Purchaser; and
(i)    any other documentation reasonably required to consummate the transactions contemplated by this Agreement.
SECTION 5.06    Conditions Generally. The conditions set forth in Sections 5.02 and 5.03 hereof are solely for the benefit of the party for whom they are specified to be conditions precedent and such party (and only such party) may, in its sole and absolute discretion, waive any or all of such conditions and close title under this Agreement without any increase in, abatement of or credit against the Purchase Price. If either party elects to proceed to the Closing with actual knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by the other party under this Agreement, and/or (ii) an inaccuracy in or untruthfulness of any representation or warranty of the other party made in this Agreement or any of the Closing Documents, then, upon the consummation of the Closing, such party shall be deemed to have waived any such default and/or inaccuracy and shall have no claim against the other party on account thereof.
ARTICLE 6

CLOSING PAYMENTS AND APPORTIONMENTS; CLOSING COSTS
SECTION 6.01    Items Apportioned. The following adjustments and prorations shall be made at Closing. Except as otherwise expressly provided in this Agreement, all income and expenses of the Property shall be prorated between Seller and Purchaser as of 12:01 a.m. Pacific Time on the Closing Date (the “Adjustment Time”), so that all income and expenses of the Property with respect to the period prior to the Adjustment Time shall be for the

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account of Seller and all income and expenses of the Property with respect to the period after the Adjustment Time shall be for the account of Purchaser. Any reference in this Article 6 to payments made or cash being received by Seller shall also include any such items which are made or received by Hotel Manager on behalf of Seller prior to Closing. Moreover, any reference in this Article 6 to payments made or cash being received by Purchaser shall also include any such items which are made or received by Hotel Manager on behalf of Purchaser after Closing. No items of income or expense are to be included more than once in determining the prorations and payments under this Article. Seller and Purchaser shall be responsible for computing all such prorations in the manner hereafter set forth. At least seven (7) days prior to Closing, Seller shall deliver to Purchaser and Escrow Agent a preliminary statement of prorations (the “Preliminary Closing Statement”), which Preliminary Closing Statement will be updated based on the prorations taken as of the Adjustment Time (unless otherwise agreed by the parties) which will show the net amount due to Seller or Purchaser as the result thereof and such net amount will be added to, or deducted from, the Purchase Price, as applicable.
SECTION 6.02    Income.
(o)    Seller shall be entitled to all rents and all other revenues of any kind attributable to any period prior to the Adjustment Time (or, in the case of any facility (an “Operating Facility”) which closes after the Adjustment Time, the time that such Operating Facility closes on the Closing Date) under all food service, bar, beverage and liquor revenues and charges and all revenues and charges from restaurant operations, hotel banquet and conference facility operations, and other revenue of any kind attributable to any of the same. Purchaser shall be entitled to all rents and all other revenues of any kind attributable to any period after the Adjustment Time (or, in the case of any Operating Facility which closes after the Adjustment Time, after such time as such Operating Facility closes on the Closing Date) under all food service, bar, beverage and liquor revenues and charges and all revenues and charges from restaurant operations, hotel banquet and conference facility operations, and all other revenue of any kind attributable to any of the same.
(p)    Seller shall receive and be entitled to all room and other revenues, charges and receivables from the hotel rooms at the Property, and other revenues otherwise arising from guests and customers of the Hotel (collectively, “Hotel Room Revenues”), through check-out time for the Hotel on the day immediately prior to the Closing Date. Purchaser shall receive and be entitled to all Hotel Room Revenues from and after check-out time for the Hotel on the Closing Date. From check-out time for the Hotel on the calendar day immediately preceding the Closing Date through and including check-out time on the Closing Date, Purchaser and Seller shall each be entitled to one-half (1/2) of the Hotel Room Revenues for such twenty-four (24) hour period. At Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at face value: (i) all Cash on Hand made available to Purchaser at Closing; and (ii) the so-called “guest ledger” for the Hotel of guest accounts receivable payable by guests with valid charge card authorizations on file as of the check-out time for the Hotel on the Closing Date (based on guests and customers using the Hotel) both (A) in occupancy from the preceding night through check-out time the morning of the Closing Date; and (B) previously in occupancy prior to check-out time on the Closing Date. For purposes of this Agreement, transfer or sale at face value shall

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have the following meanings: (X) for Cash on Hand an amount equal to the total of all petty cash funds on hand; and (Y) for the guest ledger, the total of all such accounts receivable or paid as shown on the records of the Hotel, less actual collection costs (i.e., fees retained by credit card companies, banks or other collection companies), less accounting charges for rooms furnished on a gratuity or complementary basis to any hotel staff or as an accommodation to other parties, less travel agents’ commissions and third party commissions or fees and less Purchaser’s pro rata share (50%) of Hotel Room Revenues for the twenty-four (24) hour period from check-out time on the calendar day immediately preceding the Closing Date through and including check-out time on the Closing Date. The purchase price of said Cash on Hand and guest ledger, as determined above, and the amount of the accounts receivable shall be paid to Seller at the Closing by a credit to Seller on the Closing Statement in the computation of the adjustments and prorations on the Closing Date. If the amount of the credit due to Seller exceeds the amount of any credit due to Purchaser, Purchaser shall pay such amount in excess of the amount of the credit to Purchaser with the payment of the Purchase Price.
(q)    Seller shall deliver to Purchaser or provide Purchaser a credit against the Purchase Price in an amount equal to (X) ninety percent (90%) of the face value of all outstanding Purchased Vouchers, (Y) fifty percent (50%) of the face value of such Unpaid Vouchers, and if such Unpaid Vouchers do not have a face value, then an amount equal to (i) the product of (m) the number of applicable room nights, and (n) $150 as to room vouchers, and (ii) the average check or invoice for the applicable meal or service if the Unpaid Voucher is for a meal or service (and not for room rental) for the twelve (12) month period immediately preceding the Closing Date or if for an admissions fee or ticket for facilities not located at the Hotel, in an amount equal to the Hotel’s actual cost for such item and (Z) one-hundred percent (100%) of the guest reservation deposits for future bookings (as set forth on the Hotel balance sheets as current liabilities). Purchaser shall be liable for all Purchased Vouchers, Unpaid Vouchers, and guest reservation deposits for which it receives a credit, as well as any other deposits, complimentary room nights, any form of compensation or award given to guests as a result of guest complaints, “trade-outs” after the Closing, and does hereby indemnify and hold harmless Seller, and Seller’s officers, directors, employees and agents from and against any loss, cost, claim or expense (including but not limited to attorneys’ fees) resulting from any claim for such reservation deposits or gift certificates, which indemnity shall survive Closing. As used herein: “Purchased Voucher” means a Voucher issued in return for money payment; and “Unpaid Voucher” means a Voucher issued on a complimentary basis applicable to guest rooms or other Hotel facility or service for which a charge is customarily imposed, without payment, including as a charitable donation.
(r)    At Closing, Seller shall assign to Purchaser all accounts receivable payable as credit received at Closing an amount equal to the sum of (i) one hundred percent (100%) of the face value of all accounts receivable that are not more than thirty (30) days aged, (ii) ninety-five percent (95%) of the face value of all accounts receivable that are more than thirty (30) days but not more than sixty (60) days aged and (iii) ninety percent (90%) of the face value of all accounts receivable that are more than sixty (60) days aged but not more than ninety (90) days aged, each as shown on the books of the Property as of the Closing Date. After Closing, Purchaser shall have the sole right to collect and retain all such assigned accounts

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receivable, provided, that the collection of such accounts receivable shall be the responsibility of Hotel Manager. Accounts receivable that are payable as of the Adjustment Time and that are more than ninety (90) days aged (or accounts receivable that Manager believes are uncollectible or will be booked as uncollectible in the ensuing 30 days) shall not be purchased by Purchaser as provided above and shall remain the property of Seller. The responsibility for collecting such accounts receivable shall remain with Hotel Manager, but any such collection obligation shall expire ninety (90) after Closing. As part of any recalculation and adjustment payments between the parties pursuant to Section 6.09, Seller agrees to repay to Purchaser that portion of the accounts receivable for which Seller was given a credit at Closing under clauses (i), (ii) or (iii) above, which remain uncollected by Purchaser or Hotel Manager as of 90 days after the Closing occurs (based on reasonable evidence provided by Purchaser). Seller shall not be entitled to any Hotel or other Property revenues received by Purchaser or Hotel Manager on and after the Closing Date from any payors owing any such accounts receivable unless and so long as such payors shall be current in their accounts receivable obligations for periods occurring from and after the Adjustment Time. In that case, Purchaser or Hotel Manager, as applicable, shall deliver to Seller any accounts receivable specified as being payable with respect to accounts receivable retained by Seller (and only after Purchaser has received all outstanding accounts receivable), net of the costs of collection, received by Purchaser or Hotel Manager until such accounts receivable owing to Seller have been paid in full. If, however, delinquent accounts receivable are not collected by Purchaser or Hotel Manager from the payors owing such amounts that are more than 60 days aged as of the Adjustment Time, Purchaser shall not be liable to Seller for such delinquent accounts receivable. Purchaser shall not have any obligation to collect any delinquent accounts receivable that are more than sixty (60) days aged as of the Adjustment Time; provided that Seller shall be free to initiate any legal action and/or take any other action against the payors of such accounts receivable in an effort to collect same, and any amounts collected by Seller in connection with any such action or otherwise shall be the sole property of, and shall be retained by, Seller, provided, that Seller shall have no right to terminate any agreements with such parties that are assumed by Purchaser pursuant to this Agreement.
(s)    The Purchase Price includes all Personal Property (including, without limitation, FAS) and Inventory, whether opened or unopened, and the Seller shall not receive any credit nor shall the Purchase Price be adjusted for the same.
(t)    Seller shall cause the applicable vending companies to service the vending machines at the Property on the morning of Closing. All commissions due to Seller from such vending companies based on the amount of vending proceeds as of the Adjustment Time shall be paid to and belong to Seller. In the event that Seller is unable to cause the applicable vending companies to service the vending machines at the Property immediately prior to Closing, Purchaser and Seller will prorate the income associated therewith based upon reasonable estimates.
(u)    Intentionally omitted.
(v)    To the extent that items (such as postage meter, marketing fees, fees for inclusion of the Property in travel agent reservation systems, travel guides and the like or other

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items) have been paid prior to Closing for a period after Closing Date, and are or have been reflected as a deduction from Seller’s income, Seller shall receive a credit from Purchaser on the Closing Statement for the portion of such prepaid items that relate to periods following Closing.
(w)    Recurring fees prepaid, accrued or due and payable for any licenses, permits and/or contracts transferred to Purchaser, if any, shall be prorated as of the Adjustment Time. Seller shall receive a credit for all deposits made by Seller under the licenses, permits and/or contracts which are actually transferred to Purchaser or which remain on deposit for the benefit or credit of Purchaser.
(x)    Purchaser acknowledges that Hotel Manager pays directly to Employees all payroll and related payroll obligations and liabilities. All Compensation due, payable or accrued to Employees shall be prorated as of the Adjustment Time, other than severance pay (which shall be the sole responsibility of each of Seller and Purchaser for any terminated Employees relating to each of their respective periods of ownership of the Property).
(y)    For purposes of this Agreement, “Rents” shall mean all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Space Leases. All collected Rents and other income from Property operations shall be prorated between Seller and Purchaser as of 12:01 a.m. Pacific Time on the Closing Date. Rents or other income from Property operations not collected as of the Closing shall not be prorated at the time of Closing.
(z)    Except as otherwise specifically set forth in this Agreement, after Closing, Purchaser shall make a good faith effort to collect any Rents or other revenues not collected as of the Closing on Seller’s behalf and to tender the same to Seller upon receipt; provided, however, all Rents collected by Purchaser or Seller after the Closing shall first be applied to all amounts due under the applicable Space Lease at the time of collection (i.e., current Rents and sums due Purchaser as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Purchaser shall not have an exclusive right to collect Rents or other revenue due Seller and Seller hereby retains its rights to pursue claims against any tenant under the Space Leases or other party for sums due with respect to periods prior to the Closing Date; provided, however, with respect to any legal proceedings against any tenant under a Space Lease, Seller (a) shall be required to notify Purchaser in writing of its intention to pursue such legal proceedings; (b) shall only be permitted to pursue any legal proceedings after the date which is ninety (90) days after the Closing Date; and (c) shall not be permitted to pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Space Lease. The terms of this section shall survive the Closing and not be merged therein.
(aa)    At Closing, Seller shall give Purchaser a credit against the Purchase Price in the aggregate amount of any cash security deposits then required to be held by Seller under the Space Leases.
The terms of this Section 6.02 shall survive the Closing and not be merged therein.

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SECTION 6.03    Trade Payables. For purposes of this Agreement, the term “trade payables” shall mean any open accounts payable (including amounts payable under the Hotel Management Agreement to Hotel Manager) to trade vendors or suppliers of the Hotel, restaurant, bar or similar facilities at the Property selling goods, food, beverages or services to the general public for final use or consumption (i.e., retail trade). At Closing, Seller shall give Purchaser a credit against the Purchase Price in the aggregate amount of any trade payables then held by Seller and Hotel Manager with respect to the Property. All trade payables as of the Closing Date for the Property for which Purchaser receives a credit shall be the obligation of Purchaser after Closing. If any trade payables are invoiced after the Closing Date which relate to goods or services supplied to the Property prior to the Adjustment Time, then Purchaser shall pay such trade payables in accordance with their terms and Seller shall make an appropriate adjusting payment in accordance with Section 6.09.
SECTION 6.04    Occupancy and Sales Taxes. The amount of any occupancy taxes, sales taxes or any other federal, state and local taxes due as a result of sales to guests and customers of the Hotel and which relate to the Property shall be allocated to Purchaser and Seller in accordance with the allocation of Hotel Room Revenues in Section 6.02(b), and each of Purchaser and Seller shall pay such party’s allocated share as and when the same shall become due and payable. In connection with the provisions of this section, Purchaser and Seller shall each file or cause to be filed with the appropriate taxing authorities as and when required under applicable laws all appropriate tax returns relating to the applicable periods for which they are responsible as provided above. Purchaser and Seller acknowledge and agree that the terms of this Section 6.04 are not intended and shall not be construed as applying to any sales taxes due as a result of the transaction contemplated by this Agreement, the intention of the parties being that any sales taxes due as a result of the transaction contemplated by this Agreement shall be borne by the parties identified in Section 6.06 hereof. The obligations of the parties under this section shall survive the Closing (and not be merged therein).
SECTION 6.05    Proration of Taxes and Other Property Expenses.
(a)    Proration of Ad Valorem Taxes. All general real estate and ad valorem taxes and other state, county or municipal taxes, charges and assessments affecting the Property will be prorated as of 12:01 a.m. Pacific Time on the Closing Date, based on (if applicable) the maximum discount available for early payment. In the event final, current bills for such taxes are not available at Closing, such taxes will be prorated on the basis of the taxes for most recent year for which final bills are available. Subject to the prorations made at Closing pursuant to this Agreement, Purchaser agrees that it shall be solely responsible for all such ad valorem and real estate taxes accruing during the period on, from and after the Closing Date. Subject to the prorations made at Closing pursuant to this Agreement, Seller agrees that it shall be solely responsible for all such ad valorem and real estate taxes accruing during the period prior to the Closing Date.
(b)    Special Assessments. Seller shall pay all installments of special assessments assessed and due and payable for the periods prior to the Closing Date and Purchaser shall pay all installments of special assessments assessed, due and payable for the

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periods on and after the Closing Date; provided, however, if the owner of the Property has the election to pay any special assessment over time, Seller may elect to do so, which election shall be binding on Purchaser.
(c)    Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of the Adjustment Time. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Purchaser and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Purchaser any deposits which Seller has with any of the utility services or companies servicing the Property. Purchaser shall arrange with such services and companies to have accounts opened in Purchaser’s name beginning at the Adjustment Time.
The obligations of the parties under this section shall survive the Closing (and not be merged therein) of this Agreement.
SECTION 6.06    Closing Costs. Closing costs shall be allocated between Purchaser and Seller as set forth herein or otherwise in accordance with local custom. For the avoidance of doubt:
(a)    Purchaser shall pay the following closing costs: (i) all premiums and charges in connection with any title insurance coverage in excess of a standard CLTA owner’s title insurance policy (including survey modification coverage and all other endorsements) issued to Purchaser (the “Title Policy”), (ii) all recording and filing charges in connection with the instruments by which Seller conveys the Property, (iii) one-half (½) of all escrow or closing charges, (iv) one-half (½) of all City of San Jose taxes and similar charges, if any, applicable to the transfer of the Property to Purchaser, (v) if required by Hotel Manager, all reasonable attorneys’ fees and costs of Hotel Manager’s counsel incurred in connection with the assumption of the Hotel Management Agreement, (vi) the commission due any broker representing Purchaser, if any, (vii) all fees due Purchaser’s attorneys, (viii) all costs of Purchaser’s due diligence (including, without limitation, the cost of obtaining or preparing any Survey), and (ix) all lenders’ fees, mortgage taxes, and similar charges, if any, related to any financing to be obtained by Purchaser.
(b)    Seller shall pay the following closing costs: (i) all premiums and charges in connection with the basic coverage CLTA portion of the owner’s title insurance policy (excluding the ALTA extended coverage and endorsements), (ii) all recording and filing charges in connection with the instruments by which Seller removes any Seller Encumbrances, (iii) the commission due Broker, (iv) all sales taxes and similar charges, if any, applicable to the transfer of all Personal Property and Inventory (including, without limitation, all Personal Property and Inventory used in connection with any of the food and beverage facilities (including catering and banquet facilities) located on or about the Property, (v) one-half (½) of all escrow or closing charges, (vi) all County of Santa Clara transfer taxes and similar charges, if any, and one-half (½)

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of all City of San Jose transfer taxes and similar charges, if any, applicable to the transfer of the Property to Purchaser, and (vii) all fees due Seller’s attorneys.
The obligations of the parties under this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
SECTION 6.07    Reservation Deposits. At Closing, Seller shall give Purchaser a credit against the Purchase Price in the aggregate amount of any advance deposits then held by Seller and Hotel Manager with respect to the Property pursuant to the terms of any reservations of rooms or banquet or other facilities. All advance booking deposits as of the Closing Date for the Property for which Purchaser receives a credit shall be the obligation of Purchaser after Closing.
SECTION 6.08     Cash on Hand/Account Funds/FF&E Reserve. Except for the guest reservation deposits, gift certificates, complimentary room nights, any form of compensation or award given to guests as a result of guest complaints (to the extent that the same have not been paid in full prior to Closing), and “trade-outs” to be credited or delivered to Purchaser, all Cash on Hand shall be counted by Hotel Manager (with representatives of Seller and Purchaser present, if so desired by Seller or Purchaser) as of the Adjustment Time, and the Purchase Price shall be increased by the amount thereof. All Account Funds shall be determined by Hotel Manager as of the Adjustment Time, and the Purchase Price shall be increased by the amount thereof (excluding the amounts on deposit in the FF&E Reserve (as defined in the Hotel Management Agreement). All such Cash on Hand and Account Funds shall not be removed from the Hotel or accounts, as applicable, by or on behalf of Seller and shall become the property of Purchaser upon the Closing; provided, however, transactions with Hotel guests and the conduct of the operations of the Property in the ordinary course of business between the Adjustment Time and the Closing may be conducted on behalf of and for the account of Purchaser. All amounts on deposit in the FF&E Reserve shall not be removed from the Hotel and shall become the property of Purchaser upon the Closing. In the event that the balance of the FF&E Reserve at Closing is less than $250,000, Seller shall give Purchaser a credit at Closing equal to the amount by which the balance of the FF&E Reserve as of Closing is less than $250,000. In the event that the balance of the FF&E Reserve at Closing exceeds $250,000, Purchaser shall give Seller a credit to the Purchase Price equal to the amount by which the balance of the FF&E Reserve as of Closing exceeds $250,000.
SECTION 6.09    Delayed Adjustment: Delivery of Financial Data. No later than 90 days after the Closing occurs, Purchaser shall prepare and present to Seller a recalculation of any and all amounts due or subject to proration under this Article 6 (taking into consideration any errors and changes necessary because of the lack of complete or accurate information as of the Closing Date) as well as supporting documentation for such recalculation. The parties shall make the appropriate adjusting payment between them within thirty (30) days after delivery of any such recalculation. The provisions of this section shall survive the Closing and not be merged therein. Notwithstanding the foregoing, the provisions of Article 6 shall survive the Closing until the expiration of the 90 day period referred to above in this Section 6.09, and after such date neither Seller nor Purchaser shall have any further rights or

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obligations under Article 6 to make any further proration adjustments; provided, that in no event shall the expiration of such period modify, reduce, stay, toll, terminate or otherwise expunge any party’s obligation under this Section 6.09 to make a payment to the other party in connection with the prorations agreed upon and/or reflected in any updated closing statement, which obligation shall survive the Closing; provided, further, that the 90 day period shall not apply to amounts subject to proration under Sections 6.05(a) and 6.05(b), which such prorations shall not take place until the final bills for such amounts are received.
ARTICLE 7

CONDEMNATION AND DESTRUCTION
SECTION 7.01    Condemnation. If, prior to the Closing Date, all or any portion of the Real Property is taken by condemnation or power of eminent domain (or is the subject of a pending taking that has not yet been consummated), Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof. If, after restoration, as a result of such condemnation (I) the value of the Real Property has been reduced by Three Million Dollars ($3,000,000) or more from the value of the Real Property immediately prior to such taking or (II) a Material Part of the Real Property is taken or is to be taken, Purchaser shall have the right to terminate this Agreement by giving a written notice of termination to Seller within ten (10) days after receipt of Seller’s notice of such taking (or, on or prior to the Closing Date, whichever occurs first), time being of the essence, whereupon the provisions of Section 9.01(b) shall apply (but only to the extent that Purchaser has previously deposited the Deposit with Escrow Agent in accordance with Section 1.02(a)), and this Agreement will terminate and be null and void and of no further force and effect, and the parties hereto will not have any further liability or obligation to hereunder, except for such liabilities or obligations which are specifically stated herein to survive the termination of this Agreement. If Purchaser (i) elects not to terminate this Agreement as aforesaid, (ii) fails to deliver such a termination notice within the time period specified above or (iii) does not have the right to terminate this Agreement under this Section 7.01 as a result of such taking, then (A) Purchaser shall accept so much of the Real Property as remains after such taking (or subject to a pending taking that has not yet been consummated, as the case may be) in its “as-is” condition and proceed with Closing with no abatement of the Purchase Price, (B) Seller shall not compromise, settle or adjust any claims to awards for the taking without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, (C) subject to the rights of any parties to the Contracts, at the Closing, Seller shall assign and turnover to Purchaser, without recourse, the rights of Seller to any awards, if any, for the taking, and Purchaser shall be entitled to receive and keep such awards for the taking, in any event less costs incurred by Seller to collect same and the portion thereof that Seller uses to make (x) temporary or emergency repairs to the Real Property arising from such taking, and (y) subject to the terms of clause (D) below, permanent or non-emergency repairs or restoration to the Real Property, (D) except for temporary or emergency repairs to the Real Property arising from such taking or as otherwise required pursuant to the terms of any Contract, Seller shall not make any repairs or restore the Real Property or enter into any contracts with respect thereto without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned (it being understood and agreed that Seller shall have no duty or obligation to

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Purchaser to repair or restore the Real Property), and (E) at the Closing, Seller shall assign to Purchaser all of Seller’s rights under, and Purchaser shall assume all of Seller’s obligations thereafter arising under, any contracts to which Seller is a party with respect to any such repair or restoration of the Real Property resulting from such taking. For the purposes hereof, a “Material Part” shall be deemed to mean any taking (1) which causes a reduction in the size of any of the buildings comprising the Real Property, results in a loss of any parking spaces or interferes with the present use and operation of the Hotel, or (2) which results in the elimination of any ingress and/or egress to or from the Hotel via public roads.
SECTION 7.02    Destruction. If, prior to the Closing Date, any portion of the Property is destroyed or damaged by fire or other casualty, then Seller shall promptly notify Purchaser of such fact. If the cost to repair such damage or destruction exceeds Three Million Dollars ($3,000,000), then Purchaser shall have the right to terminate this Agreement by giving a written notice of termination to Seller within ten (10) days after receipt of Seller’s notice of destruction or damage (or, on or prior to the Closing Date, whichever occurs first), time being of the essence, whereupon the terms of Section 9.01(b) shall apply (but only to the extent that Purchaser has previously deposited the Deposit with Escrow Agent in accordance with Section 1.02(a)), and this Agreement will terminate and be null and void and of no further force and effect, and the parties hereto will not have any further liability or obligation hereunder, except for such liabilities or obligations which are specifically stated herein to survive the termination of this Agreement. If Purchaser (i) elects not to terminate this Agreement as aforesaid, (ii) fails to deliver such a termination notice within the time period specified above or (iii) does not have the right to terminate this Agreement under this Section 7.02 as a result of such damage or destruction, then (A) Purchaser shall accept so much of the Property as remains after such damage or destruction in its “as-is” condition and proceed with Closing with no abatement of the Purchase Price (except as expressly set forth below), (B) Seller shall not compromise, settle or adjust any claims to insurance proceeds without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, (C) Purchaser shall receive a credit against the Purchase Price in the amount of the deductible for the related insurance, less any portion thereof that Seller uses to make (x) temporary or emergency repairs to the Property arising from such damage or destruction and (y) subject to the terms of clause (E) below, permanent or non-emergency repairs or restoration to the Property, (D) subject to the rights of any parties to the Space Leases, at the Closing, Seller shall assign and turnover to Purchaser, without recourse, the rights of Seller to any insurance proceeds with respect to the damage or destruction, and Purchaser shall be entitled to receive and keep such insurance proceeds, in any event less any costs or expenses incurred by Seller to collect same and the portion thereof that Seller uses to make (x) temporary or emergency repairs to the Property arising from such damage or destruction, and (y) subject to the terms of clause (E) below, permanent or non-emergency repairs or restoration to the Property, (E) except for temporary or emergency repairs to the Property arising from such damage or destruction taking or as otherwise required pursuant to the terms of any Space Lease, Seller shall not make any repairs or restore the Property or enter into any contracts with respect thereto without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned (it being understood and agreed that Seller shall have no duty or obligation to Purchaser to repair or restore the Property), and (F) at the Closing, Seller shall assign to Purchaser all of Seller’s rights

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under, and Purchaser shall assume all of Seller’s obligations thereafter arising under, any contracts to which Seller is a party with respect to any such repair or restoration of the Property resulting from such damage or destruction. Notwithstanding anything to the contrary contained in this Section 7.02, Seller retains the right to receive and keep for its own account any proceeds of rent or business interruption insurance to the extent such proceeds relate to or are allocable to the period prior to the Closing Date, and Seller shall not be obligated to assign or turnover such insurance proceeds or its right thereto.
SECTION 7.03    Waiver. The provisions of this Article 7 supersede the provisions of any applicable laws with respect to the subject matter of this Article 7.
ARTICLE 8

BROKER
SECTION 8.01    Broker.
(t)    Seller represents and warrants to Purchaser that Seller has not hired, retained or dealt with, and is not otherwise obligated to compensate, any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transaction contemplated hereby, other than Hodges Ward Elliott, Inc. (“Broker”). Seller shall be solely responsible for, and shall pay any brokerage commission due to Broker in accordance with the separate agreement between Seller and Broker in connection with the transaction contemplated hereby. Seller will indemnify Purchaser and its members, managers, Affiliates, officers, trustees, directors, employees, shareholders and agents with respect to any claim that the aforesaid representation and warranty is untrue.
(u)    Purchaser represents and warrants to Seller that Purchaser has not hired, retained or dealt with, and is not otherwise obligated to compensate, any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby. Purchaser will indemnify Seller and Seller’s agents, employees, representatives, accountants, attorneys, consultants, managers and Affiliates with respect to any claim that the aforesaid representation and warranty is untrue.
(v)    The provisions of this Section 8.01 shall survive the Closing and any termination of this Agreement.
ARTICLE 9

REMEDIES
SECTION 9.01    Seller’s Default; Return of Deposit.
(j)    Seller’s Default. If Seller defaults in its obligations to sell the Property in accordance with the terms of this Agreement, or breaches any other obligation of Seller in this Agreement (after the expiration of any applicable notice, grace or cure periods), Purchaser, as its

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sole and exclusive remedy, shall have the right to elect one (1) (but not more than one) of the following remedies:
(i)    accept such title to the Property as Seller is able to convey without abatement of the Purchase Price;
(ii)    terminate this Agreement by written notice to Seller, whereupon the giving of such notice by Purchaser this Agreement will terminate and be null and void and of no further force and effect and the parties hereto will not have any further liability or obligation hereunder, except for such liabilities or obligations which are expressly stated herein to survive the termination of this Agreement, and except that Seller shall promptly reimburse Purchaser in an amount equal to the total of all of Purchaser’s out-of-pocket costs of the transaction actually incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby, including, without limitation, Purchaser’s due diligence (including, without limitation, the cost of obtaining or preparing any Survey and any fees due to Purchaser’s attorneys) and financing costs, in no event to exceed, in the aggregate, $250,000; or
(iii)    compel specific performance hereunder by Seller of Seller’s obligations hereunder and recover all actual out-of-pocket expenses incidental thereto, including reasonable attorneys’ fees; provided, however, Purchaser shall not have the rights or remedies set forth in this clause (iii) in the event of (x) a failure of a condition set forth in Section 5.03 to be satisfied on or prior to the date specified for Closing in Section 5.01(a), which failure does not in and of itself constitute a default on the part of Seller hereunder, or (y) a default by Seller in its obligation to sell the Property in accordance with the terms of this Agreement if such default arises solely from a failure of a condition described in clause (x) to be satisfied, which failure does not in and of itself constitute a default on the part of Seller hereunder. As a condition precedent to Purchaser exercising any right it may have to bring an action for specific performance hereunder, Purchaser must commence such an action within ninety (90) days after the occurrence of Seller’s default. Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.
(iv)    For the avoidance of doubt, nothing in this Section 9.01(a) shall limit Purchaser’s right to receive attorneys’ fees pursuant to Section 11.08 or Purchaser’s rights and remedies against Seller arising out of any breach by Seller of Seller’s confidentiality obligations contained in this Agreement, with respect to which Purchaser retains and shall have all rights and remedies available at law or in equity (including, without limitation, specific performance of such obligations).
(k)    Return of Deposit. In the event that this Agreement is terminated as set forth herein for any reason other than due to a Purchaser default pursuant to Section 9.02(a), then Purchaser shall be entitled to a prompt return of the remaining balance of the Deposit, if any, together with all interest accrued thereon, if any, and neither Seller nor Purchaser shall have any further rights or obligations hereunder, except for such rights or obligations which are expressly

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stated herein to survive the termination of this Agreement. In no event shall Purchaser be entitled to a return of the independent consideration as set forth in Section 1.02(c).
SECTION 9.02    Purchaser’s Default; Liquidated Damages.
(d)    Purchaser’s Default. If Purchaser defaults in its obligation to purchase the Property in accordance with the terms of this Agreement, then Seller, as its sole and exclusive remedy for such default, shall have the right to terminate this Agreement by written notice to Purchaser and retain the Deposit (together with all interest earned thereon, if any) as full, agreed and liquidated damages with respect to such default by Purchaser, and upon the giving of such notice by Seller (x) this Agreement will terminate and be null and void and of no further force and effect and the parties hereto will not have any further liability or obligation hereunder, except for such liabilities or obligations which are expressly stated herein to survive the termination of this Agreement, and (y) Seller may direct Escrow Agent to deliver the Deposit (together will all interest earned thereon, if any) to Seller, as such liquidated damages. Seller shall have no other remedy, whether at law or in equity, for Purchaser’s default in its obligation to purchase the Property in accordance with the terms of this Agreement, except that the provisions of this Section 9.02(a) shall not limit any of Seller’s rights or remedies against Purchaser for matters other than a default by Purchaser in its obligation to purchase the Property in accordance with the terms of this Agreement. For the avoidance of doubt, nothing in this Section 9.02(a) shall limit Seller’s right to receive attorneys’ fees pursuant to Section 11.08 or Seller’s rights and remedies against Purchaser arising out of any breach by Purchaser of Purchaser’s confidentiality obligations contained in this Agreement or a breach by Purchaser of Purchaser’s obligations under Section 2.03 hereof, with respect to which Seller retains and shall have all rights and remedies available at law or in equity (including, without limitation, specific performance of such obligations). For the avoidance of doubt, notwithstanding any statement to the contrary set forth in this Agreement, Seller shall retain all rights in and to the independent consideration as set forth in Section 1.02(c) as independent consideration for Seller agreeing to enter into this Agreement.
(e)    Liquidated Damages. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT IN THE EVENT OF A DEFAULT BY PURCHASER IN ITS OBLIGATION TO CLOSE THE PURCHASE OF THE PROPERTY ON THE CLOSING DATE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, SELLER’S ACTUAL DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN, THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES, AND THAT SUCH AMOUNT IS NOT UNREASONABLE UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT WAS MADE. THE PAYMENT OF SUCH AMOUNTS AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY.
SECTION 9.03    LIMITATION ON LIABILITY. THE LIABILITY OF EACH PARTY HERETO RESULTING FROM THE BREACH OR DEFAULT BY SUCH PARTY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES INCURRED BY THE INJURED PARTY AND EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO

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RECOVER FROM THE OTHER PARTY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, SPECIAL AND SPECULATIVE DAMAGES. THE PROVISIONS OF THIS Section 9.03 SHALL NOT LIMIT OR AFFECT THE RIGHTS OF (A) SELLER TO RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AS AND WHEN PROVIDED HEREUNDER, OR (B) EITHER PARTY HEREUNDER TO SPECIFIC PERFORMANCE OR LIQUIDATED DAMAGES WHERE SUCH A REMEDY IS SPECIFICALLY PERMITTED HEREUNDER.
SECTION 9.04    Survival. The terms of this Article 9 shall survive the Closing or earlier termination of this Agreement.
ARTICLE 10

NOTICES
SECTION 10.01    Notices. All notices, elections and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered with proof of delivery (or attempted delivery) thereof to the individual or individuals specified below (any notice or communications so delivered being deemed to have been given, served and received at the time delivered (or at the time delivery is rejected)), (ii) sent by either United States Postal Service or nationally recognized commercial overnight or next Business Day courier, with proof of delivery (or attempted delivery) thereof (any notice or communication so delivered being deemed to have been given, served and received on the next Business Day after the date on which sent), (iii) sent by United States Postal Service registered or certified mail, postage prepaid (any notice or communication so sent being deemed to have been given, served and received when delivered (or delivery is rejected)), or (iv) sent by e-mail, provided that such e-mailed notice must also be delivered by one of the means set forth in clauses (i), (ii) or (iii) above (any notice or communication so delivered being deemed to have been given, served and received at the time such e-mail is successfully sent, provided such notice is also delivered by one of the means set forth in clauses (i), (ii) or (iii) above), addressed to the respective parties as follows:
if to Seller:
SP6 SAN JOSE HOTEL OWNER, LLC
SP6 SAN JOSE HOTEL LESSEE, LLC
515 S. Flower Street, Suite 3100
Los Angeles, California 90071
Attention: Mr. Ming Lee, Vice President
Telephone #: (213) 683-4252
E-Mail Address: ming.lee@cbreglobalinvestors.com
with a copy to:
Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, California 90067

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Attention: Douglas B. Frank, Esq.
Telephone #: (310) 284-4581
E-Mail Address: dfrank@proskauer.com
if to Purchaser:
CWI 2 SAN JOSE HOTEL, LP
c/o Watermark Capital Partners, LLC
272 East Deerpath Road, Suite 320
Lake Forest, Illinois 60045
Attention: Michael G. Medzigian
Telephone #: (847) 482-8600
Email: medzigian@watermarkcap.com

with a copy to:
Paul Hastings
515 South Flower Street, 25th Floor
Los Angeles, California 90071
Attention: Derek V. Roth, Esq.
Telephone #: (213) 683-6350
Email: derekroth@paulhastings.com
or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt. The terms of this Article 10 shall survive the Closing or earlier termination of this Agreement.
ARTICLE 11

MISCELLANEOUS PROVISIONS
SECTION 11.01    Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereof. Notwithstanding the foregoing, Purchaser shall not assign its rights under this Agreement or delegate Purchaser’s duties hereunder, without the prior written consent of Seller, which consent may be withheld, delayed and conditioned by Seller in its sole and absolute discretion; provided, however, Purchaser shall have the right to assign this Agreement and all of its rights under this Agreement to any direct or indirect Affiliate of Purchaser (“Permitted Assignee”) on the condition that Purchaser delivers to Seller, on or before the effective date of such assignment (and in any event prior to Closing), written notice thereof, together with a written agreement pursuant to which such assignee assumes and agrees to be bound by the terms and conditions of this Agreement. Except for an assignment to a Permitted Assignee in accordance with the terms of this Section 11.01, Purchaser may not assign this Agreement without first obtaining Seller’s written consent, which consent may be withheld, delayed and conditioned by Seller in its sole and absolute discretion. Any transfer, directly or indirectly, of

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any stock, partnership interest or other ownership interest in Purchaser shall constitute an assignment of this Agreement; provided, however, the foregoing shall not be construed to prohibit the transfer of stock in a publicly traded or publicly listed company. Any assignment in contravention of this Section 11.01 shall be null and void ab initio. Notwithstanding anything herein to the contrary, no assignment shall release the Purchaser herein named from any obligation or liability under this Agreement until and unless Closing occurs in which case the assignor shall be released from all liability hereunder. Any assignee of Purchaser shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.
SECTION 11.02    Binding Effect. This Agreement does not constitute an offer to sell and shall not bind Seller or Purchaser unless and until both parties shall have executed and delivered to each other an executed original counterpart hereof.
SECTION 11.03    Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Purchase Price, the Grant Deed and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Purchaser and Seller to be performed hereunder
SECTION 11.04    Partial Invalidity. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
SECTION 11.05    Consent. All consents required herein shall not be unreasonably withheld, delayed or conditioned unless specifically stated otherwise herein.
SECTION 11.06    Recordation of Agreement. Neither Seller nor Purchaser may record this Agreement or any memorandum or notice hereof.
SECTION 11.07    Entire Agreement. This Agreement, together with the exhibits hereto, and the Closing Documents, constitute the entire agreement of the parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein.
SECTION 11.08    Attorneys’ Fees and Costs. If any action, including any action in bankruptcy, shall be instituted between and/or affecting Seller and Purchaser in connection with this Agreement, the party prevailing in such action shall be entitled to recover from the other party all of its costs and expenses incurred therein, including without limitation its reasonable attorneys’ fees, following a final decision by a court of competent jurisdiction.

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SECTION 11.09    Amendment. This Agreement may not be modified, amended, altered, extended or supplemented except by written agreement executed and delivered by Purchaser and Seller.
SECTION 11.10    Governing Law. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State in which the Real Property is located (without regard to the principles thereof regarding conflict of laws), and any applicable laws of the United States of America.
SECTION 11.11    JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF PURCHASER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND (b) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
SECTION 11.12    No Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
SECTION 11.13    Headings; Article, Section, Exhibit and Schedule References. The Article, Section, Exhibit and Schedule headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof. All references in this Agreement to Articles, Sections, Exhibits and Schedules are to the Articles and Sections hereof and the Exhibits and Schedules annexed hereto, unless otherwise expressly stated.
SECTION 11.14    No Other Parties. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the parties to whom such representation, warranties or agreements are made (and their permitted assigns), and shall confer no rights hereunder, whether legal or equitable, in any other party, and no other party shall be entitled to rely thereon.
SECTION 11.15    Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute but one agreement. Signatures to this Agreement transmitted by

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electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.
SECTION 11.16    No Joint Venture. Nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture or other relationship between Seller and Purchaser (other than the relationship of seller and purchaser).
SECTION 11.17    Additional Agreements; Further Assurances. Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the transaction contemplated by this Agreement; provided, however, the execution and delivery of such documents shall not result in any additional liability or cost to the executing party.
SECTION 11.18    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.
SECTION 11.19    Confidentiality.
(a)    Except as may be required by law or in connection with any court or administrative proceeding or by any applicable regulation, including, without limitation, state or federal securities laws or requirements of the New York Stock Exchange, the Securities and Exchange Commission, or similar agencies or bodies, or as expressly set forth in this Section 11.19, neither Seller, Purchaser nor their respective designees shall issue or cause the publication of any press release or other public announcement, or cause, permit or suffer any other disclosure which discloses the existence of this Agreement or the transaction contemplated hereby or sets forth the terms of the transactions contemplated hereby to any party other than Seller’s or Purchaser’s partners, prospective partners, members, prospective members, directors, officers, employees, counsel, advisors, accountants, lenders or prospective lenders, investors or prospective investors, without first obtaining the written consent of the other party; provided, however, Seller shall have the right to make such disclosures to Hotel Manager and any other party to a Contract in connection with the consummation of the transaction contemplated herein and satisfying its obligations hereunder. Notwithstanding the foregoing, the parties acknowledge and agree that Purchaser will issue a press release after the Closing, the form and content of which shall be subject to the prior consent of Seller (which consent will not be unreasonably withheld, conditioned or delayed) provided, however, Seller acknowledges and agrees that, subject to Seller’s prior review and approval to confirm compliance with the requirements hereof, Purchaser’s press release shall be substantially similar to the form of those certain press releases previously issued by Purchaser or its Affiliates in connection with Purchaser’s or Purchaser’s Affiliates’ recent hotel acquisitions and Purchaser may disclose (i) the Purchase Price, (ii) the sum of capital expenditures, transaction costs, working capital and pre-paid operating costs, and (iii) the sum of (i) and (ii).

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(b)    Purchaser represents, warrants and agrees that Purchaser has and shall maintain all information received or obtained by Purchaser regarding Seller, the Property and the transaction contemplated by this Agreement in strict confidence and shall not disclose any such information to third parties or use such information for any purpose other than to evaluate Purchaser’s acquisition of the Property. Notwithstanding the foregoing, Purchaser may provide such information to its agents, representatives, consultants and attorneys engaged by Purchaser, and to Purchaser’s lenders and prospective investors, in connection with evaluating Purchaser’s acquisition of the Property, provided that Purchaser shall cause such parties to maintain the confidentiality of such information. Purchaser acknowledges that any use or disclosure of information regarding Seller, the Property or the transaction contemplated by this Agreement would cause irreparable injury to Seller, and that in the event of a violation by Purchaser of the provisions of this Section 11.19(b), Seller’s remedies at law would not be adequate. Accordingly, in such event, Seller may proceed and protect its rights by an action in equity for specific performance or for injunction against the violation hereof. If the Closing fails to occur for any reason, Purchaser promptly shall return to Seller (and shall cause Purchaser’s agents, representatives, consultants, lenders, prospective investors and attorneys to return to Seller) all documents and other materials delivered to Purchaser by or on behalf of Seller, together with all copies thereof.
SECTION 11.20    RESOLUTION OF DISPUTES.
(a)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THIS AGREEMENT, THE PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THAT RELATIONSHIP, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT AND ALL OTHER AGREEMENTS AND INSTRUMENTS PROVIDED FOR HEREIN, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT ENTERED INTO BETWEEN THE PARTIES IN

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CONNECTION WITH THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.
Seller’s Initials: /s/ PGH RJ         Purchaser’s Initials: /s/ MM
(b)    Consent to Judicial Reference. If and to the extent that Section 11.20(a) immediately above is determined by a court of competent jurisdiction to be unenforceable, each of the parties to this Agreement hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, (b) such referee shall hear and determine all of the issues in any such Dispute (whether of fact or of law) and shall report a statement of decision, provided that, at the mutual agreement of the parties, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (c) pursuant to California Code of Civil Procedure Section 644(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall use their respective best efforts to agree upon and select such referee, provided that such referee shall be a retired California state or federal judge. Each party hereto acknowledges that this consent is a material inducement to enter into this Agreement and all other agreements and instruments provided for herein, and that each will continue to rely on this consent in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and referenced proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent having had the opportunity to consult with legal counsel. This consent is irrevocable, meaning that it may not be modified either orally or in writing, and this consent shall apply to any subsequent amendments, renewals, supplements, or modifications to this Agreement or any other agreement or document entered into between the parties in connection with this Agreement. In the event of litigation, this Agreement may be filed as evidence of either or both parties’ consent to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638.
Seller’s Initials: /s/ PGH RJ         Purchaser’s Initials: /s/ MM
SECTION 11.21    Calculation of Time Periods; Business Days. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not Business Day, in which event the period shall run until the end of the next day which is a Business Day. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. Pacific Time. As used herein, the term “Business Day” shall mean a

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day other than Saturday, Sunday or any day on which banks located in California or New York are authorized or obligated to close.
SECTION 11.22    Time of Essence. Time is of the essence with respect to the Closing and all of the provisions of this Agreement.
SECTION 11.23    Joint and Several Liability. Fee Seller and TRS Seller shall be jointly and severally liable with respect to all obligations of Seller, Fee Seller and TRS Seller hereunder.
SECTION 11.24    No Derivative Claims. Except as otherwise expressly set forth in this Agreement, and without limiting the joinder attached to this Agreement, the parties to this Agreement hereby agree that the obligations of the parties under this Agreement are separate and distinct, and that no party's affiliate (of any type or nature) or other third party is responsible in any manner whatsoever for the debts, liabilities or obligations of any party hereto. As such, without limiting the joinder attached to this Agreement, the parties agree that no party's affiliate (of any type or nature) or other third party is an alter-ego of any other party (or any affiliate thereof) or in any manner is or shall be vicariously, derivatively or otherwise liable for the debts, liabilities or obligations of any party or any affiliate thereof (collectively, "Derivative Claims"). The parties further agree that, as a material part of and material inducement for the transactions contemplated by this Agreement, without limiting the joinder attached to this Agreement, they will not assert any Derivative Claims in any dispute, claim or controversy relating to or arising out of this Agreement.
SECTION 11.25    Survival. The terms of this Article 11 shall survive the Closing or earlier termination of this Agreement.

[Signatures Begin On Next Page]

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Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

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SELLER:

SP6 SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company

By: /s/ Robert Jue
Name: Robert Jue
Title: Vice President

By: /s/ Philip G. Hench
Name: Philip G. Hench
Title: Vice President

SP6 SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company

By: /s/ Robert Jue
Name: Robert Jue
Title: Vice President

By: /s/ Philip G. Hench
Name: Philip G. Hench
Title: Vice President

PURCHASER:

CWI 2 SAN JOSE HOTEL, LP, a Delaware limited partnership

By: CWI 2 San Jose Hotel GP, LLC, a Delaware limited liability company, its general partner By: /s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer and President

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Execution Copy

JOINDER

The undersigned hereby joins in this Agreement solely for the purposes of being liable, not as a guarantor or surety, with respect to the obligations of Seller hereunder (subject to the terms thereof), but only to the extent that (a) Closing occurs, and (b) Seller expressly has liability to Purchaser under this Agreement (or any documents executed in connection with the Closing) after Closing. From and after the Closing, the obligations of the undersigned and Seller under this Agreement shall be joint and several. Notwithstanding the foregoing, to the extent that Seller’s liability is limited pursuant to any provision of this Agreement or the Closing Documents, the same limitations shall be applicable to the aggregate liability of Seller and the undersigned. The obligations of the undersigned are not limited by (i) any amendment or modification to this Agreement, whether or not the undersigned has joined in any such amendment or modification, (ii) any bankruptcy or insolvency or similar proceeding after insolvency of Seller or (iii) any other surety defense.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of _________, 2016.

CBRE STRATEGIC PARTNERS U.S. VALUE 6 REIT OPERATING, L.P., a Delaware limited liability company

By: CBRE Strategic Partners U.S. Value 6 REIT Operating GP, LLC, a Delaware limited liability company
By: /s/ Robert Jue
Name: Robert Jue
Title: Vice President

By: /s/ Philip G. Hench
Name: Philip G. Hench
Title: Vice President

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Execution Copy

AGREEMENT OF ESCROW AGENT
The undersigned has executed this Agreement solely to confirm its agreement to hold the Deposit in escrow in accordance with the provisions and otherwise comply with the provisions applicable to Escrow Agent set forth in this Agreement (including, without limitation, the provisions of Exhibit C to this Agreement).
In witness whereof, the undersigned has executed this Agreement as of ________, 2016.
FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Maurice Neri
Name: Maurice Neri
Title: Authorized Escrow Officer

Escrow Agent Signature Page to Purchase and Sale Agreement

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Schedule A

Description of the Land

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:
PARCEL ONE:
BEING ALL OF PARCEL 3 AND A PORTION OF PARCEL 4 AS SAID PARCELS ON THAT CERTAIN PARCEL MAP FILED FEBRUARY 07, 1991 IN BOOK 624 AT PAGES 2 AND 3, SANTA CLARA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE EASTERLY MOST CORNER OF SAID PARCEL 3, SAID CORNER BEING A POINT ON THE SOUTHWESTERLY RIGHT OF WAY LINE OF MARKET STREET, 100 FEET IN WIDTH, AS SAID STREET IS SHOWN ON SAID MAP;
THENCE ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL 3, SOUTH 59° 21’ 40” WEST, 208.23 FEET TO THE SOUTHERLY MOST CORNER OF SAID PARCEL 3;
THENCE ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL 3, AND ALONG THE NORTHWESTERLY PROLONGATION THEREOF, NORTH 30° 30’ 33” WEST, 217.81 FEET TO THE NORTHWESTERLY LINE OF SAID PARCEL 4, SAID LINE BEING ALSO THE SOUTHEASTERLY RIGHT OF WAY LINE OF WEST SAN CARLOS STREET AS SAID STREET IS SHOWN ON SAID PARCEL MAP;
THENCE ALONG THE SOUTHEASTERLY RIGHT OF WAY LINE, THE FOLLOWING FOUR COURSES:
1.    NORTH 59° 21’ 40” EAST 5.66 FEET;
2.    NORTH 14° 21’ 40” EAST 8.44 FEET;
3.    NORTHERLY AND NORTHEASTERLY ALONG THE ARC OF A 20.00 FOOT RADIUS, TANGENT CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 39° 19’ 40”, AN ARC DISTANCE OF 13.73 FEET; AND
4.    NORTH 53° 41’ 20” EAST 109.28 FEET;
THENCE NORTHEASTERLY AND SOUTHEASTERLY ALONG THE ARC OF A 20.00 FOOT RADIUS, TANGENT CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 82° 14’ 09”, AN ARC DISTANCE OF 28.71 FEET TO A POINT IN THE AFOREMENTIONED SOUTHWESTERLY RIGHT OF WAY LINE OF MARKET STREET;
THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE, SOUTH 44° 04’ 31” EAST, 231.42 FEET TO THE POINT OF BEGINNING;

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PARCEL TWO:
THOSE EASEMENTS GRANTED IN THE RECIPROCAL EASEMENT AGREEMENT, COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE MARRIOTT HOTEL CITY CENTER BY AND AMONG WALTON SAN JOSE INVESTORS III, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY AND THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE AND THE CITY OF SAN JOSE RECORDED OCTOBER 30, 2000 AS INSTRUMENT NO. 15439851, OFFICIAL RECORDS.
PARCEL THREE:
THOSE PARKING RIGHTS GRANTED IN THE PARKING PREMISES AGREEMENT BY AND BETWEEN THE CITY OF SAN JOSE AND WALTON SAN JOSE INVESTORS III, L.L.C. AS DISCLOSED BY A MEMORANDUM OF PARKING AGREEMENT RECORDED OCTOBER 30, 2000 AS INSTRUMENT NO. 15439852, OFFICIAL RECORDS.
PARCEL FOUR:
THE EASEMENTS GRANTED IN THE EASEMENT AGREEMENT (MARRIOTT HOTEL) BY AND AMONG WALTON SAN JOSE INVESTORS III, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY, THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE AND THE CITY OF SAN JOSE RECORDED AUGUST 14, 2001 AS INSTRUMENT NO. 15824815, OFFICIAL RECORDS, AS AMENDED BY AMENDMENT TO EASEMENT AGREEMENT (MARRIOTT HOTEL) BY AND AMONG WALTON SAN JOSE INVESTORS III, L.L.C, A DELAWARE LIMITED LIABILITY COMPANY, THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE AND THE CITY OF SAN JOSE RECORDED JULY 19, 2002 AS INSTRUMENT NO. 16374770, OFFICIAL RECORDS.
APN: 264-29-111

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Schedule B

Contracts

A.
San Jose Marriott Hotel Management Agreement dated as of April 17, 2004, between Walton San Jose Investors III, L.L.C., a Delaware limited liability company (“Original Owner”), as owner, and Marriott Hotel Services, Inc., a Delaware corporation (“Hotel Manager”), as manager, as assigned by that certain Assignment and Assumption of Management Agreement dated as of May 4, 2011, between Original Owner, as assignor, and PR SJM Hotel LLC, a Delaware limited liability company (“Successor Owner”), as assignee, as amended by that certain Amendment to Management Agreement dated as of May 4, 2011, between Successor Owner and Hotel Manager, as assigned by that certain Assignment and Assumption of Management Agreement dated as of May 9, 2013, between Successor Owner, as assignor, and TRS Seller, as assignee, as amended by that certain Second Amendment to Management Agreement dated as of May 9, 2013, between TRS Seller and Hotel Manager (collectively, the “Hotel Management Agreement”).

B.
Reciprocal Easement Agreement dated June 6, 2000 among The Redevelopment Agency of the City of San Jose (“Redevelopment Agency”), Walton San Jose Investors III, L.L.C. (“Walton”) (the rights and obligations of which are currently held by SP6 San Jose Hotel Owner, LLC (together with Walton, hereinafter collectively, “Developer)) and the City of San Jose (hereinafter, “City”), as may be amended.

C.
Easement Agreement (Marriott Hotel) dated August 14, 2001 by and among Developer, Redevelopment Agency and the City, as amended by Amendment to Easement Agreement (Marriott Hotel) by and among Developer, Redevelopment Agency and the City dated June 25, 2002.

D.
Parking Premises Agreement dated June 6, 2000 between City and Developer, as amended by the First Amendment to Parking Premises Agreement dated February 18, 2004 between City and Developer, as amended by the Second Amendment to Parking Premises Agreement dated February 10, 2009 between City and Developer, as amended by the Third Amendment to Parking Premises Agreement dated June 19, 2012 between City and Developer and as amended by the Fourth Amendment to Parking Premises Agreement dated September 10, 2014 between City and Developer.

E.	Disposition and Development Agreement dated June 9, 2000 by and between Redevelopment Agency and Developer, as may have been amended.

F.	Declaration of Covenants and Restrictions Affecting Real Property dated October 27, 2000 between Redevelopment Agency and Developer, as may have been amended.

G.	Consulting and Licensing Agreement, dated June 14, 2006, by and between Walton San Jose Investors III L.L.C. and Deep Poach, Inc., d/b/a Mina Group, as may have been amended.

H.	The following leases, licenses or other agreements for occupancy of the Land and Improvements, or any part thereof (each a “Space Lease”; collectively, the “Space Leases”):

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Travel Traders Hotel Stores, Inc. ( Gift Shop)	October 18, 2011
NextNav, LLC ( Antenna)	4/4/2012
Clear Wireless, LLC ( Antenna)	11/25/2010
GTE Mobilnet of California Limited Partnership (Cable Equipment)	8/27/15
American Consumer Financial Network ( ATM)	12/1/2009

I.
Any other agreements or contracts entered into by Seller or Hotel Manager after the Effective Date and prior to Closing, provided the execution and delivery thereof does not violate the terms of Section 4.01.

J.
Any other agreements or contracts entered into after the Effective Date and prior to Closing with respect to any restorations resulting from casualty or condemnation which are to be assumed by Purchaser at Closing pursuant to the terms of Article 7 hereof.

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SAN JOSE MARRIOTT
CONTRACTS

Vendor Name	Description of Activity	Expiration		Comments

Allied Waste Service (BFI Waste Systems)	Trash Disposal	04/16/2005	month to month	Cancel with 30 days notice
Audio Visual Management Services, Inc.	Audio Visual Services	10/01/2016	current	Cancel with 30 days notice; fees and expenses to cancel
BP Energy Company	Natural Gas Provider	06/30/2013
Carrier Corporation	MC Chiller - AC Servicing	06/30/2017	current	Cancel with 30 days notice
Cintas	Shredding Services	04/13/2013	month to month	Cancel with 30 days notice
Darling International	Grease Trap Maintenance and Disposal Service	08/31/2011	month to month	Cancel with 30 days notice
Delta Airport Shuttle Service	Shuttle Service	10/01/2010	month to month	Cancel with 30 days notice
Ecolab	MC Pool and Spa	03/28/2004	month to month	Cancel with 30 days notice
Ecolab	MC Pest Elimination	08/28/2004	month to month	Cancel with 30 days notice
Ecolab	Arcadia Bar Glass Washer	11/02/2015	current	Cancel 60 days prior to expiration to avoid auto renewal
Electromotion	Automatic Transfer Switch	03/23/2013	month to month	Cancel with 30 days notice
Enseo	In Room Entertainment	02/25/2021	current	Cancel with 90 days notice; fees and expenses to cancel
Evention LLC	Automated Gratuity Tracking Service	10/18/2015	current	Cancel with 30 days notice
Facilitec West	MC Kitchen Exhaust Cleaning	01/14/2011	month to month	Cancel with 30 days notice
Five Star Cleaners	Dry Cleaning	12/27/2003	month to month	Cancel with 30 days notice
Four Winds	Electronic Reader Board Service	08/01/2016	Current	Extends for 12 months
GBCblue	Business Center Systems	11/09/2010	month to month	Cancel with 30 days notice
GMG Janitorial	Night Cleaners	09/01/2012	month to month	Cancel with 30 days notice
Guestware	Software	12/31/2015		Cancel with 15 days notice
Iron Mountain	Data Protection Services	04/26/2007	month to month	Cancel with 30 days notice
Kallpod	Remote F&B guest ordering device	12/31/2017	Current	Automatically renews on quarterly basis at end of term

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Loomis Armored US, Inc.	Armoured Car Service	09/15/2008	Yearly Renewal	Must cancel prior to 60 days of new year term
Micros	POS Terminal Maintenance	07/31/2014	Yearly Renewal	New Service through Oracle (upgrade Micros Symphony)
Mina Group (Deep Poach, Inc.)	Specialty Restaurant	12/31/2008	month to month
MKT Audio Inc. (On Hold Mktg & Comm)	On Hold Music and Messaging	03/05/2011	Yearly Renewal	Cancel with 60 days notice
Nalco Company	Water Treatment	03/31/2013	Yearly Renewal	Must cancel prior to 30 days of new year term
NextNav	Rooftop Lease	05/01/2017	3 five-year opt renewal	Must renew 90-180 days before expiration
Omnivex Corporation	Weather Board	04/03/2004	Yearly Renewal	Must cancel prior to 90 days of new year term
Opentable	Restaurant Reservation System	03/12/2005	month to month	Cancel with 30 days notice
Oracle	POS Terminal Maintenance/Support	07/31/2016	Yearly Renewal	New Service through Oracle (upgrade Micros Symphony)
Pacific Coast Plants	Interior Plants Maintenance	04/30/2013	month to month	Cancel with 30 days notice
PCM Technologies	Audio Programming Equipment for Public Areas	07/01/2007	Yearly Renewal	Must cancel prior to 60 days of new year term
Piercon	Rooftop Management Services	04/30/2013	Yearly Renewal	Terminate with 90 day notice
Royal Laundry	Linen Laundry Service	08/01/2016	current	Renews for 60 days cont. after term w/out 30 day notice
Simplex Grinnell	Fire Safety and Security	04/15/2004	Yearly Renewal	Must cancel prior to 90 days of new year term
Share Technologies (Arrow S3)	Phone Maintenance	08/20/2013	month to month	Cancel with 30 days notice
Swisscom (Global Prop Network Stand)	LAN / Property Internet System and Service	01/16/2019	current
TelePacific	Telecomunications	08/26/2016	current
ThyssenKrupp	Elevator Maintenance	07/14/2013	month to month	Cancel with 30 days notice
Towne Park Valet Service	Valet Parking Service	09/12/2012	month to month
United Airlines	Housing	12/31/2016	current
W.C. Service Company, Inc.	Potable Water Treatment	08/21/2015	current	Cancel with 30 days notice
Xerox	Copier Lease	12/26/2017	current

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PERMITS AND LICENSES

LICENSE / PERMIT NAME	PERMIT NUMBER	ISSUED BY	EXPIRATION

Alcoholic Beverage License	58-448529-1/68-448529-1	Department of Alcoholic Beverage Control	12/31/2016
ASCAP Music License	500516697	American Society of Composers, Authors and Publishers	12/31/2016
Automobile Insurance	CA 2935812	Beecher Carlson	10/1/2016
BMI Music License	1431378	BMI	12/31/2016
Certificate of Occupancy (Residential Occupancy Permit)	1442283	City of San Jose	12/31/2016
Conveyance Permit (Elevators)	129401 (Guest Elevator)	Department of Industrial Relations	10/22/2016
	129402 (Guest Elevator)		10/26/2016
	129403 (Guest Elevator)		10/23/2016
	129404 (Guest Elevator)		10/26/2016
	129405 (Service Elevator)		10/27/2016
	129406 (Service Elevator)		10/27/2016
	129407 (Freight Elevator)		10/28/2016
	129408 (Passenger Elevator)		10/28/2016
	129409 (Freight Elevator)		10/27/2016
	129410 (Dumbwaiter)		10/28/2016
	129411 (Escalator)		10/22/2016
	129412 (Escalator)		10/22/2016
Environmental Health Permit (TANQ)	PT0468506	County of Santa Clara	7/31/2016
Environmental Health Permit (Restaurant)	PT0456578	County of Santa Clara	7/31/2016
Environmental Health Permit (Pool & Spa)	PT0456728 & PT0456729	County of Santa Clara	7/31/2016

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Environmental Health Permit (Hazardous Waste)	PT0458090 & PT0474517	County of Santa Clara	2/25/2017
Ford Truck	7D82838	DMV	3/31/2017
Generator Permit to Operate	Plant #15125	Bay Area Air Quality Management District	4/1/2017
Hazardous Materials Permit	409620	City of San Jose/County of Santa Clara	6/30/2016
Private Property Tow Permit		City of San Jose - Police Department	No expiration
Occupancy Permit Type Group 9	409620	City of San Jose - Fire Department	6/30/2016
Residential Occupancy Permit	6724614647	City of San Jose	12/31/2016
San Jose Business Tax Certificate	1393804330	City of San Jose	5/15/2016
Seller’s Permit / Notice of Security Requirements	GH 102-109409 (Hotel) GH 102-109436 (Liquor MI)	California State Board of Equalization	N/A
SESAC	13-1325220	SESAC	12/31/2016
Special Tax Stamp; Special Occupational Tax	2003121-ATF-011 (control number); 2004267-L99-008 (control number)	Department of Treasury - Bureau of Alcohol, Tobacco and Firearms	OK
Underground Storage Tank Operating Permit		San Jose Fire Department	12/31/2016
Radio Station Authorization	File number 0006068975	Federal Telecommunication Commission	3/4/2024

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SAN JOSE MARRIOTT
SPACE LEASES

Vendor Name	Description of Activity	Expiration		Comments
American Consumer Financial Network	ATM Machine	12/22/2016	current	Cancel 60 days prior to expiration to avoid auto renewal
Clearwire	Antenna License	12/20/2015	2 five-year opt renewal	Renew for 5 years with 90 day notice
GTE MobileNet (dba Verizon Wireless)	Cable Equipment	12/20/2015
Next Nav	Rooftop Lease	05/01/2017	3 five-year opt renewal	Must renew 90-180 days before expiration
Travel Traders	Coffee and Gift Shop	12/04/2016	current

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SAN JOSE MARRIOTT
Equipment leases

Vendor Name	Description of Activity	Expiration		Comments
Xerox	Copier Lease	12/26/2017	current

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Schedule C

Permitted Exceptions

Real and personal property taxes and special or other assessments or levies, water rates and charges, sewer taxes and rents, vault charges and other municipal permit fees and governmental assessments for the tax year in which the Closing occurs (and subsequent years), not delinquent.

All present and future laws, statutes, ordinances, codes, restrictions, rules, regulations, orders and other legal requirements of all governmental authorities having jurisdiction with respect to the Real Property, including, without limitation, all zoning, land use, building and environmental laws, statutes, ordinances, codes, restrictions, rules, regulations, orders and other legal requirements (including, without limitation, landmark designations and zoning resolutions and variances and special exceptions, if any).

The standard printed exclusions from coverage contained in the 2006 ALTA form of owner’s title policy.

Rights of parties in possession, as tenants only, under the Space Leases.

Any other matter which, pursuant to the terms of this Agreement, is a Permitted Exception.

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Schedule D

Collective Bargaining Agreements

Collective Bargaining Agreement between SJMEC, Inc., and United HERE, Local 19 (the “Union”), as the same has been, or may be, amended, extended, renewed or replaced (the “CBA”).

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Schedule E

Exceptions to Seller’s Warranties
(Liens, Notices of Litigation, Governmental Violations, Delinquent Taxes, Special Assessments, Tax Abatement Proceedings).

Liens on Personal Property, Inventory or Intangibles

None.

Notices of Litigation

1.
Multiple wage and hour class-action lawsuits have been filed against various Marriott branded hotels in California, which purport to extend to all Marriott-branded hotels in the state, which would include this property. None of these lawsuits has been certified as a class, and we intend to vigorously defend against such an expansion.

2.
On February 5, 2016, a former employee filed a class action lawsuit in Santa Clara Superior Court alleging that he and other unionized servers were paid less than the San Jose minimum wage. The property’s collective bargaining agreement contains a waiver of the San Jose minimum wage. The individual essentially is alleging that due to a drafting error in the law, the waiver is invalid. Marriott denies that the waiver is invalid and intends to vigorous defend this lawsuit.

3.
A former employee filed a charge alleging that he was sexually harassed by a co-worker and that his employment was terminated because of his sex (male) and national origin (which he does not identify), and in retaliation for complaining about sexual harassment. As currently stated, the claims appear to be covered by the Company’s Employment Practices Liability Insurance.

4.	ADA claim – Barnes: $35,000 charged, maximum liability $15,000. No remediation in claim. Marriott has indicated that it believes there is no merit to this claim.

Notices of Governmental Violations

Certain space heaters at Property need to be in compliance with applicable laws. They can either be removed or replaced with heaters that comply with Sections 605.10.1 through 605.10.4 of the California Fire Code.

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Notices of Delinquent Taxes

None.

Notices of Special Assessments

None.

Tax Abatement Proceedings

Application 2014-3217 – Base Year appeal impacts tax years 2012-2013 (only impacts May 2013-June 2013), 2013-2014, 2014-2015, 2015-2016
Application 2015-0599 – only impacts 2015-2016 tax year.

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Schedule F
List of Space Leases
Travel Traders Hotel Stores, Inc ( Gift Shop) October 18, 2011

NextNav, LLC ( Antenna) 4/4/2012

Clear Wireless, LLC ( Antenna) 11/25/2010

GTE Mobilnet of California Limited Partnership ( Cable Equipment) 8/27/15

American Consumer Financial Network ( ATM) 12/1/2009

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Schedule G
NOI Review Materials

1	General ledger for 2015 and YTD 2016
2	Monthly operating statements on a Departmental basis for each of the latest twelve-month period available (4/1/2015 - 3/31/2016), which includes all relevant statistics, such as ADR and RevPAR.
3	Latest available aged receivable report - City and Guest Ledger.
4
Depository bank statements for the latest twelve-month period available (4/1/2015 - 3/31/2016) reconciled to total revenue for the same period as reflected in the operating statements. If bank statements are not property specific (i.e. commingled with deposits from other properties), please provide daily reports for the following days: 5/5/2015, 7/15/2015, 8/31/2015, 10/14/2015 and 2/19/2016 which would include the necessary reports to trace an individual credit card transaction from the daily report to the deposit in the bank account.

5	STR reports for the latest twelve-month period available.
6	The monthly state hotel and occupancy tax report for each of the latest twelve-month period (4/1/2015 - 3/31/2016)
7	Copies of real estate tax bills for 2015/2016
8	Copy of insurance premiums for 2015/2016 or allocation schedule, if applicable.
9	Copies of monthly sales reports from Manager for the latest twelve-month period (4/1/2015 - 3/31/2016)
10	Provide a list of all non-recurring or non-operating expense items for 2015/2016.
11	Monthly occupancy, revenue per available room, and average daily rate statistics for 2015/2016.
12	Quarterly payroll tax returns for 2015/2016, or other applicable source documentation which would allow for comparison to payroll costs on the P&L.
13	Provide the latest available balance sheet (3/31/2016), the balance sheet 12 months prior (3/31/2015) and provide detail relating to deferred revenue and expenses.
14	Provide detail relating to intercompany and affiliate transactions.
15	Provide a list of expenses reimbursed to the owner/manager. If none, please note none are reimbursed.
16	Provide accounting policy for capitalization of assets and related accounting policies including basis of accounting (i.e. GAAP or Tax) and threshold for capitalization (i.e. > $1,000).
17	Provide the latest available bank statement for restricted cash, if applicable

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Schedule H
Audit Checklist

Internal Controls

•	Process narratives for the all control cycles (purchase and payables, treasury, revenue and receivables, fixed assets, payroll, month-end close process, etc.) in place during the periods under audit

•	If available, copies of SOC 1 Reports for the Property Manager / Hotel Franchise for the period ended 2015 and 2014 (no earlier than period ended September 30)”

◦	Narrative for the night auditor packet process

◦	Availability of night audit packets for selection (selections to be made at a later date)

•
Narrative describing the IT environment including applications used, IT governance structure, planned IT changes and processes for systems developments and change management, physical and logical security and data backup and recovery

•	Copies of SOC 1 Reports for the payroll service provider for period ended 2015 and 2014 (no earlier than period ended September 30)
General

•	Closed trial balances (in excel) for the years ended 12/31/13, 12/31/14 and 12/31/15

•	Hotel Operator Statements

o	December 2015 Statements of Operations (detailed by department)

o	December 2014 Statements of Operations (detailed by department)

o	December 2013 Statements of Operations (detailed by department)

•	Complete general ledger detail (excel preferable) for the following periods:

o	Year Ended December 31, 2013

o	Year Ended December 31, 2014

o	Year Ended December 31, 2015

•	Please provide copies of the following executed agreements or documents (if applicable):

o	Organization chart

o	LLC Agreement

o	PSA for Acquisition of Hotel by the Seller

o	Closing Statement for Acquisition of Hotel by the Seller

o	Articles of Organization

o	Management agreement

o	Loan Agreement, Promissory Agreement and Guaranties

o	Closing statement for loan / mortgage

o	Other material or significant contracts or agreements relevant to the audit

Cash

•	Bank reconciliations for ALL cash accounts as of the following dates

o	December 31, 2013

o	December 31, 2014

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o	December 31, 2015

•	Listing of all bank accounts used during 2013, 2014 AND 2015 (including those that were closed during the years) containing the following information:

o	Financial institution

o	Bank account numbers

o	Authorized signer (including email address as we will be using E-confirmation service where available)

•	Copies of ALL bank statements for the following periods

o	December 31, 2013

o	December 31, 2014

o	December 31, 2015

•	Copies of ALL bank statements for the following periods

o	January 31, 2014

o	January 31, 2015

o	January 31, 2016

•	Copies of all restricted cash/escrow statements (if applicable) as of the following periods

o	December 31, 2013

o	December 31, 2014

o	December 31, 2015
Revenue and receivables

•	Guest ledger and accounts receivable aging detail (city ledger) as of the following dates:

o	December 31, 2013

o	December 31, 2014

o	December 31, 2015

•	Detail of Reserves for bad debt (if any) with explanation of adequacy as of the following periods

o	December 31, 2014

o	December 31, 2015

•	STAR reports for the last three years

•	Listing of all sales tax and occupancy tax payments made during 2015 and 2014. We will request copies of the corresponding tax returns as necessary.
Investment in hotels

•	Detail of investment in hotels roll-forward, including listing of all additions and dispositions BY FIXED ASSET CATEGORY *(NOTE - Invoices will be selected for requested items)* :

o	Acquisition in hotel thru 12/31/2013

o	1/1/2014 thru 12/31/2014

o	1/1/2015 thru 12/31/2015

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Deferred loan costs, franchise fees or any other deferred charges

•
Roll-forward of deferred loan costs, franchise fees or any other deferred charges detailing the beginning balance, amortization, disposals and ending balance *(NOTE - Invoices will be selected for requested items)*:

o	Inception thru 12/31/2013

o	1/1/2014 thru 12/31/2014

o	1/1/2015 thru 12/31/2015
Accounts payable and accrued expenses

•	Accounts payable aging detail as of the following periods:

o	December 31, 2013

o	December 31, 2014

o	December 31, 2015

•	Advance deposit ledger as of the following periods:

o	December 31, 2013

o	December 31, 2014

o	December 31, 2015

•	Reconciliations of accrued expense accounts (including accrued vacation, accrued payroll, accrued other, etc.) as of the following periods:

o	December 31, 2013

o	December 31, 2014

o	December 31, 2015

•	Check register detail for the periods *(NOTE - Invoices will be selected for requested items)*:

o	1/1/2014 - 2/28/2014

o	1/1/2015 - 2/28/2015

o	1/1/2016 - 2/28/2016

Long-Term Debt (if applicable)

•    Roll-forward of notes payable for the following periods including any advances, repayments and ending balance:
o    1/1/2014 thru 12/31/2014
o    1/1/2015 thru 12/31/2015
•    Listing of all financial institutions during all periods from (December 31, 2013 thru December 31, 2015) containing the following information:
o    Financial institution
o    Bank account numbers
o    Authorized signer (including email address as we will be using E-confirmation service where available)
•    Listing of information in connection with interest rate swap for confirmation (if applicable)

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Members' Equity

•    Roll forward schedule for equity detailing contributions, distributions, income/loss, and other activity *(NOTE - Items for cash activity surrounding contributions and distributions will be requested)*:
o    Inception thru 12/31/2013
o    1/1/2014 thru 12/31/2014
o    1/1/2015 thru 12/31/2015

Profit and Loss

•	Copies of all legal invoices paid during the year ended:

o	December 31, 2014

o	December 31, 2015

•	Reconciliation for the report from the payroll service provider to the trial balance for the year ended

o	December 31, 2014

o	December 31, 2015

•	Calculation of the management fees and asset management fees paid for the years ended:

o	December 31, 2014

o	December 31, 2015

•	Copies of all real estate tax bills paid during the years ended

o	December 31, 2014

o	December 31, 2015

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Interim Review Workpaper Request List

1	Closed trial balance (in excel) for the three months ended 3/31/2016 and 3/31/2015 and the general ledger from 1/1/2016 through 3/31/2016

2	March 2016 and March 2015 Balance Sheets and Statements of Operations (detailed by department)

3	Bank reconciliations for all cash accounts as of March 2014 and March 2013

4	Copies of all March 2016 and March 2015 bank statements

5	Copies of all restricted cash/escrow statements as of March 2016 and March 2015

6	Guest ledger and accounts receivable aging detail (city ledger) as of 3/31/2016

7	Detail of Reserves for bad debt with explanation of adequacy as of 3/31/2016

8
Detail of investment in hotels rollforward, including listing of all additions and dispositions, for the period from 1/1/16 through 3/31/16. We will request check copies and invoices for selected additions, if needed.

9	Intentionally Omitted

10
Rollforward of deferred loan costs, franchise fees or any other deferred charges detailing the beginning balance at 1/1/16 amortization, disposals and ending balance as 3/31/16. We will request additional support for significant additions (if applicable).

12	Accounts payable aging detail as of 3/31/2016 and 3/31/2015

13	Advance deposit ledger as of 3/31/2016

14	Reconciliations of accrued expense accounts as of 3/31/16 and 3/31/15, including accrued vacation, accrued payroll, accrued other, etc.

15 16	Rollforward schedule for equity detailing contributions, distributions, income/loss, and other activity from 1/1/2016 to 3/31/2016 Copies of all real estate tax bills paid during 2016

WHERE POSSIBLE, PLEASE PROVIDE THE REQUESTED INFORMATION IN ELECTRONIC FORMAT. ALSO, PLEASE NOTE THAT THERE WILL BE ADDITIONAL REQUESTS AS WE PROGRESS THROUGH THE AUDIT AS THIS IS NOT AN ALL-INCLUSIVE LIST.
THIS LIST CONTEMPLATES THAT THE HOTEL HAS NOT BEEN AUDITED PREVIOUSLY IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. ADDITIONAL REQUESTS WILL BE MADE AS NEEDED IN ORDER TO PERFORM SUFFICIENT PROCEDURES ON THE OPENING BALANCE SHEET

8476/22465-004 current/49894271v13

Schedule I
Audit Representation Letter

[REPORT DATE]

RSM US LLP
1 South Wacker Drive
Suite 800
Chicago, IL 60606

This representation letter is provided in connection with your audits of the [consolidated] [combined] financial statements of [COMPANY NAME] which comprise the [consolidated] [combined] balance sheets as of December 31, 2015 and 2014 and the related [consolidated] [combined] statements of operations, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements, for the purpose of expressing an opinion on whether the financial statements are presented fairly, in all material respects, in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

We confirm, to the best of our knowledge and belief, that as of [REPORT DATE]:

Financial Statements

1.
We have fulfilled our responsibilities, as set out in the terms of the audit arrangement letter dated [ARRANGEMENT LETTER DATE], for the preparation and fair presentation of the financial statements referred to above in accordance with U.S. GAAP.

2.
We acknowledge our responsibility for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

3.	We acknowledge our responsibility for the design, implementation, and maintenance of internal control to prevent and detect fraud.

4.
Significant assumptions used by us in making accounting estimates, including those measured at fair value, are reasonable and reflect our judgment based on our knowledge and experience about past and current events and our assumptions about conditions we expect to exist and courses of action we expect to take.

5.	Related party relationships and transactions have been appropriately accounted for and disclosed in accordance with the requirements of U.S. GAAP.

6.	All events subsequent to the date of the financial statements and for which U.S. GAAP requires adjustment or disclosure have been adjusted or disclosed.

7.	The effects of all known actual or possible litigation and claims have been accounted for and disclosed in accordance with U.S. GAAP.

8.	We have no knowledge of any uncorrected misstatements in the financial statements.

Information Provided

9.	We have provided you with:

a.	Access to all information, of which we are aware that is relevant to the preparation and fair presentation of the financial statements such as records, documentation, and other matters.

b.	Additional information that you have requested from us for the purpose of the audit.

8476/22465-004 current/49894271v13

c.	Unrestricted access to persons within the entity from whom you determined it necessary to obtain audit evidence.

d.	Minutes of the meetings of stockholders, directors and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

10.	All transactions have been recorded in the accounting records and are reflected in the financial statements.

11.	We have disclosed to you the results of our assessment of risk that the financial statements may be materially misstated as a result of fraud.

12.	We have no knowledge of allegations of fraud or suspected fraud, affecting the entity’s financial statements involving:

a.	Management.

b.	Employees who have significant roles in the internal control.

c.	Others where the fraud could have a material effect on the financial statements.

13.
We have no knowledge of any allegations of fraud or suspected fraud affecting the entity’s financial statements received in communications from employees, former employees, analysts, regulators, short sellers, or others.

14.	We have no knowledge of noncompliance or suspected noncompliance with laws and regulations whose effects should be considered when preparing financial statements.

15.
We are not aware of any pending or threatened litigation and claims whose effects should be considered when preparing the financial statements [and we have not consulted legal counsel concerning litigation or claims.

16.	We have disclosed to you the identity of the entity’s related parties and all the related-party relationships and transactions of which we are aware.

17.
We are aware of no significant deficiencies, including material weaknesses, in the design or operation of internal controls that could adversely affect the entity’s ability to record, process, summarize, and report financial data.

18.	There have been no communications from regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices.

19.
We acknowledge that you performed the procedures specified by the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants (AICPA) on the unaudited consolidated balance sheet as of March 31, 2016, and unaudited consolidated statements of operations, changes in equity (deficit), and cash flows for the three-month periods ended March 31, 2016, included in the consolidated financial statements. The foregoing procedures did not constitute an audit conducted in accordance with the standards of the PCAOB or the AICPA. We represent that the accounting principles used to prepare the unaudited interim financial information are consistent with those used to prepare the consolidated financial statements as of and for the period ended December 31, 2015.

20.
During the course of your audit, you may have accumulated records containing data that should be reflected in our books and records. All such data have been so reflected. Accordingly, copies of such records in your possession are no longer needed by us.

8476/22465-004 current/49894271v13

[COMPANY NAME]

____________________________________
Chief Executive Officer

____________________________________
Chief Financial Officer

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Schedule J
List of Property Projects/Capital Commitments

2016 Capital Commitments as of May 11, 2016

F & B Point of Sale Purchase	$59,276
Renovation project	$245,927
Discretionary Fund 2015	$48,415
Computer Purchase	$31,867
Chiller Teardown	$76,267
Elevator Cab Interior	$71,859
Discretionary Fund 2016	$185,130
Guestroom LED TVs	$199,717
Banquet Linen-Less Tables	$111,047
Pool/Spa Resurfacing	$21,560
Banquet Meeting Room Chairs	$116,471
Enseo Chrome POC	$26,000

J-1

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Schedule K
List of Vouchers

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Sonoma Lodge & Spa	2 night stay w/ b'fast	$718.00	1/13/15	May-15	5/31/16	SJC503		Holiday trade out		$215.40
Teen Challenge Golf Tournament & Auction	1 night weekend stay	$273.00	1/19/2015	5/2/15	5/31/16	SJC506	77-0071828	funds raised help with continued needs for the 4 homes in the Bay Area dedicated to assisting men, women & children who are on the road to recovery		$81.90
Mabelle Molar & Maria Lopez Wedding	1 Night weekend stay in a Jr. Suite, Champagne Amenity & B'fast	$580.00	2/10/2015	Jun-15	6/30/16	SJC511		Per contract - Tracey McKinney		$174.00
SJ Alma Senior Center 8th Annual Membership Luncheon	1 night weekend stay	$273.00	2/14/2015	25-Jun-15	6/30/16	SJC514				$81.90
Go Red for Women Annual Luncheon	1 night weekend stay	$273.00	3/3/2015	5/7/2015	5/31/16	SJC519	13-5613797	Funds raised go to support the awareness, research, education and community programs to benefit women with heart disease.		$81.90
Law Foundation of Silicon Valley 41st Annual Celebration of Justics Dinner	1 night weekend stay in an Exec. Suite	$500.00	3/10/15	5/7/15	5/31/2016	SJC521	52-1014754	Funds raised help provide safe, stable homes for abused & neglected children, keep families in their homes when threatened by predatory lenders & improving th wuality of life for people with mental health disabilities		$150.00
New York Marriott Hotels/ NY & NJ CMN 10th Anniversary Golf Tournament	2-night stay w/ b'fast	$718.00	3/17/15	6/29/2015	6/30/2016	SJC522		Benefits Children's Hospital in NY & NJ		$215.40
Second Harvest Food Bank Recognition Event	1 night weekend stay	$273.00	3/26/15	4/12/15	4/30/16	SJC524	94-2614101	Volunteer recognition		$81.90
Hospice of the Valley 35th Annual Gala	1 night weekend stay	$273.00	4/2/2015	6/13/2015	6/30/2016	SJC525	94-2803411	Funds raised help provide pallative, hospice & grief care to thousands of families & individuals in Santa Clara County		$81.90
Bespoke Trade Show	1 night weekend stay w/ b'fast	$359.00	4/14/15		4/30/16	SJC526		Asha Wignarajah		$107.70
Lupus Foundation of NorCal	1 night weekend	$273.00	4/15/15		4/30/16	SJC527		Monoshi Desai		$81.90
Fairwood Elementary School Annual Carnival	1 night weekend stay	$273.00	4/21/2015	5/1/15	5/31/2016	SJC528	46-0689314	Funds raised help support the school's enrichment programs, including, art, music, technology and field trips		$81.90
SJSU Soccer - Golf Tournament & Dinner	1 night weekend stay	$273.00	4/21/2015	5/1/2015	5/31/2016	SJC529	94-6122504	funds raised will go towards scholarships, travel & equipment		$81.90
Avon Walk For Breast Cancer	1 night weekend stay	$273.00	4/23/2015	5/7/2015	5/31/2016	SJC530	13-6128447	Gigi Santa Ines - proceeds benefit the Avon Foundation - Breast Cancer Research		$81.90

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Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Manhattan Beach Beach Marriott & Golf Club AAW	2-night weekend stay w/valet	$718.00	4/28/15		5/31/16	SJC532		Trade for AAW		$215.40
SF Marriott Union Square AAW	2 night weekend stay	$638.00	4/28/15	5/4/15	5/31/16	SJC533		Trade for AAW		$191.40
Renaissance LA Airport Hotel	1 night weekend stay w/ valet	$304.00	4/30/15		5/31/16	SJC534		Trade for AAW		$91.20
Renaissance Inidain Wells Resort & Spa	2 night stay w/valet	$718.00	4/30/15		5/31/16	SJC535		Trade for AAW		$215.40
Anaheim Marriott	2 night weekend stay inc. valet	$718.00	4/30/15		12/31/16	SJC536		Trade for AAW		$215.40
Coronado Island Marriott Resort	one-night weekend stay inc. valet	$304.00	4/30/15		12/31/16	SJC537		Trade for AAW		$91.20
Renaissance ClubSport Walnut Creek	1 night weekend stay w/ valet	$304.00	5/1/15	5/1/15	5/31/16	SJC539		Trade AAW		$91.20
San Diego Marriott Del MarAAW	1 night weekend stay	$273.00	5/7/15	5/18/15	5/31/16	SJC540		Trade AAW		$81.90
San Diego Marriott Mission Valley	2 night weekend stay	$638.00	5/7/15		12/31/16	SJC541		Trade AAW		$191.40
Western Mountain Pacific Sales Office -‐ auction benefiting Red Cross Nepal Earthquake Relief	1 night weekend stay w/fast	$359.00	5/8/2015	5/26/2015	5/31/2016	SJC542		funds raised go towards the Nepal relief fund		$107.70
Centerville Little League	1 night weekend stay w/ b'fast	$359.00	5/11/2015		5/31/2016	SJC543		REISSUED - Original cert # SJC 531 lost & voided - Elizabeth Rose		$107.70
JW Marriott Starr Pass Resort & Spa -‐ AAW	2 night weekend stay w/ valet parking	$718.00	5/15/15	5/1/15	5/31/16	SJC544		Trade AAW		$215.40
History SJ 11th Annual Valley of Heart's Delight	1 night weekend stay	$273.00	5/18/2015	6/27/2015	6/30/2016	SJC546		Funds raised support educational programming, family events & Diverse community festivals		$81.90
Santa Clara Marriott AAW	2 night Weekend stay	$638.00	5/19/15	May-15	5/31/16	SJC547		Trade AAW		$191.40
Monterey Marriott	2 night weekend stay	$638.00	5/19/15	5/1/15	5/31/16	SJC548		Trade AAW		$191.40
Michelle Smith Retirement	2 night weekend stay with connector	$1,092.00	5/20/2015		5/31/2016	SJC549		Requested by Semi Salmi - Teacher is retiring		$327.60
21st Annual CMN Golf Tournament	2-night weekend stay in a Jr. Suite	$400.00	5/29/2015	6/8/2015	6/30/2016	SJC550		Benefits UC Davis hospital, Children's Hospital Oakland & 2nd Harvest Food Bank		$120.00
Sacred Heart Community	1 night weekend stay	$173.00	5/29/15	Jun-15	6/30/16	SJC551		Laurie Munos		$51.90
MPINCC Gala & Fundriaser	1 night weekend stay inc. b'fast	$359.00	5/29/15	Jun-15	6/30/16	SJC552		Laurie Munos		$107.70
Have a Ball Foundation	1 night weekend stay	273.00	6/1/2015	Jul-15	7/31/2016	SJC553		funds raised go towards continual research for various cancer intitutes both local and national		$81.90
AACSA San Jose Juneteenth Festival	1 night weekend stay	273.00	6/8/2015	6/27/2015	6/30/2016	SJC554		funds raised go towards providing educations, cultural programs, services & activities to the African American community		$81.90
Digital Moose Lounge Canada Day Picnic/Raffle	1 night weekend stay	273.00	6/10/2015	6/28/2015	6/30/2016	SJC555		Funds raised go towards activities aiding Canadians to connect in our Region		$81.90

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Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Silicon Valley NACE	1 night weekend stay	273.00	6/16/15	6/17/15	6/30/16	SJC556		Gigi		$81.90
LA Marriott Business Council 8th Annual CMN Shotgun Golf Tournament	2 night weekend stay w/ b'fast	546.00	6/18/15	9/11/15	9/30/016	SJC557		Funds raised are distributed to Children's Hospital Los Angeles		$163.80
Kiwanis Club of Palo Alto 13th Annual Bowling for a Better Community	1 night weekend stay	273.00	6/19/20	6/20/15	6/30/16	SJC558	71-0871534	Funds raised help provide additional funding for youth leadership sponsorship programs		$81.90
Catholic Charities of Santa Clara Annual Bocce Ball Fundraiser	1 night weekend stay	273.00	6/22/15	7/1/15	7/31/16	SJC559	94-2762269			$81.90
Google Vendor Fair	1 night weekend stay	273.00	5/14/15	7/22/15	7/31/16	SJC561		Laurie Munos		$81.90
Books Aloud Annual Valley Lights Gala	1 night weekend stay	273.00	7/17/15	10/10/15	10/31/16	SJC562	23-7317533	Funds raised will help in continuing to provide audio recordings of books to people who are blind.		$81.90
All Thngs Meetings Trade Show	1 night weekend stay, inc. b'fast & valet	350.00	7/21/15		7/31/16	SJC563		April Jones		$105.00
Jose Valedes Math Institute	1 night weekend stay	273.00	7/27/15	7/31/15	7/31/16	SJC564		funds raised will help to continue providing education to middle & high school students primarily from low income communities in SC, to help them achieve academic success		$81.90
SJ Sports Hall of Fame Auction	1 night weekend stay	273.00	7/30/15		7/31/16	SJC565	77-0269729	Benefiting Special Olympics NorCal		$81.90
Martha's Kitchen ' Star Chefs & Wines They Love'	1 night weekend stay	273.00	8/18/15	9/13/15	9/30/16	SJC566		Funds raised go towards helping to feed the hungry in Santa Clara & Santa Cruz County		$81.90
Goodwill of Silicon Valley 'The Goodfest' Annual Employee celebration Event	1 night weekend stay	273.00	8/18/15	10/10/15	10/31/16	SJC567		John Southwell		$81.90
High Sierra Ride - Lost for a Reason	1 night weekend stay	273.00	8/24/15	9/23/15	9-32-16	SJC568		Maria Odense		$81.90
Noelle Baskett - Girls Night Out	1 night weekend stay	273.00	8/28/15	8/17/15	8/31/16	SJC569		Winner Shania Concert Raffle		$81.90
Lockheed Martin Military Space Business 20th Chili Cook-off	1 night weekend stay	273.00	8/31/15	10/8/15	10/31/16	SJC570	94-616510	All proceeds will be evenly divided between 2nd Harvest food bank, & Toys for 0 Tots		$81.90
SJSU 5th Annual Staff Appreciation Breakfast	1 night weekend stay	$273.00	10/6/15	10/23/15	10/31/16	SJC571	83- 0403915	Staff apreciation		$81.90
Housing Trust Silicon Valley 5th Annual Silicon Valley Good Eats & Treats	1 night weekend stay	273.00	8/31/15	10/6/15	10/31/16	SJC572		Funds raised will go toward the efforts of the Housing trust to make silicon valley a more affordable place to live		$81.90
Loaves & Fishes Fundraiser	1 night weekend stay	$273.00	8/31/15	11/7/15	11/30/16	SJC573		Funds raised go to help fund feeding low-‐income families and individuals		$81.90

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Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
31st Annual SF Bay Area Human Rights Campaign Gala	1 night weekend stay w/ valet	303.00	9/10/15	10/24/15	10/31/16	SJC574		Proceeds from the auction enable HRC to provide campaign support to fair- minded candidates & work to educate the public on topics affecting the LGBT community in the US		$90.90

8476/22465-004 current/49894271v13

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Silver Creek Sports Plex 4th Annual Celebrity Luncheon	1 night weekend stay w/ b'fast	$313.00	9/15/2015	11/6/2015	11/30/2016	SJC575		Proceeds raised help make the benefits of organized psorts accessible to Bay Area Youth who could not otherwise afford to participate		$93.90
SVBTA Annual Golf Tounament Silver Creek Country Club	1 night weekend stay w/ b'fast	$313.00	9/15/15	9/22/15	9/30/16	SJC576		John Southwell		$93.90
Kingsview Middle School Silent Auction & Raffle	2 night stay	$546.00	9/17/15	12/11/15	12/31/16	SJC577	52- 2051509	funds raised go back to the school to purchase laptops		$163.80
14th Annual fundraiser Gala for Sunshine Kids Foundation	2 night stay	$546.00	9/24/15	11/19/15	11-31-16	SJC578		proceeds go towards helping children with cancer in Naples Florida		$163.80
Fine Linen Creations	1 night weekend stay	$273.00	9/29/15		9/30/16	SJC580		Trade - Gigi Santa Ines		$81.90
Fine Linen Creations	1 night weekend stay	$273.00	9/29/15		9/30/16	SJC581		Trade - Gigi Santa Ines		$81.90
XILINX Global Admin Week	1 night weekend stay w/ b'fast	313.00	2/29/15	10/8/15	10/31/16	SJC582		Laurie Munos/Kimme Dang		$93.90
Santa Clara University's Alexander Community Law Center	1 night weekend stay	273.00	10/6/15	10/24/2015	10/31/16	SJC583		Laurie Muoz/Jeannie Cruz		$81.90
CMT 25th Annual Black Tie Gala	1 night weekend stay w/ valet	307.00	10/6/15	1/30/16	1/30/17	SJC584	23- 7235146	funds raised help support SMT's year- round educational programs		$92.10
St. Catherine Church 17th Annual Golf Classic	1 night weekend stay	273.00	10/8/15	10/16/15	10/31/16	SJC585	94- 2734503	Funds raised go back the school to enrich the kids curriculum and help fund the ministries of the church's community		$81.90
The World Of Princess/Juliet Adam	1 night weekend stay	$273.00	10/13/15	10/14/15	10/31/16	SJC586		Trade - SAE Dinner - Gig Santa Ines		$81.90
CalSAE Raffle	1 night weekend stay w/ b'fast	$313.00	10/13/15		10/31/16	SJC587		Terri Schrader/Laurie Munos		$93.90
Hilton San Francisco Airport Bayfront Holiday Party	1 night weekend stay inc. valet	$307.00	10/14/15		12/31/16	SJC588		Holiday party Trade		$92.10
9th Annual Texa Hold 'Em Tournament & Silent Auction - Plano Marriott	2-night weekend stay	$546.00	10/19/15	11/6/15	11/30/16	SJC589		Funds raised benefit CMN & Children's Medical Center		$163.80
Grill on the Alley PDR - Farimont SJ	1 night weekend stay	$273.00	10/19/15		10/31/16	SJC590		Raffle at the SJ Fairmont		$81.90
Wailea Beach Marriott Resort & Spa Auction	3-night stay	$819.00	10/23/15		10/31/16	SJC592		Trade for Grand Re- opening Hawaii package -Laurie Munos		$245.70
Anaheim Marriott Suites Holiday Party	1 night weekend stay	$273.00	10/28/15		12/31/16	SJC593		Trade for Assoc. Holiday Party		$81.90

8476/22465-004 current/49894271v13

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Anaheim Marriott Suites Holiday Party	1 night weekend stay	$273.00	10/28/15		12/31/16	SJC594		Trade for Assoc. Holiday Party		$81.90
SF Marriott Union Square	1 night weekend stay	273.00	11/3/15	12/1/15	12/1/16	SJC595		Assoc.Holiday Party Trade		$81.90
Power Source Youth 9th Annual Crab Feed	1 night weekend stay	273.00	11/3/15	1/1/16	1/31/17	SJC596	94150596	funds raised help to provide a drug and alcohol free environment for young people in the Concord, CA area		$81.90
Torrance Marriott Redondo Beach Holiday Party	2- night weekend stay inc valet parking	614.00	11/4/15	12/6/15	12/31/16	SJC597		Assoc.Holiday Party Trade		$184.20
Manhattan Beach Marriott & Golf Club Holiday Party	2-night weekend stay inc valet parking	$614.00	11/4/15	12/1/15	12/31/16	SJC598		Assoc.Holiday Party Trade		$184.20
San Diego Mission Valley Assoc. Holiday Party	2-night weekend stay inc valet parking	$614.00	11/4/15	12/17/15	12/31/16	SJC599		Assoc.Holiday Party Trade		$184.20
Salvation Army Silicon Valley 150th Anniversary	1 night weekend stay	$273.00	11/4/15	11/17/15	11/30/16	SJC600				$81.90
Irvine Marriott Assoc. Holiday Party	2-night weekend stay inc valet parking	$614.00	11/6/15	12/1/15	12/31/16	SJC601		Assoc. Holiday Party Trade		$184.20
San Diego Marriott Del Mar	2 night weekend stay	$546.00	11/9/15	12/1/15	12/31/16	SJC602		Assoc. Holiday Party Trade		$163.80
SJ Hilton Assoc. Holiday Party	1 night weekend stay	$273.00	11/9/15	12/1/15	12/31/16	SJC603		Assoc. Holiday Party Trade		$81.90
Santa Clara Valley Water District - Employee Holiday Gala	1 night weekend stay	$273.00	11/11/15	12/4/15	12/31/16	SJC604		Funds raised go to help SHFB continue their efforts to help those in need.		$81.90
san Diego Marriott Marquis	2 night weekend stay w/ valet	$614.00	11/12/15	1/6/16	1/31/17	SJC605		Assoc. Holiday Party Trade		$184.20
Marina Del Rey Marriott	2 night stay	$546.00	11/12/15	12/1/15	12/31/16	SJC606		Assoc. Holiday Party Trade		$163.80
KGO Promo	1 night stay & dinner for Two in Arcadia (Dinner up to $150.00)	$273.00	11/18/15	12/03/15	12/31/16	SJC607		KGO Promotion tie in with trans-siberian Orchestra @ SAP		$81.90
SJ Marriott Grand Opening Raffle	2 night weekend stay	$546.00	11/19/15	11/19/15	11/30/16	SJC609		Laurie Munos		$163.80
JW Marriott Camelback Inn Scottsdale Resort & Spa Assoc. Holiday Party	2 night stay	$546.00	11/19/15	12/01/15	12/31/16	SJC610		Assoc. Holiday Party Trade		$163.80
RI La Mirada Holiday Party	2 night stay	$546.00	11/19/15	12/01/15	12/31/16	SJC611		Assoc. Holiday Party Trade		$163.80
JW Marriott Phoenix Desert Ridge Assoc. Holiday Party	2 night stay	$546.00	11/23/15	12/01/15	12/31/16	SJC612		Assoc. Holiday Party Trade		$163.80
SF Marriott Marquis Assoc. Holiday Party	1 night weekend stay	$273.00	11/25/2015	12/1/2015	12/31/16	SJC613		Assoc. Holiday Party Trade		$81.90
San Ramon Marriott Assoc. Holiday Party	1 night weekend stay inc. valet	$307.00	11/30/15	12/01/15	12/31/16	SJC614		Assoc. Holiday Party Trade		$92.10
Renaissance ClubSport Walnut Creek Assoc. Holiday Party	1 night weekend stay inc. valet	$307.00	11/30/15	12/1/15	12/31/16	SJC615		Assoc. Holiday Party Trade		$92.10

8476/22465-004 current/49894271v13

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Portland Marriott Downtown Assoc. Holiday Party	2 night weekend stay	$546.00	11/30/15	12/1/15	12/31/16	SJC		Assoc. Holiday Party Trade		$163.80
San Francisco Airport Waterfront Assoc. Holiday Party	1 night weekend stay incl valet	$307.00	12/2/15	12/13/15	12/31/16	SJC617		Assoc. Holiday Party Trade		$92.10
Monterey Marriott Assoc. Holiday Party	1 night weekend stay	$273.00	12/3/15	12/15/15	12/31/16	SJC618		Assoc. Holiday Party Trade		$81.90
Courtyard Vallejo Napa Valley Assoc. Holiday Party	1 night weekend stay	$273.00	12/3/15	12/1/15	12/31/16	SJC619		Assoc. Holiday Party Trade		$81.90
Fairmont San Jose Assoc. Holiday Party	2 night weekend stay	$546.00	12/3/15	12/1/15	12/31/16	SJC620		Assoc. Holiday Party Trade		$163.80
Oyo Productions	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC621		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Oyo Productions	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC622		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Oyo Productions	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC623		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Earth Circus	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC624		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Earth Circus	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC625		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Jim Vetter Photography	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC626		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Jim Vetter Photography	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC627		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Jim Vetter Photography	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC628		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Sleepy Hedgehog Press	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC629		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90

8476/22465-004 current/49894271v13

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Sleepy Hedgehog Press	1 night weekend stay	$273.00	12/3/15		11/30/16	SJC630		Trade for pre-grand opening - Laurie Munos & Gigi Santa Ines		$81.90
Fantasy Sound Event Services - Kevin Dennis	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC631		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Fantasy Sound Event Services - Kevin Dennis	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC632		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Fantasy Sound Event Services - Kevin Dennis	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC633		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Fantasy Sound Event Services - Kevin Dennis	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC634		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Magnolia Jazz Band - Jazz Trio (Robbie)	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC635		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Magnolia Jazz Band - Jazz Trio (Robbie)	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC636		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Magnolia Jazz Band - Jazz Trio (Robbie)	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC637		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Fine Linen Creations (Terry)	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC638		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Fine Linen Creations (Terry)	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC639		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Bijoux Balloons (Robin)	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC640		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Dennis Kyriakos Magician	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC641		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Henna & Beyond (Rachna)	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC642		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Catalyst Arts	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC643		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90
Catalyst Arts	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC644		Trade for Assoc. holiday party - Gigi Santa Ines		$81.90

8476/22465-004 current/49894271v13

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Team San Jose Holiday Party	2 night weekend stay	$546.00	12/10/15	12/15/15	12/30/16	SJC645		TSJ Holiday Party - Laurie Munos		$163.80
Costco Holiday Party	1 night weekend stay	$273.00	12/10/15		12/30/16	SJC646		Rita Braxton		$81.90
Santa Clara Marriott Assoc. Holiday Party	1 night weekend stay, w/ b'fast & Valet	$347.00	12/10/15		12/30/16	SJC647		Assoc. Holiday Party Trade		$104.10
Doubletree by Hilton Campbell Assoc. Holiday Party	1 night weekend stay	$273.00	12/14/15		12/30/16	SJC648		Assoc. Holiday Party Trade		$81.90
Sheraton Milpitas Holiday Party	1 night weekend stay	$273.00	12/21/15	12/22/15	12/30/16	SJC649		Assoc. Holiday Party Trade		$81.90
Chennai Flood Relief	1 night weekend w/ b'fast & Valet	$289.00	1/6/16		1/31/17	SJC100		Emily Heiler		$86.70
Morgan Autism Centre Annual Gala	1 night weekend stay	$240.00	1/12/16	5/7/16	5/31/17	SJC101	94-1722448	All proceeds will benefit the students and clients of Morgan Autism Center.		$72.00
Wedding Show	1 night weekend stay	$240.00	1/20/16	1/23/16	1/31/17	SJC103		Gigi trade show		$72.00
Notre Dame High School 13th Annual Crab Fest	1 night weekend stay	$240.00	1/12/16	2/6/16	2/28/17	SJC104	94-1275235	Proceeds help support the leadership clubs and co-curricular acitivited in the school		$72.00
Broadway Center for the Performing Arts - Star Chefs Auction	2 night weekend stay	$480.00	1/28/16	3/13/16	3/31/17	SJC105	91-1106878	funds raised go back into the broadway for performing arts program		$144.00
Second Harvest Food Bank Volunteer Luncheon	1 night weekend stay	$240.00	1/28/16	4/11/16	4/30/17	SJC106	94-2614101	Raffle for the volunteers		$72.00
SJ Silicon Valley Chamber of Commerce Western Association of Chamber Executives Auction	1 night weekend stay w/ b'fast	$280.00	2/2/16	2/4/16	2/28/17	SJC108		Funds raised hep fund scholarships for local chamber executives and staff to further their professional development		$84.00
SJSV Chamber Realtors Open House	1 night weekend stay w/ b'fast	$280.00	2/2/16	3/3/16	3/31/17	SJC109		Used for a giveaway - Chamber is actively seeking tenants to lease it's 2nd floor and basement offices		$84.00
NorCal Robbery Investigators Assoc. Raffle	1 night weekend stay w/ valet	$274.00	2/3/16	2/9/16	2/28/17	SJC110		Marlon Santiano		$82.20
Presentation HS Fashion Show Fundraiser	2 night weekend stay inc. b'fast for two	$620.00	2/9/16		2/28/17	SJC112		John Southwell		$186.00
Expandability Auction	1 night weekend stay w/ dinner for two	$500.00	2/10/16	9/1/15	2/13/16	SJC113	94-‐268705	Event in-house - Laurie Munos/John 7southwell		$150.00
Joint Venture Silicon Valley Raffle	2 night weekend stay	$546.00	2/10/16	2/12/16	2/28/17	SJC114				$163.80

8476/22465-004 current/49894271v13

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Security & Cabling Solutions	1 night weekend stay w/ b'fast	$313.00	12/15/15	12/15/15	12/30/16	SJC115		Event in house		$93.90
San Jose Opera Fundraiser	1 night weekend stay w/ b'fast	$313.00	2/22/16	3/1/16	3/1/17	SJC116		Laurie Munos		$93.90
Seattle Aquarium's 25th Annual Fundraising Gala & Auction	2 night weekend stay	$546.00	2/24/16	6/3/16	6/30/17	SJC117	91-1189249	funds raised help provide resources for educational programs, research initiatives and exhibits that teach visitors and the community about preserving the wonders of our natural world		$163.80
SJSU HFTP Student Chapter 3rd Annual Gala	1 night weekend stay w/ b'fast	$313.00	3/1/16		3/1/17	SJC118		Laurie Munos/Gigi Santa Ines		$93.90
14th Annual SJSU Golf Tournament, Dinner & Auction	1 night weekend stay w/ b'fast	$313.00	3/1/16	5/6/16	5/31/17	SJC119		Funds raised with benefit the men's & women's soccer program. (Laurie Munos)		$93.90
Third Street Community Centre	1 night weekend	$271.00	3/7/16	3/12/16	3/31/17	SJC120	77-0461577	Proceeds raised will benefit after school academic program, the young engineers program and summer camps		$81.30
SV NACE 2016 Black Tie & Boots Benefit	1 night weekend stay w/ b'fast	$313.00	3/9/16	3/23/16	3/31/17	SJC121	61-1211339	Proceeds go towards scholarships for students at Mission College		$93.90
Camp Kesem Annual Fundraiser	1 night weekend stay	$271.00	3/9/16	4/30/16	4/30/17	SJC122		Proceeds raised will go to continue providing a one week free summer camp for children who have been affected by their parents' cancer or untimely death from cancer.		$81.30
Mark Day School Auction	1 night weekend stay w' b'fast	$313.00	3/11/16	2/26/16	9/3/16	SJC123	94-2598891	Melissa Silvers/Stephanie Parker - Reservation already made part of gift basket		$93.90

8476/22465-004 current/49894271v13

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Mark Day School Auction	1night weekend stay w' b'fast	$313.00	3/11/16	2/26/16	9/3/16	SJC124	94-2598891	Melissa Silvers/Stephanie Parker - Reservation already made part of gift basket		$93.90
City of SJ - Volunteer recognition	1 night weekend stay	$271.00	3/17/16	4/13/16	4/30/17	SJC126	94-6000419	Raffle prizes to honor SJ residents that volunteer on the City Boards & Commissions		$81.30
Catholic Charities of Santa Clara County 32nd Annual Golf Tournament & Auction	1 night weekend stay	$271.00	3/17/16	6/9/16	6/30/17	SJC127		Funds raised help families in Santa Clara County families and individuals living in poverty in the areas of unemployment, housing, literacy, financial education, mental health & nutrition		$81.30
ArtAbility Event	1 night weekend stay w/ b'fast	$313.00	3/29/16	4/8/16	4/30/17	SJC128		Per John Southwell		$93.90
ArtAbility Event	1 night weekend stay w/ b'fast	$313.00	3/29/16	4/8/16	4/30/17	SJC129		Per John Southwell		$93.90
Golden Valley Educational Foundation 6th Annual Art Extravaganza	1 night weekend stay w/ valet	$307.00	4/6/16	5/7/16	5/31/17	SJC130	68-0479822	Funds raised go back into the school to continue arts, handwork, music and gardening		$92.10
Marriott's Global Diversity & Inclusion efforts	2 night weekend stay	$546.00	4/6/16	Jun-16	6/30/17	SJC131		Donations will help reinforce Marriott's commitment, provide visibility for and encourage the recipients to extend their stay at our properties		$163.80
JW Marriott Tuscon Staar Pass 18th Annual Southern Arizona CMN Golf Tournament	2 night weekend stay	$546.00	4/6/16	5--16	5/31/17	SJC132		Proceeds raised benefit CMN and terminally ill children		$163.80

8476/22465-004 current/49894271v13

Organization	Donation	Cert. Value	Date Printed	Event Date	Exp. Date	Cert #	Tax ID#	Event Benefits	Redeemed	30%
Atlanta Marriott Marquis 23rd Annual Golf Tournament	2 night weekend stay	$546.00	4/7/16	6/6/16	6/30/17	SJC133		Proceed will benefit the children of Whitefoord Elementary School, the Atlanta Pro- Duffers', Hook a kid and Atlanta Marriott Marquis United Way Drive & CMN Torch Relay		$163.80
All Things Meeting client Tradeshow	1 night weekend stay w/ b'fast	$313.00	4/14/16	april	4/30/17	SJC134		Jamie Davies/Laurie Munos		$93.90
Child Advocates' Spring Event	1 night weekend stay	$231.00	4/15/16	21-May-16	5/31/17	SJC135		Lyn Bassin		$69.30
Stroke Awareness Foundation's 5th annual Fight Strok Walk	1 night weekend stay w/b'fast	$313.00	4/14/16	5/15/16	5/31/17	SJC136		Funds raised go back to the stroke awareness foundation		$93.90
15th Annual Teen Challenge Golf Tournament & Silent Auction	1 night weekend stay	$230.00	4/14/16	5/2/16	5/31/17	SJC137	77- 0071828	Funds raised provide help to those struggling with drug & alcohol addiction		$69.00
Law Foundation of Silicon Valley Annual Celebration of Justice Dinner	1 night weekend stay	$230.00	4/15/16	5/18/16	5/31/17	SJC138	52-1014754	funds raised help provide safe, stable homes for abused & neglected children, improve the quality of life for people with mental health disabilities		$69.00
Special Olympics Auction	1 night weekend stay w/ b'fast					SJC139		per John Southwell		$0.00
Women's Senior Golf League - benefiting Corena Green Foundation	1 night weekend stay & dinner for two	$380.00	4/15/16	May-16	5/31/17	SJC140		Provides opportunities for girls ages 8-17 to play golf and develop skills through which to access higher education		$114.00
		$58,974.00								$17,692.20

K-12

8476/22465-004 current/49894271v13

ARCADIA VOUCHERS

Date Printed	Cert #	Bearer	Amount	Issued By	Dept #	30%
5/8/15	SJC344	Silicon Valley Concierge Assoc. Awards Event - reissued	$75.00	Raman Natarajan	41	$22.50
5/8/15	SJC345	Silicon Valley Concierge Assoc. Awards Event - reissued	$50.00	Raman Natarajan	41	$15.00
5/20/15	SJC347	Michelle Smith Retirement (Semi Salmi Purchased certificate)	$200.00	Semi Salmi	41	$60.00
5/21/15	SJC348	AAW Raffle	$100.00	Evan Flood	41	$30.00
5/21/15	SJC349	AAW Raffle	$100.00	Evan Flood		$30.00
6/24/15	SJC351	PURCHASED - Lee Murphy - Marissa Campi	$100.00	Lee Murphy		$30.00
7/13/15	SJC352	Google Vendor Fair	$75.00	Laurie Munos		$22.50
8/4/15	SJC353	Kat & Russell Takeshita - Wedding Service Failure	$100.00	Geoffrey Stiles	430	$30.00
8/28/15	SJC355	Noelle Baskett - Shania Concert Raffle	House wine + $100	Laurie Munos	47	$30.00
9/28/15	SJC356	Dine Downtown	$50.00	Julie Carlson	47	$15.00
9/28/15	SJC357	Dine Downtown	$50.00	Julie Carlson		$15.00
9/28/15	SJC358	Dine Downtown	$50.00	Julie Carlson		$15.00
11/18/15	SJC359	Dinner for Two - KGO Promotion	$150.00	Laurie Munos	47	$45.00
11/19/15	SJC360	Dinner for Two - SJ Marriott Grand re-opening	$200.00	Laurie Munos	47	$60.00
11/23/15	SJC361	John Gomez - vendor - Dinner for Two	$100.00	Laurie Munos	47	$30.00
12/4/15	SJC362	Accenture Holiday Party	$100.00	Laurie Munos/ Jan Krume		$30.00
12/10/15	SJC363	Citti Florist - Trade for Assoc. Holiday Party	$150.00	Gigi Santa Inez		$45.00
12/10/15	SJC364	Citti Florist - Trade for Assoc. Holiday Party	$150.00	Gigi Santa Inez		$45.00
12/10/15	SJC365	Citti Florist - Trade for Assoc. Holiday Party	$150.00	Gigi Santa Inez		$45.00
12/10/15	SJC366	Citti Florist - Trade for Assoc. Holiday Party	$150.00	Gigi Santa Inez		$45.00
12/10/15	SJC367	Fine Linen Creations - Trade for Assoc. Holiday Party	$150.00	Gigi Santa Inez		$45.00
12/10/15	SJC368	Fine Linen Creations - Trade for Assoc. Holiday Party	$150.00	Gigi Santa Inez		$45.00
12/10/15	SJC368	TSJ Holiday Party	$75.00	Laurie Munos		$22.50
12/10/15	SJC369	Chaine Des Rotisseurs Holiday Event	$100.00	Rita Braxton		$30.00
12/21/15	SJC370	San Jose Downtown Association Downtown Dining (Inv# 4839)	$50.00	Agreement made by Raman Natarajan prior to his leaving	41	$15.00
1/8/16	SJC380	Carl Schmidt - Gst Injured on property Compensation	$100.00	Eileen Bae	23	$30.00
2/8/16	SJC381	Intacct Corporation	$100.00	Rita Braxton	23	$30.00
2/11/16	SJC383	Expandability Regal Winery	$100.00	John Southwell	41	$30.00
2/18/16	SJC384	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC385	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC386	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC387	Cinequest 2016	$50.00	Laurie Munos	47	$15.00

8476/22465-004 current/49894271v13

Date Printed	Cert #	Bearer	Amount	Issued By	Dept #	30%
2/18/16	SJC388	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC389	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC390	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC391	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC392	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC393	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC394	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC395	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC396	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC397	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC398	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC399	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC400	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC401	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC402	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC403	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC404	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC405	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC406	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC407	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC408	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC409	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC410	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC411	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC412	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/18/16	SJC413	Cinequest 2016	$50.00	Laurie Munos	47	$15.00
2/29/16	SJC414	Notre Dame HS Auction	$75.00	Laurie Munos	47	$22.50
3/2/16	SJC415	Hitachi SPIE	$150.00	Gigi Santa Ines	47	$45.00
2/11/16	SJC416	Expandability Regal Winery	$100.00	John Southwell	41	$30.00
4/5/16	SJC417	Cloudera	$100.00	Laurie Munos/Lynn Bassi	47	$30.00
4/15/16	SJC418	Corena Green Foundation	$100.00			$30.00
		Total	$4,950.00			$1,515.00

8476/22465-004 current/49894271v13

Schedule L

Account Balances (as of April 30, 2016)

San Jose Marriott Bank Balances as of 4/30/2016
Bank Account Name	Bank Account Number	Bank Balance

Marriott Hotel Services Inc W/R/T SP6 San Jose Hotel Lesee, LLC MH-MGD-Bank Accounts 0410-110110		$55,214.36
Marriott Hotel Services FF & E Reserve MH-MGD-FF-E Escrow Cash 0480-212119		$419,052.51
MH-MGD - Safechange Fund 0410-110111	In safe at hotel	$41,000.00

L-1

8476/22465-004 current/49894271v13

Exhibit A

Escrow Provisions

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
1.    The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Purchaser and Seller and shall promptly provide Purchaser and Seller with confirmation of the investments made. Because Escrow Agent is not itself a bank, it may commingle the Escrow Deposits with other escrow deposits in a trust account in order to facilitate placing the Escrow Deposits in a segregated interest bearing account and to disburse the Escrow Deposits once they have been removed from said segregated interest bearing account in accordance with the terms of this Agreement, but shall not otherwise commingle the Escrow Deposits with any funds of the Escrow Agent or others.
2.    Notwithstanding any provision herein to the contrary, if Purchaser terminates this Agreement at any time during the Inspection Period, Escrow Agent shall deliver the Escrow Deposits to Purchaser upon the unilateral direction of Purchaser, without the consent of Seller, provided that Escrow Agent shall notify Seller in the event of such disbursement.
3.    After the expiration of the Inspection Period, if for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent receives such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Purchaser or a final judgment of a court.
4.    If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.
5.    The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Purchaser resulting from actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all liabilities (including

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reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.
6.    Any income taxes on any interest earned on the Escrow Deposits shall be paid by the party which receives the Escrow Deposits from Escrow Agent in accordance with the terms set forth herein.
7.    Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the transactions contemplated by this Agreement. Escrow Agent is either (x) the person responsible for closing the transactions contemplated by this Agreement (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the transactions contemplated by this Agreement (as described in the Reporting Requirements). Accordingly:
(a)    Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the transactions contemplated by this Agreement. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the transactions contemplated by this Agreement.
(b)    Seller and Purchaser shall furnish to Escrow Agent, in a timely manner, any information reasonably requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the transactions contemplated by this Agreement.
(c)    Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that the correct taxpayer identification number of the Seller is ________________.
(d)    Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.
8.    Any notices to be sent to Escrow Agent shall be sent in accordance with Section 10.01 of the Agreement, addressed as follows:
First American Title Insurance Company
_________________________
_________________________
Attention: ________________
Telephone #: ______________

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Email: ___________________
9.    The provisions of this Exhibit A shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

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Exhibit B

Grant Deed (Form)

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
__________________________________
__________________________________
Attention: _________________________
MAIL TAX STATEMENTS TO:
__________________________________
__________________________________
Attention: _________________________

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE
DOCUMENTARY TRANSFER TAX $_______
[X]    computed on full value of property conveyed, or
[ ]    computed on full value less value of liens and encumbrances remaining at the time of sale.

________________________________________
    Signature of Declarant or Agent determining tax
GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, SP6 SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company (“Grantor”), hereby GRANTS TO _______________, a ________ (“Grantee”), the following described real property (“Property”) located in the County of Santa Clara, State of California.
See Exhibit “A” attached hereto and incorporated herein by this reference.
This conveyance is made subject to all matters of record, real property taxes which are a lien but not yet due and payable and all applicable laws and ordinances.
The Grantee covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, that there shall be no discrimination against or segregation of, any person or group of persons on account of sex, marital status, race ,color, creed, religion, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land herein conveyed, nor shall Grantee itself or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants,

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lessees, subtenants, sublessees or vendees in the land herein conveyed. The foregoing covenants shall run with the land.
[MAIL TAX STATEMENTS AS DIRECTED ABOVE]

IN WITNESS WHEREOF, this Grant Deed has been executed and delivered this __ day of ______________, 2016.

GRANTOR:

SP6 SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company

By: __________________________
Name:
Title:

By: __________________________
Name:
Title:

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A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA    )

COUNTY OF ______________    )
On _____________, 2016, before me,                                                                 , notary public,
    (insert name and title of officer)
personally appeared ____________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature__________________________ (Seal)

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EXHIBIT A
LEGAL DESCRIPTION

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:
PARCEL ONE:
BEING ALL OF PARCEL 3 AND A PORTION OF PARCEL 4 AS SAID PARCELS ON THAT CERTAIN PARCEL MAP FILED FEBRUARY 07, 1991 IN BOOK 624 AT PAGES 2 AND 3, SANTA CLARA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE EASTERLY MOST CORNER OF SAID PARCEL 3, SAID CORNER BEING A POINT ON THE SOUTHWESTERLY RIGHT OF WAY LINE OF MARKET STREET, 100 FEET IN WIDTH, AS SAID STREET IS SHOWN ON SAID MAP;
THENCE ALONG THE SOUTHEASTERLY LINE OF SAID PARCEL 3, SOUTH 59° 21’ 40” WEST, 208.23 FEET TO THE SOUTHERLY MOST CORNER OF SAID PARCEL 3;
THENCE ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL 3, AND ALONG THE NORTHWESTERLY PROLONGATION THEREOF, NORTH 30° 30’ 33” WEST, 217.81 FEET TO THE NORTHWESTERLY LINE OF SAID PARCEL 4, SAID LINE BEING ALSO THE SOUTHEASTERLY RIGHT OF WAY LINE OF WEST SAN CARLOS STREET AS SAID STREET IS SHOWN ON SAID PARCEL MAP;
THENCE ALONG THE SOUTHEASTERLY RIGHT OF WAY LINE, THE FOLLOWING FOUR COURSES:
1.    NORTH 59° 21’40” EAST 5.66 FEET;
2.    NORTH 14° 21’ 40” EAST 8.44 FEET;
3.    NORTHERLY AND NORTHEASTERLY ALONG THE ARC OF A 20.00 FOOT RADIUS, TANGENT CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 39° 19’ 40”, AN ARC DISTANCE OF 13.73 FEET; AND
4.    NORTH 53° 41’ 20” EAST 109.28 FEET;
THENCE NORTHEASTERLY AND SOUTHEASTERLY ALONG THE ARC OF A 20.00 FOOT RADIUS, TANGENT CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 82° 14’ 09”, AN ARC DISTANCE OF 28.71 FEET TO A POINT IN THE AFOREMENTIONED SOUTHWESTERLY RIGHT OF WAY LINE OF MARKET STREET;

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THENCE ALONG SAID SOUTHWESTERLY RIGHT OF WAY LINE, SOUTH 44° 04’ 31” EAST, 231.42 FEET TO THE POINT OF BEGINNING;
PARCEL TWO:
THOSE EASEMENTS GRANTED IN THE RECIPROCAL EASEMENT AGREEMENT, COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE MARRIOTT HOTEL CITY CENTER BY AND AMONG WALTON SAN JOSE INVESTORS III, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY AND THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE AND THE CITY OF SAN JOSE RECORDED OCTOBER 30, 2000 AS INSTRUMENT NO. 15439851, OFFICIAL RECORDS.
PARCEL THREE:
THOSE PARKING RIGHTS GRANTED IN THE PARKING PREMISES AGREEMENT BY AND BETWEEN THE CITY OF SAN JOSE AND WALTON SAN JOSE INVESTORS-III, L.L.C. AS DISCLOSED BY A MEMORANDUM OF PARKING AGREEMENT RECORDED OCTOBER 30, 2000 AS INSTRUMENT NO. 15439852, OFFICIAL RECORDS.
PARCEL FOUR:
THE EASEMENTS GRANTED IN THE EASEMENT AGREEMENT (MARRIOTT HOTEL) BY AND AMONG WALTON SAN JOSE INVESTORS III, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE AND THE CITY OF SAN JOSE RECORDED AUGUST 14, 2001 AS INSTRUMENT NO. 15824815, OFFICIAL RECORDS, AS AMENDED BY AMENDMENT TO EASEMENT AGREEMENT (MARRIOTT HOTEL) BY AND AMONG WALTON SAN JOSE INVESTORS III, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, THE REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE AND THE CITY OF SAN JOSE RECORDED JULY 19, 2002 AS INSTRUMENT NO. 16374770, OFFICIAL RECORDS.

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Exhibit C

Bill of Sale (Form)

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is executed as of ____________, 2016, by SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company, and SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company (collectively, “Seller”), for the benefit of ______________, a ___________ (“Purchaser”).
W I T N E S S E T H:
WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement dated as of ____________, 2016, by and between Purchaser and Seller (as the same may have been amended, modified or assigned, the “Sale Agreement”), Seller agreed to sell to Purchaser, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and
WHEREAS, by grant deed of even date herewith, Seller conveyed the Real Property to Purchaser; and
WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Purchaser certain items of tangible personal property as hereinafter described.
NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10,00) and other good and valuable consideration paid in hand by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has SOLD, TRANSFERRED, and CONVEYED and by these presents does hereby SELL, TRANSFER, and CONVEY to Purchaser and Purchaser hereby accepts all right, title and interest in and to all Personal Property and Inventory.
This Bill of Sale is made by Seller without recourse and without any expressed or implied warranty or representation whatsoever.
This Bill of Sale may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale to be effective as of the date first set forth hereinabove.
SELLER:
SP6 SAN JOSE HOTEL OWNER, LLC,
a Delaware limited liability company
By:
Name: _____________________________
Title: ______________________________
By:
Name: _____________________________
Title: ______________________________

SP6 SAN JOSE HOTEL LESSEE, LLC,
a Delaware limited liability company
By:
Name: _____________________________
Title: ______________________________
By:
Name: _____________________________
Title: ______________________________

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Exhibit D

Assignment and Assumption of Assumed Contracts (Form)

ASSIGNMENT AND ASSUMPTION OF ASSUMED CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF ASSUMED CONTRACTS, made as of this __ day of ____________ 2016 (this “Assignment”), by and between ______________________, a Delaware limited liability company, having an address at ___________________________ (“Assignor”), and ______________________________, a __________________, having an address at ________________________________________ (“Assignee”).

WHEREAS, __________________ (“Fee Owner”), an affiliate of Assignor, Assignor and Assignee are parties to that certain Purchase and Sale Agreement, dated as of ______________, 2016, between Fee Owner and Assignor, as seller, and Assignee, as purchaser (the “Purchase and Sale Agreement”; capitalized terms used herein and not otherwise defined herein have the meanings given thereto in the Purchase and Sale Agreement); and

WHEREAS, this Assignment constitutes the Assignment and Assumption of Assumed Contracts described in Sections 5.04(c) and 5.05(a) of the Purchase and Sale Agreement;

WHEREAS, Assignor desires to transfer to Assignee all of Assignor’s right, title and interest in and to the Contracts (excluding the Hotel Management Agreement) and the Bookings (collectively, the “Assumed Contracts and Bookings”), and Assignee desires to assume all of the obligations of Assignor in respect of the Assumed Contracts and Bookings, in each instance, from and after the date hereof;

WHEREAS, a list of the Assumed Contracts and Bookings is attached hereto as Schedule I.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Assignor hereby assigns unto Assignee all of Assignor’s right, title and interest in and to the Assumed Contracts and Bookings.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Assumed Contracts and Bookings.

Assignee hereby accepts such assignment and assumes the performance of all of the terms, covenants, conditions and provisions of the Assumed Contracts and Bookings herein assigned by Assignor to Assignee on, from and after the date hereof and hereby agrees to

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perform all of the terms, covenants, conditions and provisions of the Assumed Contracts and Bookings to the extent first arising and accruing from and after the date hereof.

This Assignment is an absolute assignment, and is made without representation, warranty, covenant or recourse of any kind whatsoever, expressed or implied, on the part of Assignor, except as expressly otherwise set forth in the Purchase and Sale Agreement.

This Assignment shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

Any inconsistency between the terms herein and the terms set forth in the Purchase and Sale Agreement shall be resolved in favor of the terms of the Purchase and Sale Agreement.

This Assignment shall be construed in accordance with the laws of the State of California.

This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Such executed counterparts may be delivered by facsimile which, upon transmission to the other party, shall have the same force and effect as delivery of the original signed counterpart. The submission of an unsigned copy of this Assignment or an electronic instrument with or without electronic signature to either party shall not constitute an offer or acceptance. This Assignment shall become effective and binding only upon execution and delivery of this Assignment in non-electronic form by both parties in accordance with this Section.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

_______________________

By: ____________________________
Name:
Title:

ASSIGNEE:

________________________________

By: ___________________________
Name:
Title:

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Schedule I

Assumed Contracts and Bookings

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Exhibit E

Assignment and Assumption of Hotel Management Agreement (Form)

ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT (this “Agreement”) is made as of _________, 2016, by and between SP6 SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company (“Assignor”), and _____________, a _______________ (“Assignee”).
RECITALS:
A.    Assignor and Marriott Hotel Services, Inc. (“Manager”) are parties to that certain Management Agreement dated as of April 17, 2004, as assigned pursuant to that certain Assignment and Assumption of Management Agreement dated May 4, 2011, as amended by that certain Amendment to Management Agreement dated May 4, 2011, as assigned by that certain Assignment and Assumption of Management Agreement dated as of May 9, 2013, as amended by that certain Second Amendment to Management Agreement dated as of May 9, 2013 (collectively, the “Management Agreement”) relating to the San Jose Marriott.
B.    Assignor is conveying all of its right, title and interest in and to the Hotel (as defined in the Management Agreement) to _____________ (“Fee Owner”), [and Fee Owner is leasing the Hotel to Assignee as of the date hereof].
C.    Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Management Agreement, and Assignee desires to assume the rights and obligations of Assignor with respect to the Management Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
Assignment. Assignor hereby sells, assigns, conveys, transfers and grants to Assignee all of Assignor’s assignable right, title and interest in, to and under the Management Agreement as of 12:01 AM Pacific Time on the date hereof (the “Effective Date”).
Assumption. Assignee hereby accepts all of Assignor’s right, title and interest in, to and under the Management Agreement, agrees to be bound by the Management Agreement, and assumes all the duties, obligations and liabilities of Assignor accruing under or with respect to the Management Agreement irrespective of the date on which such duties, obligations and liabilities accrued. For clarification purposes, it is intended that Manager shall rely upon said assumption by Assignee.
Further Assurances. Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such further assurances

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and take such further actions as may be reasonably required or appropriate to perfect the assignment and assumption of the Management Agreement and otherwise carry out the intent and purpose of this Agreement, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act mat the other party may request.
Binding Effect. The terms, covenants, conditions and obligations imposed upon each party herein shall be binding upon the successors and assigns of such party.
Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
ASSIGNOR:
SP6 SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company
By:
Name: _____________________________
Title: ______________________________
By:
Name: _____________________________
Title: ______________________________
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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ASSIGNEE:
_____________________________,
a ____________________________

By:	Name: Title:

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MANAGER’S CONSENT

The undersigned, as “Manager” under the Management Agreement, hereby consents to the foregoing Assignment and Assumption of the Management Agreement.

MANAGER:

MARRIOTT HOTEL SERVICES, INC.

By: ___________________________
Name:
Title:

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Exhibit F

General Assignment and Assumption (Form)

GENERAL ASSIGNMENT AND ASSUMPTION

THIS GENERAL ASSIGNMENT AND ASSUMPTION, made as of this __ day of ____________ 2016 (this “Assignment”), by and between _________________________, a Delaware limited liability company, having an address at ________________________ (“Assignor”) and ______________________________, a __________________, having an address at ________________________________________ (“Assignee”).

WHEREAS, _____________________ (“Fee Owner”), an affiliate of Assignor, Assignor and Assignee are parties to that certain Purchase and Sale Agreement, dated as of _________, 2016, between Fee Owner and Assignor, as seller, and Assignee, as purchaser (the “Purchase and Sale Agreement”; capitalized terms used herein and not otherwise defined herein have the meanings given thereto in the Purchase and Sale Agreement); and

WHEREAS, this Assignment constitutes the General Assignment and Assumption described in Sections 5.04(e) and 5.05(c) of the Purchase and Sale Agreement;

WHEREAS, Assignor desires to transfer to Assignee all of Assignor’s right, title and interest in and to (i) the Intangibles, (ii) Cash on Hand and Account Funds, subject to Section 6.08 of the Purchase and Sale Agreement, and (iii) all other Property that does not constitute the Real Property, the Personal Property, the Inventory, the Contracts (including, without limitation, the Hotel Management Agreement) or the Bookings (as such capitalized terms are defined in the Purchase and Sale Agreement) (collectively, the “General Property”), and Assignee desires to accept such assignment.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Assignor hereby assigns unto Assignee all of Assignor’s right, title and interest in and to the General Property (subject to the terms of Section 6.08 of the Purchase and Sale Agreement with respect to Cash on Hand and Account Funds).

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof.

Assignee hereby accepts such assignment.

This Assignment is an absolute assignment, and is made without representation, warranty, covenant or recourse of any kind whatsoever, expressed or implied, on the part of Assignor, except as expressly otherwise set forth in the Purchase and Sale Agreement.

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This Assignment shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

Any inconsistency between the terms herein and the terms set forth in the Purchase and Sale Agreement shall be resolved in favor of the terms of the Purchase and Sale Agreement.

This Assignment shall be construed in accordance with the laws of the State of California.

This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Such executed counterparts may be delivered by facsimile which, upon transmission to the other party, shall have the same force and effect as delivery of the original signed counterpart. The submission of an unsigned copy of this Assignment or an electronic instrument with or without electronic signature to either party shall not constitute an offer or acceptance. This Assignment shall become effective and binding only upon execution and delivery of this Assignment in non-electronic form by both parties in accordance with this Section.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

____________________________[TRS]

By: ____________________________
Name:
Title:

ASSIGNEE:

________________________________

By: ___________________________
Name:
Title:

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Exhibit G

FIRPTA AFFIDAVIT
Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by SP6 SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company (“Seller”), which Seller is a disregarded entity, the undersigned being the sole member of Seller and not a disregarded entity hereby certifies the following:
1.    The undersigned is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and
2.    The undersigned is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii) of the Internal Revenue Code; and
3.    The undersigned’s U.S. employer taxpayer identification number is __-_______;
4.    The undersigned’s office address is ____________________________________
The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Dated: _____________, 2016
CBRE STRATEGIC PARTNERS U.S. VALUE 6 REIT OPERATING, L.P., a Delaware limited partnership

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By:    CBRE Strategic Partners U.S. Value 6 REIT     Operating GP, LLC, a Delaware limited     partnership, its general partner
By:
Name: _____________________________
Title: ______________________________
By:
Name: _____________________________
Title: ______________________________

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Exhibit H

Tenant Notice Letter (Form)

_________________, 2016
Re:    Notice of Change of Ownership of San Jose Marriott, 301 Market Street,             San Jose, CA 95113
Ladies and Gentlemen:
You are hereby notified as follows:
That as of the date hereof, SP6 SAN JOSE HOTEL OWNER, LLC, a Delaware limited liability company, and SP6 SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company, have transferred, sold, assigned, and conveyed all of their interest in and to the above-described property (the “Property”) to __________________________, a _________________ (the “New Owner”).
Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:
__________________
            __________________
            __________________
If there is a security deposit with respect to your lease, it has been transferred to the New Owner and the New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease and applicable laws.

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We expect that New Owner or its property management agent will contact you shortly with respect to other information regarding New Owner, the Property and your lease.
Sincerely,
SP6 SAN JOSE HOTEL OWNER, LLC,
a Delaware limited liability company,

By: __________________________ Name: __________________________ Title: ___________________________
By: __________________________ Name: __________________________ Title: ___________________________
SP6 SAN JOSE HOTEL LESSEE, LLC, a Delaware limited liability company
By: __________________________ Name: __________________________ Title: ___________________________
By: __________________________ Name: __________________________ Title: ___________________________

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Exhibit I-1

Marriott Estoppel (Form)

San Jose Marriott
Unit #33-7Z4
MANAGER’S ESTOPPEL CERTIFICATE
MARRIOTT HOTEL SERVICES, INC. (“Manager”), a Delaware corporation, hereby certifies to _________________________________, a ____________________ company, and _________________________________________, a _________________, that as of 11:59 p.m. Pacific Time on ____________, 2016:
1.    Manager is the “Manager” and SP6 San Jose Hotel Lessee, LLC, a Delaware limited liability company, is the “Owner” under that certain Management Agreement dated April 17, 2004 (as amended and assigned, the “Management Agreement”), relating to the hotel commonly known as the San Jose Marriott and located at 301 South Market Street, San Jose, California 95113 (the “Hotel”).
2.    The Management Agreement as it may be assigned to __________________________ (the “Assignable Management Agreement”) is defined on Schedule A attached hereto. The Assignable Management Agreement, a true and complete copy of which is attached hereto as Schedule B, (a) is in full force and effect, and (b) has not been otherwise amended.
3.    To Manager’s actual knowledge, based solely on responses from Manager’s due diligence inquiry:
(a)    there is no existing Default under the Assignable Management Agreement;
(b)    no event has occurred which, with the giving of notice or passage of time, or both, would constitute a Default under the Assignable Management Agreement;
(c)    Manager has received all Base Management Fees and Incentive Management Fees due and payable to Manager as of _____________, 2016;
(d)    No notice of termination and/or cancellation of the Assignable Management Agreement has been given by Manager or received from Owner by Manager;
(e)    There are no set-offs, counterclaims or defenses under the Assignable Management Agreement to the performance or observance of the covenants or agreements of the parties to the Assignable Management Agreement, except as otherwise expressly set forth therein; and

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(f)    There are no open claims or legal proceedings by or before any court or governmental agency that (i) relate to the Hotel, (ii) are in excess of $50,000, and (iii) are not covered by insurance.
4.    To the best of Manager’s knowledge, the Assignable Management Agreement is valid and enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium or similar laws, and equitable principles, relating to or limiting the rights of creditors generally).
5.    Neither Manager nor any of its affiliates have made any loan or contribution to, or equity investment in, Owner or any of its Affiliates or any of their respective constituent members or the Hotel.
6.    The nature of Manager’s relationship to Owner under the Assignable Management Agreement is as an independent contractor.
7.    All capitalized terms used but not defined herein are as defined in the Assignable Management Agreement.
[SIGNATURE ON FOLLOWING PAGE]

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MANAGER:
MARRIOTT HOTEL SERVICES, INC.,
a Delaware corporation

By:	Name: _______________ Title: _______________

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SCHEDULE A
The documents listed on this Schedule A constitute the “Assignable Management Agreement” as of 11:59 p.m. Pacific Time on ________ ___, 2016:

1.	Management Agreement, dated April 17, 2004, by and between Marriott Hotel Services, Inc. and Walton San Jose Investors III, L.L.C.;

2.	Assignment and Assumption of Management Agreement dated May 4, 2011 by and between Walton San Jose Investors III, L.L.C. and PR SJM Hotel LLC; and

3.	Amendment to Management Agreement dated May 4, 2011 by and between Marriott Hotel Services, Inc. and PR SJM Hotel LLC.

4.	Assignment and Assumption of Management Agreement dated as of May 9, 2013 by and between PR SJM Hotel LLC and SP6 San Jose Hotel Lessee, LLC

5.	Second Amendment to Management Agreement dated as of May 9, 2013 between Marriott Hotel Services, Inc. and SP6 San Jose Hotel Lessee, LLC

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SCHEDULE B

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Exhibit I-2
City Estoppel (Form)
THE CITY OF SAN JOSE ESTOPPEL LETTER
______, 20__
____________________________
____________________________
____________________________
Attention: ____________________
Re:    Premises located in the parking garage for the San Jose McEnery Convention Center and described on Exhibit A attached hereto (the “Leased Premises”):
Property described on Exhibit C attached hereto and known as the Marriott Hotel City Center located at 301 South Market Street in San Jose, California (the “Fee Premises”; collectively with the Leased Premises, the “Premises”):
Reciprocal Easement Agreement dated June 6, 2000 among The Redevelopment Agency of the City of San Jose (hereinafter, “Redevelopment Agency”), Walton San Jose Investors III, L.L.C. (“Walton”) (the rights and obligations of which are currently held by SP6 San Jose Hotel Owner [Lessee], LLC, together with Walton, hereinafter collectively, “Developer”) and the City of San Jose (hereinafter, “City”) (as the same may have been modified, amended, supplemented or assigned, the “REA”);
Easement Agreement (Marriott Hotel) dated August 14, 2001 by and among Developer, Redevelopment Agency and the City, as amended by Amendment to Easement Agreement (Marriott Hotel) by and among Developer, Redevelopment Agency and the City dated June 25, 2002 (collectively, as the same may have been modified, amended, supplemented or assigned, the “Marriott Easement”); and
Parking Premises Agreement dated June 6, 2000 between City and Developer, as amended by the First Amendment to Parking Premises Agreement dated February 18, 2004 between City and Developer, as amended by the Second Amendment to Parking Premises Agreement dated February 10, 2009 between City and Developer, as amended by the Third Amendment to Parking Premises Agreement dated June 19, 2012 between City and Developer and as amended by the Fourth Amendment to Parking Premises Agreement dated September 10, 2014 between City and Developer (collectively, as the same may have been modified, amended, supplemented or assigned, collectively, the “PPA”).
Ladies and Gentlemen:
The City understands that (i) San Jose Hotel Owner, LLC, a Delaware limited liability company, and San Jose Hotel Lessee, LLC, a Delaware limited liability company, or their respective successors, nominees or assigns (together, “Purchaser”), may be purchasing the

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Premises from SP6 San Jose Hotel Owner, LLC, a Delaware limited liability company, and SP6 San Jose Hotel Lessee, LLC, a Delaware limited liability company (collectively, “Seller”), and (ii) Purchaser is relying upon this Estoppel Letter (this “Certificate”) in connection with such transaction and would not purchase the Premises but for the City’s delivery to Purchaser of this Certificate.
With such understanding, the City hereby represents, warrants and agrees, on behalf of itself and its successors and assigns, for the benefit of Purchaser and its lenders, Seller, and their respective successors and assigns, as follows:
1.    Except as set forth on Exhibit B attached hereto, the REA, the Marriott Easement and the PPA have not been amended or modified as of the date hereof and represent the entire agreement between City and Developer with respect to the Premises.
2.    All conditions under the REA, the Marriott Easement and the PPA to be performed by Developer as of this date have been satisfied and all required contributions or other payments by Developer, if any, to City on account of City’s improvements or otherwise under the REA, the Marriott Easement and the PPA have been received, except for the following (if none, write none): None.
3.    The 55-year term of the PPA commenced on May 18, 2003 (30 days after the date Walton received the temporary certificate of occupancy from City) and will expire on May 18, 2058. The PPA provides for the following renewal options: four 10-year renewal terms exercisable by Developer, a “Mortgagee” or a “Permitted Assignee.”
4.    To City’s knowledge, there exist no defaults under the REA, the Marriott Easement or the PPA, and no events which, with the giving of notice, the passage of time or both, would constitute such a default, except for the following (if none, write none): None.
5.    True, correct and complete copies of each of the REA, the Marriott Easement and the PPA (including all exhibits thereto) are attached hereto as Exhibit B.
6.    City confirms that its right to terminate the PPA as a result of the exercise of Redevelopment Agency’s right of reverter pursuant to the Disposition and Development Agreement dated June 9, 2000 by and between Redevelopment Agency and Developer has automatically expired.
7.    The City hereby consents to the transfer of the Premises to Purchaser in accordance with the terms of the REA, the PPA and the Marriott Easement and, as such, recognizes Purchaser as the successor Developer under such documents.
8.    City further acknowledges that, for all purposes under the REA, the Marriott Easement and the PPA your addresses for notices shall be your address set forth below or such other address of which you shall notify City in writing:

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____________________________
____________________________
____________________________
Attention: ____________________
Telephone #: __________________
E-Mail Address: _______________
____________________________
____________________________
Attention: ____________________
Telephone #: __________________
E-Mail Address: _______________
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Very truly yours,
CITY OF SAN JOSE

By:	_______________ City Manager
APPROVED AS TO FORM:

By:	__________________ Senior Deputy City Attorney

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EXHIBIT A
DESCRIPTION OF LEASED PREMISES
Approximately [61,500] square feet located at the San Jose McEnery Convention Center, 408 S. Almaden Blvd., San Jose, California.

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EXHIBIT B
COPIES OF REA, THE MARRIOTT EASEMENT AND THE PPA
(INCLUDING ALL EXHIBITS THERETO)
[Attached]

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EXHIBIT C
DESCRIPTION OF FEE PREMISES

[To be attached]

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Exhibit I-3

Successor Redevelopment Agency Estoppel (Form)

SUCCESSOR AGENCY TO THE
REDEVELOPMENT AGENCY OF THE CITY OF SAN JOSE
ESTOPPEL LETTER
___________, 20__
____________________________
____________________________
____________________________
Attention: ____________________
Re:    Property described as Parcels One, Two and Four on Exhibit A attached hereto and known as the Marriott Hotel City Center located at 301 South Market Street in San Jose, California (the “Premises”):
Reciprocal Easement Agreement dated June 6, 2000 among The Redevelopment Agency of the City of San Jose (hereinafter, “Redevelopment Agency”), Walton San Jose Investors III, L.L.C. (“Walton”) (the rights and obligations of which are currently held by PR SJM Hotel, LLC, together with Walton, hereinafter collectively, “Developer”) and the City of San Jose (hereinafter, “City”) (as the same may have been modified, amended, supplemented or assigned, the “REA”);
Easement Agreement (Marriott Hotel) dated August 14, 2001 by and among Developer, Redevelopment Agency and the City, as amended by Amendment to Easement Agreement (Marriott Hotel) by and among Developer, Redevelopment Agency and the City dated June 25, 2002 (collectively, as the same may have been modified, amended, supplemented or assigned, the “Marriott Easement”):
Disposition and Development Agreement dated June 9, 2000 by and between Redevelopment Agency and Developer (as the same may have been modified, amended, supplemented or assigned, collectively, the “DDA”):
Grant Deed dated October 25, 2000 between Redevelopment Agency and Developer (as the same may have been modified, amended, supplemented or assigned, the “Grant Deed”); and Declaration of Covenants and Restrictions Affecting Real Property dated October 27, 2000 between Redevelopment Agency and Developer (as the same may have been modified, amended, supplemented or assigned, the “Declaration”).
Collectively, the REA, the Marriott Easement, the DDA, the Grant Deed and the Declaration shall be referred to herein as the “Project Documents.”

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Ladies and Gentlemen:
Successor Agency (as defined below) understands that ________________________________________________________, or its successors, nominees or assigns (together, “Purchaser”), may be purchasing the Premises SP6 San Jose Hotel Owner, LLC, a Delaware limited liability company, and SP6 San Jose Hotel Lessee, LLC, a Delaware limited liability company (collectively, “Seller”), and (ii) Purchaser is relying upon this Estoppel Letter (this “Certificate”) in connection with such transaction and would not purchase the Premises but for the Successor Agency’s delivery to Purchaser of this Certificate.
On or about June 28, 2011, the Governor signed into law ABX1 26, as subsequently amended by AB 1484, which provided for the dissolution and winding down of redevelopment agencies throughout the State of California (“Dissolution Legislation”). On January 24, 2012, pursuant to the Dissolution Legislation, the City of San Jose elected to be the Successor Agency to the Redevelopment Agency (“Successor Agency”) to administer the dissolution and winding down of the Redevelopment Agency. On February 1, 2012, pursuant to ABX1 26, the Redevelopment Agency was dissolved and, upon dissolution, all assets, properties and contracts of the Redevelopment Agency, including the Project Documents, were transferred, by operation of law, to the Successor Agency pursuant to the terms of Health and Safety Code Section 34175(b).
With such understanding, Successor Agency hereby represents, warrants and agrees, on behalf of itself and its successors and assigns, for the benefit of Purchaser and its lenders, Seller, and their respective successors and assigns, as follows:
1.    The Successor Agency, and the person or persons executing this Certificate on behalf of the Successor Agency, have the power and authority to execute this Certificate.
2.    Except as set forth on Exhibit B attached hereto, the Project Documents have not been amended or modified as of the date hereof and represent the entire agreement between Successor Agency and Developer with respect to the Premises.
3.    All conditions under the Project Documents to be performed by Developer as of this date have been satisfied and all required contributions or other payments by Developer, if any, to Successor Agency on account of Developer’s improvements or otherwise under the Project Documents have been received, except for the following (if none, write none): None.
4.    To Successor Agency’s knowledge, there exist no claims or defaults under the Project Documents and no events which, with the giving of notice, the passage of time or both, would constitute such a default, except for the following (if none, write none): None.
5.    To Successor Agency’s knowledge, Successor Agency has received all participation payments due to Successor Agency, in accordance with the DDA and the Declaration, as of the date hereof, and has received the semi-annual participation payment, in the amount of $____________, which was due and payable on ______________, __, 2016.

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6.    True, correct and complete copies of each of the REA, the Marriott Easement, the Declaration and the DDA (including all exhibits thereto) are attached hereto as Exhibit C.
7.    Successor Agency confirms that its right to terminate the DDA as a result of the exercise of Successor Agency’s right of reverter pursuant to the DDA has automatically expired along with the termination of Successor Agency’s right of reverter, which terminated on April 25, 2003, and which termination was memorialized in that certain Relinquishment of Right of Reverter, dated June 16, 2003, entered into by the Redevelopment Agency.
8.    Successor Agency confirms that any right to reenter, repossess, terminate and revest with respect to the Premises shall be subject to and be limited by and shall not defeat, render invalid, or limit any “permitted mortgagee” under the Project Documents.
9.    Successor Agency hereby consents to the transfer of the Premises to Purchaser in accordance with the terms of the applicable Project Documents.
10.    Upon the acquisition of the Premises, Purchaser shall succeed to all rights of the Developer under the Project Documents.
11.    Successor Agency further acknowledges that, for purposes of notice under the Project Documents your addresses for such notices shall be your address set forth below or such other address of which you shall notify Successor Agency in writing.
____________________________
____________________________
____________________________
Attention: ____________________
Telephone #: __________________
E-Mail Address: _______________
____________________________
____________________________
Attention: ____________________
Telephone #: __________________
E-Mail Address: _______________
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXECUTED as a sealed instrument as of the date written above.
Very truly yours,
SUCCESSOR AGENCY TO THE
REDEVELOPMENT AGENCY OF
THE CITY OF SAN JOSE, a public entity

By:	__________________

Its:	Managing Director
APPROVED AS TO FORM:

By:	____________________ Senior Deputy City Attorney

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EXHIBIT A
DESCRIPTION OF THE PREMISES
Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:
.

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EXHIBIT B
AMENDMENTS TO PROJECT DOCUMENTS
None.

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EXHIBIT C
COPIES OF PROJECT DOCUMENTS
(and amendments thereto)
[Attached]

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Exhibit I-4

Form of Deep Poach, Inc. D/B/A Mina Group Estoppel

DEEP POACH. INC. D/B/A MINA GROUP
ESTOPPEL
DEEP POACH, INC., D/B/A MINA GROUP (“Mina Group”), a California corporation, hereby certifies to ______________________________, a ____________, together with its successors and assigns, that as of ____________, 2016:
1. Mina Group is a party to that certain Consulting and Licensing Agreement, dated June 14, 2006, by and between Walton San Jose Investors III L.L.C. and Mina Group, as assigned (as assigned, the “Consulting Agreement”), relating to the hotel commonly known as the San Jose Marriott Hotel and located at 301 S. Market Street, San Jose, California 95113.
2. The Consulting Agreement, (a) is in full force and effect, and (b) has not been amended other than as set forth in that certain side letter agreement, dated July 15, 2009, as described on Schedule A attached hereto.
3. To the best of Mina Group’s knowledge, based on responses from Mina Group’s due diligence inquiry, (a) there is no existing default under the Consulting Agreement, and (b) no event has occurred which, with the giving of notice or passage of time, or both, would constitute a default under the Consulting Agreement.
4. Through __________, 2016, the following Consulting/License Fee and other fees have been paid to Mina Group in 2016:
5. To the best of Mina Group’s knowledge, the Consulting Agreement is valid and enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium or similar laws, and equitable principles, relating to or limiting the rights of creditors generally).
6. All capitalized terms used but not defined herein are as defined in the Consulting Agreement.
[SIGNATURE ON FOLLOWING PAGE]

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MINA GROUP:

DEEP POACH INC.,
a California corporation/d/b/a Mina Group

By:. ____________________________
Name: Michael Mina
Title: President

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SCHEDULE A

1. Side letter agreement, dated July 15, 2009, by and between Deep Poach, Inc.,
d/b/a Mina Group, and Walton San Jose Investors III L.L.C., as assigned
(regarding the extension of the Consulting Agreement).

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Exhibit J

Amendment to Hotel Management Agreement (Form)

[THIRD] AMENDMENT TO MANAGEMENT AGREEMENT

This [THIRD] AMENDMENT TO MANAGEMENT AGREEMENT (this “Agreement”) is effective as of _________, 2016, by and between and _________________________________ (“Owner”) and MARRIOTT HOTEL SERVICES, INC. (“Manager”).

RECITALS

A.___________________ (“Owner”) is the owner of the hotel commonly known as the San Jose Marriott (“Hotel”).

B.Owner and Manager are the current parties to that certain Management Agreement dated as of April 17, 2004 (as amended and assigned, “Management Agreement”), relating to the Hotel.

C.The parties wish to make changes to the terms and conditions of the Management Agreement, as specified below.

AGREEMENT

In consideration of the premises and other terms and conditions hereof, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.The notice address to Owner set forth in Section 11.07 of the Management Agreement is hereby amended to read:

To Owner:	__________________________ __________________________ __________________________ Attention: _________________ Fax No. (___) ___-____

With a copy to:	___________________________ __________________________ __________________________ Attention: _________________ Fax No. (___) ___-____

2.Exhibit B to the Management Agreement (“Equity Interest in Owner”) is hereby amended to read in its entirety for the Owner: “_______________ – _____% (which is owned by ___________________________________ – ____%).”

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3.For purposes of the Management Agreement, any reference therein to the rights or obligations of “Owner” shall mean the rights and obligations of Owner as defined herein. The first sentence of Section 8.01A of the Management Agreement (up to the colon set forth therein) is hereby revised to read: “Owner hereby covenants that it holds good and marketable title to the Site and the Hotel, and good and marketable leasehold title to that portion of the Hotel Parking Areas that are held under the Parking Agreement, in each case free and clear of any and all liens, encumbrances or other charges, except as follows:”
4.Except as otherwise expressly amended hereby, all of the terms and provisions of the Management Amendment and any ancillary documents related thereto, remain unmodified and in full force and effect. This Agreement, together with the Management Agreement and any ancillary documents related thereto, constitutes the complete agreement and understanding among the parties solely with respect to the subject matter hereof, and supersedes any and all other prior or contemporaneous written or oral communications between the parties solely with respect to the subject matter hereof. No other promises or agreements, either expressed or implied, shall be binding with respect to the subject matter of this Agreement, unless signed in writing by all parties hereto.
5.This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together constitute one and the same Agreement. Facsimile signatures shall be deemed original, valid and binding signatures to this Agreement.
6.Capitalized terms not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Management Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date hereof.

OWNER:

___________________________________________

By:________________________________________
Name: _____________________________________
Title: ______________________________________

By:________________________________________
Name: _____________________________________
Title: ______________________________________

MANAGER:

MARRIOTT HOTEL SERVICES, INC.

By:    _____________________________
Name:
Title:

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